    As filed with the Securities and Exchange Commission on September 3, 1996
                                       ---
                                  File No. 333-1083

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-1

                      Pre-Effective Amendment No. 1 to the
                          Registration Statement Under
                           the Securities Act of 1933

                       VALLEY FORGE LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

         Pennsylvania                      6312                   23-6200031
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
    of incorporation or         Classification Code Number) Identification No.)
        organization)


                               CNA Plaza, 43 South
                             Chicago, Illinois 60685
                                 (312) 822-6597
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)


Corporate Secretary                                                    Copy to:
Continental Assurance Company                             Stephen E. Roth, Esq.
CNA Plaza, 43 South                                Sutherland, Asbill & Brennan
Chicago, Illinois  60685                          1275 Pennsylvania Avenue, N.W.
(312) 822-6597                                       Washington, DC  20004-2404
(Name, address, including zip code,
and telephone number, including area
code, of agent for service)


        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

============================ ========== ================ ================ ==============
      Title of Each            Amount   Proposed Maximum Proposed Maximum   Amount of
   Class of Securities         to be     Offering Price      Aggregate     Registration
    to be Registered         Registered    Per Unit        Offering Price      Fee
============================ ========== ================ ================= =============
Flexible Premium Deferred         *             *         $50,000,000.00      $17,241.38
Variable Annuity Contract
(Guaranteed Interest Option)
============================ ========== ================ ================== ============

* The proposed maximum aggregate offering price is estimated solely for determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since the securities are not issued in predetermined amounts or units.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), shall determine.

                              CROSS REFERENCE SHEET
                     Pursuant to Regulation S-K, Item 501(b)



ITEM OF FORM S-1                                            PROSPECTUS CAPTION

1.       Forepart of the Registration Statement and
         Outside Front Cover Page of Prospectus............ Outside Front Cover
2.       Inside Front and Outside Back Cover
         Pages of Prospectus............................... Summary; Table of
                                                            Contents
3.       Summary Information, Risk Factors and
         Ratio of Earnings to Fixed Charges................ Outside Front Cover;
                                                            Summary;Definitions;
                                                            Description of
                                                            the Contract
4.       Use of Proceeds .................................. Additional
                                                            Information About
                                                            Valley Forge Life
                                                            Insurance Company
                                                            -- Investments
5.       Determination of Offering Price................... Not Applicable
6.       Dilution ......................................... Not Applicable
7.       Selling Security Holders ......................... Not Applicable
8.       Plan of Distribution.............................. Other Information --
                                                            Distribution of the
                                                            Contracts
9.       Description of Securities to be Registered........ Summary; Description
                                                            of the Contract;
                                                            Contract Charges and
                                                            Fees; Selecting an
                                                            Annuity Payment
                                                            Option; Other
                                                            Information
10.      Interests of Named Experts and Counsel............ Legal Matters;
                                                            Experts
11.      Information with Respect to the Registrant........ The Company, The
                                                            Variable Account,
                                                            The Funds, and The
                                                            Guaranteed Interest
                                                            Option; Additional
                                                            Information About
                                                            Valley Forge Life
                                                            Insurance Company
12.      Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities.... Item 14 of Part II

                                   PROSPECTUS
               FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT
                                    issued by
                     VALLEY FORGE LIFE INSURANCE COMPANY AND
      VALLEY FORGE LIFE INSURANCE COMPANY VARIABLE ANNUITY SEPARATE ACCOUNT

This prospectus describes a flexible premium deferred variable annuity contract (the "Contract") issued by Valley Forge Life Insurance Company (the "Company"). The Contract may be sold to or used in connection with retirement plans, including plans that qualify for special federal income tax treatment under the Internal Revenue Code.

The Owner of a Contract may allocate Net Purchase Payments and Contract Values to one or more of the Subaccounts of Valley Forge Life Insurance Company Variable Annuity Separate Account (the "Variable Account"), or to the Guaranteed Interest Option for one or more Guarantee Periods, or to both. Assets of each of the 18 Subaccounts of the Variable Account are invested in a corresponding investment portfolio (each, a "Fund") of Insurance Series, Variable Insurance Products Fund, Variable Insurance Products Fund II, The Alger American Fund, MFS Variable Insurance Trust, SoGen Variable Funds, Inc., and Van Eck Worldwide Insurance Trust. The Guaranteed Interest Option guarantees a minimum fixed rate of interest for specified periods of time, currently 1 year, 3 years, 5 years, 7 years, and 10 years.

The Contract Value will vary daily as a function of the investment performance of the Subaccounts and any interest credited under the Guaranteed Interest Option. The Company does not guarantee any minimum Variable Contract Value for amounts allocated to the Variable Account. Annuity Payments and other values provided by this Contract, when based on the Guaranteed Interest Option, are subject to a Market Value Adjustment, the operation of which may result in upward or downward adjustments in amounts withdrawn, surrendered, transferred, paid on a Death Benefit, or applied to purchase Annuity Payments.

This prospectus sets forth the information regarding the Contract, the Variable Account, and the Guaranteed Interest Option that a prospective investor should know before purchasing a Contract. The prospectuses for the Funds, which provide information regarding investment objectives and policies of each of the Funds, should be read in conjunction with this prospectus. A Statement of Additional Information having the same date as this prospectus and providing additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission and is incorporated herein by reference. To obtain a free copy of this document, call or write the Service Center.

PLEASE READ THIS PROSPECTUS CAREFULLY AND KEEP IT FOR FUTURE REFERENCE. THIS PROSPECTUS MUST BE ACCOMPANIED BY THE CURRENT PROSPECTUS FOR EACH OF THE FUNDS.

AN INVESTMENT IN A CONTRACT IS NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, NOR IS THE CONTRACT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. AN INVESTMENT IN THE CONTRACT INVOLVES CERTAIN RISKS, INCLUDING THE RISK OF LOSS OF PURCHASE PAYMENTS (PRINCIPAL).

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               SEPTEMBER __, 1996

                      TABLE OF CONTENTS



DEFINITIONS.................................................................

FEE TABLE...................................................................

SUMMARY.....................................................................

         General Description................................................
         Purchasing a Contract..............................................
         Cancelling the Contract............................................
         Transfers..........................................................
         Withdrawals........................................................
         Surrenders.........................................................
         Charges and Fees...................................................

CONDENSED FINANCIAL INFORMATION.............................................

THE COMPANY, THE VARIABLE ACCOUNT, THE FUNDS, AND
THE GUARANTEED INTEREST OPTION..............................................

         The Company........................................................
         The Variable Account...............................................
         The Funds..........................................................
         The Guaranteed Interest Option.....................................

DESCRIPTION OF THE CONTRACT.................................................

         Purchasing a Contract..............................................
         Cancelling the Contract............................................
         Crediting and Allocating Purchase Payments.........................
         Variable Contract Value............................................
         Transfers..........................................................
         Withdrawals........................................................
         Surrenders.........................................................
         Death Benefits.....................................................
         Payments by the Company............................................
         Telephone Transaction Privileges...................................

CONTRACT CHARGES AND FEES...................................................

         Surrender Charge (Contingent Deferred Sales Charge)................
         Annual Administration Fee..........................................
         Transfer Processing Fee............................................
         Taxes on Purchase Payments.........................................
         Mortality and Expense Risk Charge..................................
         Administration Charge..............................................
         Fund Expenses......................................................
         Possible Charge for the Company's Taxes............................

SELECTING AN ANNUITY PAYMENT OPTION.........................................

         Annuity Date.......................................................
         Annuity Payment Dates..............................................
         Election and Changes of Annuity Payment Options....................
         Annuity Payments...................................................
         Annuity Payment Options............................................

ADDITIONAL CONTRACT INFORMATION.............................................

         Ownership..........................................................
         Changing the Owner or Beneficiary..................................
         Misstatement of Age or Sex.........................................
         Change of Contract Terms...........................................
         Reports to Owners..................................................
         Miscellaneous......................................................

YIELDS AND TOTAL RETURNS....................................................

FEDERAL TAX CONSIDERATIONS..................................................

         Introduction.......................................................
         Tax Status of the Contract.........................................
         Taxation of Annuities..............................................
         Transfers, Assignments or Exchanges of a Contract..................
         Withholding........................................................
         Multiple Contracts.................................................
         Taxation of Qualified Plans........................................
         Other Tax Consequences.............................................

OTHER INFORMATION...........................................................

         Distribution of the Contracts......................................
         Administrative Services............................................
         Voting Privileges..................................................
         Legal Proceedings..................................................
         Company Holidays...................................................
         Legal Matters......................................................
         Experts............................................................

ADDITIONAL INFORMATION ABOUT VALLEY FORGE LIFE INSURANCE COMPANY ...........

         History and Business...............................................
         Selected Financial Data............................................
         Management's Discussion and Analysis of Financial Condition and
         Results of Operations..............................................
         Liquidity and Capital Resources....................................
         Investments........................................................
         Employees..........................................................
         Property...........................................................
         State Regulation...................................................
         Directors and Executive Officers...................................

         Executive Compensation.............................................

FINANCIAL STATEMENTS OF VALLEY FORGE LIFE INSURANCE COMPANY.................

STATEMENT OF ADDITIONAL INFORMATION.........................................

APPENDIX A ................................................................

APPENDIX B.................................................................


THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO PERSON IS AUTHORIZED TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS.

                                   DEFINITIONS

ACCUMULATION UNIT:  A unit of measure used to calculate Variable Contract Value.

ADJUSTED CONTRACT VALUE: The Contract Value plus or minus any applicable Market Value Adjustment less purchase payment tax charges not previously deducted less the annual administration fee.

AGE: The Age of any person on the birthday nearest the date for which Age is determined.

ANNUITANT: The person or persons whose life (or lives) determines the Annuity Payments payable under the Contract and whose death determines the death benefit. With regard to joint and survivorship Annuity Payment Options, the maximum number of joint Annuitants is two and provisions referring to the death of an Annuitant mean the death of the last surviving Annuitant. Provisions relating to an action by the Annuitant mean, in the case of joint Annuitants, both Annuitants acting jointly.

ANNUITY DATE: The date on which Surrender Value or Adjusted Contract Value is applied to purchase Annuity Units or a Fixed Annuity.

ANNUITY PAYMENT: One of several periodic payments made by the Company to the Payee under an Annuity Payment Option.

ANNUITY PAYMENT DATE: The date each month, quarter, semi-annual period, or year as of which the Company computes Annuity Payments. The Annuity Payment Date(s) is shown on the Contract.

ANNUITY PAYMENT OPTION: The form of Annuity Payments selected by the Owner under the Contract. The Annuity Payment Option is shown on the Contract.

ANNUITY UNIT:  A unit of measure used to calculate Variable Annuity Payments.

BENCHMARK RATE OF RETURN: An annual rate of return shown on the Contract and used by the Company to determine the degree of fluctuation in the amount of Variable Annuity Payments in response to fluctuations in the net investment return of selected Subaccounts by assuming (among other things) that the assets in the Variable Account supporting the Contract will have a net annual investment return over the anticipated Annuity Payment period equal to that rate of return.

BENEFICIARY: The person(s) to whom the death benefit will be paid on the death of the Owner or Annuitant prior to the Annuity Date.

CANCELLATION PERIOD: The period described on the cover page of the Contract during which the Owner may return the Contract for a refund.

THE CODE:  The Internal Revenue Code of 1986, as amended.

THE COMPANY:  Valley Forge Life Insurance Company.

CONTINGENT ANNUITANT: The person designated by the Owner in the application who becomes the Annuitant in the event that the Annuitant dies before the Annuity Date while the Owner is still alive.

CONTINGENT BENEFICIARY: The person(s) to whom the death benefit will be paid if the Beneficiary (or Beneficiaries) is not living.

CONTRACT ANNIVERSARY: The same date in each Contract Year as the Contract Effective Date.

CONTRACT EFFECTIVE DATE: The date on which the Company issues the Contract and upon which the Contract becomes effective. The Contract Effective Date is shown on the Contract and is used to determine Contract Years and Contract Anniversaries.

CONTRACT YEAR: A twelve-month period beginning on the Contract Effective Date or on a Contract Anniversary.

CONTRACT VALUE: The total amount invested under the Contract. It is the sum of Variable Contract Value and the Guaranteed Interest Option Value.

DUE PROOF OF DEATH: Proof of death satisfactory to the Company. Due Proof of Death may consist of the following if acceptable to the Company:

         (a)      a certified copy of the death record;

         (b) a certified copy of a court decree reciting a finding of death; or

         (c)      any other proof satisfactory to the Company.

FIXED ANNUITY PAYMENT: An Annuity Payment that is supported by the General Account and does not vary in amount as a function of the investment return of the Variable Account from one Annuity Payment Date to the next.

FUND: Any open-end management investment company or investment portfolio thereof or unit investment trust or series thereof, in which a Subaccount invests.

GENERAL ACCOUNT: The assets of the Company other than those allocated to the Variable Account or any other separate account of the Company.

GIO ACCOUNT: Valley Forge Life Insurance Company Guaranteed Interest Option Separate Account.

GUARANTEE AMOUNT: Before the Annuity Date, the amount equal to that part of any Net Purchase Payment allocated to or any amount transferred to the Guaranteed Interest Option for a designated Guarantee Period with a particular expiration date (including interest thereon) less any withdrawals (including any applicable surrender charges and any applicable purchase payment tax charge) or transfers therefrom.

GUARANTEE PERIOD: A specific number of years for which the Company agrees to credit a particular effective annual rate of interest.

GUARANTEED INTEREST OPTION: An investment option under the Contract supported by the GIO Account. It is not part of nor dependent upon the investment performance of the Variable Account.

GUARANTEED INTEREST OPTION VALUE:  The sum of all Guarantee Amounts.

GUARANTEED INTEREST RATE: Unless a Market Value Adjustment is made, an effective annual rate of interest that the Company will pay on a Guarantee Amount.

HOME OFFICE:  The Company's office at 401 Penn Street, Reading, PA 19601.

MARKET VALUE ADJUSTMENT: A positive or negative adjustment made to any portion of a Guarantee Amount upon the surrender, withdrawal, transfer or application to an Annuity Payment Option of such portion of the Guarantee Amount prior to 30 days before the expiration of the Guarantee Period applicable to that Guarantee Amount.

NET ASSET VALUE PER SHARE: The value per share of any Fund on any Valuation Day. The method of computing the Net Asset Value Per Share is described in the prospectus for the Fund.

NET PURCHASE PAYMENT: A purchase payment less any purchase payment tax charge deducted from the purchase payment.

NON-QUALIFIED CONTRACT:  A Contract that is not a "qualified contract."

OWNER: The person or persons who owns (or own) the Contract and who is (are) entitled to exercise all rights and privileges provided in the Contract. The maximum number of joint Owners is two. Provisions relating to action by the Owner mean, in the case of joint Owners, both Owners acting jointly. In the context of a Contract issued on a group basis, Owners refers to holders of certificates under a group Contract.

PAYEE:  The person entitled to receive Annuity Payments under the Contract.

QUALIFIED CONTRACT: A Contract that is issued in connection with a retirement plan that qualifies for special federal income tax treatment under Sections 401, 408 or 457 of the Code.

SEC:  The U.S. Securities and Exchange Commission.

SERVICE CENTER: The offices of the Company's administrative agent at 95 Bridge Street (or P.O. Box 310), Haddam, Connecticut 06438.

SUBACCOUNT: A subdivision of the Variable Account, the assets of which are invested in a corresponding Fund.

SUBACCOUNT VALUE: Before the Annuity Date, the amount equal to that part of any Net Purchase Payment allocated to the Subaccount and any amount transferred to that Subaccount, adjusted by interest income, dividends, net capital gains or losses, realized or unrealized, and decreased by withdrawals (including any applicable surrender charges and any applicable purchase payment tax charge) and any amounts transferred out of that Subaccount.

SURRENDER VALUE: The Adjusted Contract Value less any applicable surrender charges.

VALUATION DAY: For each Subaccount, each day on which the New York Stock Exchange is open for business except for certain holidays listed in the prospectus and days that a Subaccount's corresponding Fund does not value its shares.

VALUATION PERIOD: The period that starts at the close of regular trading on the New York Stock Exchange on any Valuation Day and ends at the close of regular trading on the next succeeding Valuation Day.

VARIABLE ACCOUNT: Valley Forge Life Insurance Company Variable Annuity Separate Account.

VARIABLE CONTRACT VALUE:  The sum of all Subaccount Values.

VARIABLE ANNUITY PAYMENT: An Annuity Payment that may vary in amount from one Annuity Payment Date to the next as a function of the investment experience of one or more Subaccounts selected by the Owner to support such payments.

WRITTEN NOTICE: A notice or request submitted in writing in a form satisfactory to the Company that is signed by the Owner and received at the Service Center.

                                    FEE TABLE
Contract Owner Transaction Expenses

         Sales load imposed on purchase payments...........................................................   0%

         Maximum Surrender Charge (as a percentage of purchase payments surrendered or withdrawn) .........   7%

         Transfer Processing Fee (each, after first 12 in a Contract Year) ................................  $25

Annual Administration Fee (waived if Contract Value exceeds $50,000)                                         $30

Variable Account Annual Expenses
(as a percentage of net assets)

         Mortality and Expense Risk Charge ............................................................... 1.25%

         Administration Charge............................................................................ 0.15%
                                                                                                           -----
         Total Variable Account Expenses.................................................................. 1.40%

ANNUAL FUND EXPENSES
(as a percentage of Fund average net assets)
                                                          Management
                                                          (Advisory)           Other       Total Annual
                                                             Fees            Expenses        Expenses
Insurance Series:
Federated High Income Bond Fund II                           0.0%  [1]          0.80%            0.80%

Federated Prime Money Fund II                                0.0%  [2]          0.80%            0.80%

Federated Utility Fund II                                    0.0%  [3]          0.85%            0.85%

Variable Insurance Products Fund and
  Variable Insurance Products Fund II:

 VIP Equity-Income Portfolio                                 0.51%              0.10%            0.61%

 VIP II Asset Manager Portfolio                              0.71%              0.08%            0.79% [4]

 VIP II Contrafund Portfolio                                 0.61%              0.11%            0.72% [4]

 VIP II Index 500 Portfolio                                  0.00%              0.28%            0.28% [5]

The Alger American Fund:

Alger American Growth Portfolio                              0.75%              0.10%            0.85%

Alger American MidCap Growth Portfolio                       0.80%              0.10%            0.90%

Alger American Small Capitalization Portfolio                0.85%              0.07%            0.92%


MFS Variable Insurance Trust:

MFS Emerging Growth Series                                   0.75%              0.25%            1.00% [6]

MFS Growth With Income Series                                0.75%              0.25%            1.00% [6]

MFS Limited Maturity Series                                  0.55%              0.45%            1.00% [7]

MFS Research Series                                          0.75%              0.25%            1.00% [6]

MFS Total Return Series                                      0.75%              0.25%            1.00% [6]


SoGen Variable Funds, Inc.:

SoGen Overseas Portfolio                                     0.75%              0.60%            1.35%

Van Eck Worldwide Insurance Trust:

Emerging Markets Fund                                        0.00% [8]          0.00% [8]        0.00% [8]
Gold and Natural Resources Fund                              1.00%              0.21%            1.21%

[1]Voluntary waiver of management fee (0.60% maximum)
[2]Voluntary waiver of management fee (0.50% maximum)
[3]Voluntary waiver of management fee (0.75% maximum)
[4]Brokerage commissions used to reduce expenses (otherwise total operating expenses were 0.81% for Asset Mangager and 0.73% for Contrafund) [5]Voluntary reduction of fund expenses (otherwise management fee, other expenses, and total expenses were 0.28%, 0.19% and 0.47% respectively) [6]Adviser has agreed to bear expenses (otherwise other ecpenses and total expenses were 1.00% and 1.55%, respectively)
[7]Adviser has agreed to bear expenses (otherwise other expenses and total expenses were 1.00% and 1.55% respectively)
[8]Start up period, no experience to report (2.00% maximum, 1.50% estimate)


Taxes on purchase payments, currently ranging generally from 0% to 3.5% of purchase payments, may be applicable, depending upon the laws of various jurisdictions.

The above tables are intended to assist the Owner in understanding the costs and expenses that he or she will bear directly or indirectly. The table reflects the anticipated expenses of the Variable Account and reflect the actual expenses for each Fund for the year ended December 31, 1995. Expenses for these Funds are estimates and are not based on past experience. For a more complete description of the various costs and expenses, see "CONTRACT CHARGES AND FEES" and the prospectuses for each Fund.

Examples

If you surrender your Contract at the end of the applicable time period, you would pay the following expenses on a $1,000 purchase payment, assuming a 5% annual rate of return on assets:
Federated High Income Bond Fund II              $96                    $139
Federated Prime Money Fund II                   $96                    $139
Federated Utility Fund II                       $96                    $141
VIP Equity-Income Subaccount                    $94                    $133
VIP II Asset Manager Subaccount                 $96                    $139
VIP II Contrafund Subaccount                    $95                    $136
VIP II Index 500 Subaccount                     $91                    $123
Alger American Growth Subaccount                $96                    $141
Alger American MidCap Growth Subaccount         $97                    $142
Alger American Small Capitalization Subaccount  $97                    $143
MFS Emerging Growth Subaccount                  $98                    $145
MFS Growth With Income Subaccount               $98                    $145
MFS Limited Maturity Subaccount                 $98                    $145
MFS Research Subaccount                         $98                    $145
MFS Total Return Subaccount                     $98                    $145
SoGen Overseas Subaccount                       $102                   $156
Emerging Markets Subaccount                     $103                   $161
Gold and Natural Resources Subaccount           $100                   $152
================================================================================

If you do not surrender your Contract or if you annuitize, you would pay the following expenses on a $1,000 purchase payment, assuming a 5% annual rate of return on assets:

                                                One Year            Three Years

Federated High Income Bond Fund II             $26                  $79
Federated Prime Money Fund II                  $26                  $79
Federated Utility Fund II                      $26                  $81
VIP Equity-Income Subaccount                   $24                  $73
VIP II Asset Manager Subaccount                $26                  $79
VIP II Contrafund Subaccount                   $25                  $76
VIP II Index 500 Subaccount                    $21                  $63
Alger American Growth Subaccount               $26                  $81
Alger American MidCap Growth Subaccount        $27                  $82
Alger American Small Capitalization Subaccount $27                  $83
MFS Emerging Growth Subaccount                 $28                  $85
MFS Growth With Income Subaccount              $28                  $85
MFS Limited Maturity Subaccount                $28                  $85
MFS Research Subaccount                        $28                  $85
MFS Total Return Subaccount                    $28                  $85
SoGen Overseas Subaccount                      $32                  $96
Emerging Markets Subaccount                    $33                  $101
Gold and Natural Resources Subaccount          $30                  $92

================================================================================

The examples provided above assume that no transfer processing fees or purchase payment taxes have been assessed. The examples also assume that the annual administration fee is $30 and that the Contract Value per Contract is $10,000, which translates the annual administration fee into an assumed .30% charge for purposes of the examples based on a $1,000 investment.


THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. THE 5% ANNUAL RETURN ASSUMED IS HYPOTHETICAL AND SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE ANNUAL RETURNS, WHICH MAY BE GREATER OR LESS THAN THE ASSUMED RATE.

                                     SUMMARY

GENERAL DESCRIPTION

This prospectus has been designed to provide prospective Owners with the information necessary to decide whether or not to purchase a Contract. This summary provides a concise description of the more significant aspects of the Contract. Further detail is provided in this prospectus, the related Statement of Additional Information, the Contract, and the prospectuses of the Funds. For further information, contact the Service Center.

In many jurisdictions, the Contract is issued directly to individuals. In certain jurisdictions, however, the Contract is only available as a group contract. Group Contracts are issued to or on behalf of groups such as employers for their employees. Individuals who are part of groups for which a Contract is issued receive a certificate that recites substantially all of the provisions of the Group Contract. Throughout this prospectus, the term "Contract" refers to individual Contracts, Group Contracts and certificates for Group Contracts.

Owners may allocate all or a portion of Net Purchase Payments or transfer Contract Value among several Subaccounts of the Variable Account. The Contract also offers a Guaranteed Interest Option under which Owners may allocate all or a portion of Net Purchase Payments and transfer Contract Value among several Guarantee Periods selected by the Owner. The Company currently offers Guarantee Periods with durations of 1, 3, 5, 7, and 10 years. If the amount allocated or transferred remains in a Guarantee Period until the expiration date of a Guarantee Period, its value will be equal to the amount originally allocated or transferred, multiplied on an annually compounded basis, by its Guaranteed Interest Rate. Any surrender, withdrawal, transfer, or annuitization made prior to 30 days before the expiration of a Guarantee Period will be subject to a Market Value Adjustment that may increase or decrease the Guarantee Amount (or portion thereof) being surrendered, withdrawn, transferred, or annuitized. Depending on the size of the Market Value Adjustment, such an adjustment may reduce the Guarantee Amount (or portion thereof) to less than the Net Purchase Payment allocated to or Contract Value transferred to a Guarantee Period. (See "THE COMPANY, THE VARIABLE ACCOUNT, THE FUNDS, AND THE GUARANTEED INTEREST OPTION -- The Guaranteed Interest Option - Market Value Adjustment.")

The Company makes no promise that the Contract Value will increase. Depending on the investment experience of the Subaccounts and interest credited to various Guarantee Amounts, the Contract Value, Adjusted Contract Value, Surrender Value and the death benefit may increase or decrease on any Valuation Day. Owners bear the investment risk for amounts invested in the Subaccounts and for Guarantee Amounts surrendered, withdrawn, transferred or applied to an Annuity Payment Option before the 30-day period prior to the expiration of a Guarantee Period.

The Contract also offers a choice of Annuity Payment Options to which Owners may apply the Adjusted Contract Value as of the Annuity Date. Beneficiaries may also apply the death benefit to certain Annuity Payment Options. An Owner may change the Annuity Date within certain limits.

PURCHASING A CONTRACT

The minimum initial purchase payment for a Contract is $2,000. The minimum additional purchase payment the Company will accept is $100. The Company may refuse to accept additional purchase payments at any time for any reason.

The initial Net Purchase Payment is allocated to each Subaccount or to Guarantee Periods of the Guaranteed Interest Option, or to both, as specified on the application, unless the Contract is issued in a state that requires the return of purchase payments during the Cancellation Period. In those states, that portion of an Owner's initial Net Purchase Payment allocated to a Subaccount is allocated to the Prime Money Subaccount (the "Money Market Subaccount") for a period equal to the number of days in the Cancellation Period. At the expiration of this period, such portion of the Net Purchase Payment, as adjusted to reflect the investment performance of the Money Market Subaccount during this period, is then allocated to the Subaccounts based on the proportion that the Owner's allocation percentage shown in the application bears to the Variable Contract Value. (See "DESCRIPTION OF THE CONTRACT -- Cancelling the Contract.")

If an Owner elects to invest in a particular Subaccount or Guarantee Period, at least 1% of the Net Purchase Payment must be allocated to that Subaccount or Guarantee Period. All percentage allocations must be in whole numbers. In addition, allocations to a Guarantee Period must be at least $500. The Company allocates any additional Net Purchase Payments among the Subaccounts and the Guarantee Periods in accordance with the allocation schedule in effect when such Net Purchase Payment is received at the Service Center unless it is accompanied by Written Notice directing a different allocation. (See "Crediting and Allocating Purchase Payments.")

CANCELLING THE CONTRACT

At any time during the Cancellation Period, an Owner may cancel the Contract and receive a refund equal to the Contract Value plus fees or charges deducted except for the mortality and expense risk charge and the administration charge. However, if required by state law, the Company will return the purchase payments made. The Cancellation Period is a 10-day period of time beginning when the Contract is received by an Owner. Some states may require that the Company provide a longer Cancellation Period. (See "DESCRIPTION OF THE CONTRACT -- Cancelling the Contract.")

TRANSFERS

Prior to the Annuity Date, an Owner may transfer all or part of any Subaccount Value to another available Subaccount(s) or to one or more Guarantee Periods, or transfer all or part of any Guarantee Amount to any available Subaccount(s) or other available Guarantee Periods, subject to certain restrictions. (See "DESCRIPTION OF THE CONTRACT -- Transfers.")

WITHDRAWALS

Upon Written Notice prior to the Annuity Date, an Owner may, subject to certain restrictions, withdraw part of the Surrender Value. Withdrawals of Surrender Value may result in the Company deducting from the remaining Contract Value a Market Value Adjustment, any applicable surrender charge and any applicable purchase payment tax charge. (See "DESCRIPTION OF THE CONTRACT -- Withdrawals.") A withdrawal may have adverse federal income tax consequences including the possibility of being subject to a penalty tax. (See "FEDERAL TAX CONSIDERATIONS.")

SURRENDERS

Upon Written Notice prior to the Annuity Date, an Owner may surrender the Contract and receive its Surrender Value. An Owner may elect to have the Surrender Value paid in a single sum or under an Annuity Payment Option. (See "DESCRIPTION OF THE CONTRACT -- Surrenders.") Surrenders may have adverse federal income tax consequences including the possibility of being subject to a penalty tax. (See "FEDERAL TAX CONSIDERATIONS.")

CHARGES AND FEES

The following charges and fees are assessed under the Contracts:

Surrender Charge. If a purchase payment is withdrawn or surrendered (or received by a Payee as part of a lump sum payment) within five full calendar years since the date the purchase payment was received, the Company assesses a surrender charge. During the first five Contract Years, the Company also assesses a surrender charge if a purchase payement is applied, as part of Contract Value, to an Annuity Payment Option. The surrender charge is 7% of the purchase payment if surrendered or withdrawn within two full years after the purchase payment was received and reduces by 1% each year for the next three years and is 0% after five full years following receipt of the purchase payment. No surrender charge is assessed upon the withdrawal or surrender (or payment) of Contract Value in excess of aggregate purchase payments (less prior withdrawals of purchase payments). For purposes of determining the surrender charge, it is assumed that purchase payments are surrendered or withdrawn before any Contract Value in excess of purchase payments (less prior withdrawals of purchase payments) and purchase payments are considered withdrawn on a first-in-first-out basis. (See "Surrender Charge (Contingent Deferred Sales Charge).")

Administration Charge. The Company makes a daily charge of 0.000411% (approximately equivalent to an effective annual rate of 0.15%) of the Variable Account's net assets to cover a portion of the Company's Contract administration costs. (See "Administration Charge.")

Mortality and Expense Risk Charge. The Company makes a daily charge of 0.003446% (approximately equivalent to an effective annual rate of 1.25%) of the Variable Account's net assets to compensate the Company for assuming certain mortality and expense risks. (See "Mortality and Expense Risk Charge.")

Annual Administration Fee. The Company deducts an annual administration fee of $30 per Contract Year if an Owner's Contract Value is less than $50,000 at the time of deduction. (See "Annual Administration Fee.")

Transfer Processing Fee. A $25 charge is assessed by the Company for each transfer in excess of 12 during a Contract Year. (See "Transfer Processing Fee.")

Taxes on Purchase Payments. Generally, taxes on purchase payments, if any, are incurred as of the Annuity Date, and a charge for taxes on purchase payments is deducted from the Contract Value as of that date. These taxes generally range from 0% to 3.5% of purchase payments. (See "Taxes on Purchase Payments.")

Expenses of the Funds. The investment experience of each Subaccount reflects that of the Fund whose shares it holds. The investment experience of each Fund, in turn, reflects its fees and other operating expenses. Please read the prospectus for each of the Funds for details.


                         CONDENSED FINANCIAL INFORMATION

There is no condensed financial information included for the Variable Account because, as of the date of this prospectus, the Variable Account had not yet commenced operations. The audited financial statements of the Company (as well as the auditors' reports thereon) appear elsewhere herein.

                THE COMPANY, THE VARIABLE ACCOUNT, THE FUNDS, AND
                         THE GUARANTEED INTEREST OPTION

THE COMPANY

The Company is a life insurance company organized under the laws of the State of Pennsylvania in 1956 and is authorized to transact business in the District of Columbia, Puerto Rico, Guam and all states except New York. The Company's home office is located at 401 Penn St., Reading, Pennsylvania 19601, and its executive office is located at CNA Plaza, Chicago, Illinois 60685. The Company is a wholly-owned subsidiary of Continental Assurance Company ("CAC"), a life insurance company which, as of December 31, 1995, had consolidated assets of approximately $13.1 billion. Subject to a reinsurance pooling agreement (a type of reinsurance arrangement) with CAC, the Company assumes all insurance risks under the Contracts, and the Company's assets, which as of December 31, 1995 exceeded $627.0 million, support the benefits under the Contracts. See "ADDITIONAL INFORMATION ABOUT VALLEY FORGE LIFE INSURANCE COMPANY" for more detail regarding the Company.

THE VARIABLE ACCOUNT

The Variable Account is a separate investment account of the Company established under Pennsylvania law on October 18, 1995. The Company owns the assets of the Variable Account. These assets are held separate from the Company's General Account and its other separate accounts. That portion of the Variable Account's assets that is equal to the reserves and other Contract liabilities of the Variable Account is not chargeable with liabilities arising out of any other business the Company may conduct. If the assets exceed the required reserves and other contract liabilities, the Company may transfer the excess to the Company's General Account. The Variable Account's assets will at all times, equal or exceed the sum of the Subaccount Values of all Contracts funded by the Variable Account.

The Variable Account is registered with the SEC under the Investment Company Act of 1940 (the "1940 Act") as a unit investment trust and meets the definition of a "separate account" under the federal securities laws. Such registration does not involve any supervision by the SEC of the management of the Variable Account or the Company. The Variable Account also is governed by the laws of Pennsylvania, the Company's state of domicile, and may also be governed by laws of other states in which the Company does business.

The Variable Account has 18 Subaccounts, each of which invests in shares of a corresponding Fund. Income, gains and losses, realized or unrealized, from assets allocated to a Subaccount are credited to or charged against that Subaccount without regard to other income, gains or losses of the Company.

Changes to the Variable Account. Where permitted by applicable law, the Company may make the following changes to the Variable Account:

         1. Any changes required by the 1940 Act or other applicable law or regulation;

         2.       combine separate accounts, including the Variable Account;

         3. add new subaccounts to or remove existing Subaccounts from the Variable Account or combine Subaccounts;

         4. make Subaccounts (including new Subaccounts) available to such classes of Contracts as the Company may determine;

         5.       add new Funds or remove existing Funds;

         6. substitute new Funds for any existing Fund if shares of the Fund are no longer available for investment or if the Company determines that investment in a Fund is no longer appropriate in light of the purposes of the Variable Account;

         7. deregister the Variable Account under the 1940 Act if such registration is no longer required; and

         8. operate the Variable Account as a management investment company under the 1940 Act or as any other form permitted by law.

No such changes will be made without any necessary approval of the SEC and applicable state insurance departments. Owners will be notified of any changes.

THE FUNDS

Each Subaccount invests in a corresponding Fund. Each of the Funds is either an open-end diversified management investment company or a separate investment portfolio of such a company and is managed by a registered investment adviser. The Funds as well as a brief description of their investment objectives are provided below.

         Insurance Series
         ----------------

     Federated High Income Bond Fund II, Federated Prime Money Fund II and Federated Utility Fund II Subaccounts each invest in shares of corresponding Funds (i.e., investment portfolios) of Insurance Series ("IS"). IS issues five "series" or classes of shares, each of which represents an interest in a Fund of IS. Three of these series of shares are available as investment options under the Contracts. The investment objectives of these Funds are set forth below.

         Federated High Income Bond Fund II. This Fund invests primarily in lower-rated fixed-income securities that seek to achieve high current income.

         Federated Prime  Money  Fund II.  This  Fund  invests  in money  market
         instruments maturing  in  thirteen   months  or  less  to  achieve
         current  income consistent with stability of principal and liquidity.

         Federated Utility Fund II. This Fund invests in equity and debt securities of utility companies to achieve high current income and moderate capital appreciation.

         IS is advised by Federated Advisers.

 Variable Insurance Products Fund and Variable Insurance Products Fund II
 ------------------------------------------------------------------------

         The Equity-Income Subaccount invests in shares of a corresponding Fund (i.e., investment portfolios) of Variable Insurance Products Fund ("VIP Fund"). VIP Fund issues five "series" or classes of shares, each of which represents an interest in a Fund of VIP Fund. One of these series of shares is available as an investment option under the Contracts. Asset Manager, Contrafund, and Index 500 Subaccounts each invest in shares of corresponding Funds (i.e., investment portfolios) of Variable Insurance Products Fund II ("VIP Fund II"). VIP Fund II issues five "series" or classes of shares, each of which represents an interest in a Fund of VIP Fund II. Three of these series of shares are available as investment options under the Contracts. The investment objectives of these Funds are set forth below.

         Asset Manager Portfolio. This Fund seeks high total return with reduced risk over the long-term by allocating its assets among domestic and foreign stocks, bonds and short-term fixed-income instruments.

         Contrafund Portfolio. This Fund seeks capital appreciation over the long-term by investing in companies that are undervalued or out-of-favor.

         Equity-Income Portfolio. This Fund seeks current income by investing primarily in income producing equity securities. In choosing these securities, the Fund also considers the potential for capital appreciation.

         Index 500 Portfolio. This Fund seeks investment results that correspond to the total return of common stocks publicly traded in the United States, as represented by the Standard & Poor's 500 Composite Index of 500 Common Stocks.

         VIP Fund and VIP Fund II are each advised by Fidelity Management & Research Company.

         The Alger American Fund
         -----------------------

         Alger American Growth, Alger American MidCap Growth and Alger American Small Capitalization Subaccounts each invest in shares of corresponding Funds (i.e., investment portfolios) of The Alger American Fund ("AAF"). AAF issues 6 "series" or classes of shares, each of which represents an interest in a Fund of AAF. Three of these series of shares are available as investment options under the Contracts. The investment objectives of these Funds are set forth below.

         Alger American Growth Portfolio. This Fund seeks long-term capital appreciation by investing in a diversified, actively managed portfolio of equity securities, primarily of companies with total market capitalization of $ 1 billion or greater.

         Alger American MidCap Growth Portfolio. This Fund seeks long-term capital appreciation by investing in a diversified, actively managed portfolio of equity securities, primarily of companies with total market capitalization between $750 million and $3.5 billion.

         Alger American Small Capitalization Portfolio. This Fund seeks long-term capital appreciation by investing in a diversified, actively managed portfolio of equity securities, primarily of companies with total market capitalization of less than $1 billion.

         AAF is advised by Fred Alger Management, Inc.

         MFS Variable Insurance Trust
         ----------------------------

         The MFS Emerging Growth, MFS Growth with Income, MFS Limited Maturity, MFS Research and MFS Total Return Subaccounts each invest in shares of corresponding Funds (i.e., investment portfolios) of MFS Variable Insurance Trust ("MFSVIT"). MFSVIT issues 12 "series" or classes of shares, each of which represents an interest in a Fund of MFSVIT. Five of these series of shares are available as investment options under the Contracts. The investment objectives of these Funds are set forth below.

         MFS Emerging Growth Series. This Fund seeks to obtain long-term growth of capital by investing primarily in common stocks of small and medium-sized companies that are early in their life cycle but which have the potential to become major enterprises.

         MFS Growth With Income Series. This Fund seeks to provide reasonable current income and long-term growth of capital and income.

         MFS Limited Maturity Series. This Fund seeks to provide as high a level of current income as is believed to be consistent with prudent investment risk, with capital protection as a secondary objective.

         MFS Research Series. This Fund seeks to provide long-term growth of capital and future income.

         MFS Total Return Series. This Fund seeks primarily to provide above-average income consistent with prudent employment of capital and secondarily to provide a reasonable opportunity for growth of capital and income.

         MFSVIT is advised by Massachusetts Financial Services Company.

         SoGen Variable Funds, Inc.
         -------------------------

         The SoGen Overseas Subaccount invests in shares of a corresponding Fund (i.e., investment portfolio) of SoGen Variable Funds, Inc. ("SGVF"). SGVF issues 1 "series" or classes of shares, each of which represents an interest in a Fund of SGVF. One of these series of shares is available as an investment option under the Contracts. The investment objective of this Fund is set forth below.

         SoGen Overseas Portfolio. This Fund seeks long-term growth of capital by investing primarily in securities of small and medium size non-U.S. companies.

         SGVF is advised by Societe Generale Asset Management Corp.

         Van Eck Worldwide Insurance Trust
         ---------------------------------

         The Emerging Market and Gold and Natural Resources Subaccounts each invest in shares of corresponding Funds (i.e., investment portfolios) of Van Eck Worldwide Insurance Trust ("VEWIT"). VEWIT issues 5 "series" or classes of shares, each of which represents an interest in a Fund of VEWIT. Two of these series of shares are available as investment options under the Contracts. The investment objectives of these Funds are set forth below.

         Emerging Markets Fund. This Fund seeks capital appreciation by investing primarily in equity securities in emerging markets around the world.

         Gold and Natural Resources Fund. This Fund seeks long-term capital appreciation by investing in equity and debt securities of companies engaged in the exploration, development, production and distribution of gold and other natural resources such as strategic and other metals, minerals, forest products, oil, natural gas and coal.

         VEWIT is advised by Van Eck Associates Corporation.

NO ONE CAN  ASSURE  THAT  ANY  FUND  WILL  ACHIEVE  ITS  STATED OBJECTIVES AND
POLICIES.

More detailed information concerning the investment objectives, policies and restrictions of the Funds, the expenses of the Funds, the risks attendant to investing in the Funds and other aspects of their operations can be found in the current prospectus for each Fund which accompanies this prospectus and the current statement of additional information for the Funds. The Funds' prospectuses should be read carefully before any decision is made concerning the allocation of Net Purchase Payments or transfers among the Subaccounts.

Please note that not all of the Funds described in the prospectuses for the Funds are available with the Contract. Moreover, the Company cannot guarantee that each Fund will always be available for its variable annuity contracts, but in the unlikely event that a Fund is not available, the Company will take reasonable steps to secure the availability of a comparable fund. Shares of each Fund are purchased and redeemed at net asset value, without a sales charge.

The Company has entered into agreements with the investment advisers of several of the Funds pursuant to which each such investment adviser pays the Company a servicing fee based upon an annual percentage of the average aggregate net assets invested by the Company on behalf of the Variable Account. These agreements reflect administrative services provided to the Funds by the Company. Payments of such amounts by an adviser do not increase the fees paid by the Funds or their shareholders.

Shares of the Funds are sold to separate accounts of insurance companies that are not affiliated with the Company or each other, a practice known as "shared funding." They are also sold to separate accounts to serve as the underlying investment for both variable annuity contracts and variable life insurance contracts, a practice known as "mixed funding." As a result, there is a possibility that a material conflict may arise between the interests of Owners, whose Contract Values are allocated to the Variable Account, and of owners of other contracts whose contract values are allocated to one or more other separate accounts investing in any one of the Funds. Shares of some of the Funds may also be sold directly to certain qualified pension and retirement plans qualifying under Section 401 of the Code. As a result, there is a possibility that a material conflict may arise between the interests of Owners or owners of other contracts (including contracts issued by other companies), and such retirement plans or participants in such retirement plans. In the event of any such material conflicts, the Company will consider what action may be appropriate, including removing the Fund from the Variable Account or replacing the Fund with another Fund. There are certain risks associated with mixed and shared funding and with the sale of shares to qualified pension and retirement plans, as disclosed in each Fund's prospectus.

THE GUARANTEED INTEREST OPTION

The Guaranteed Interest Option is an investment option available under the Contract and is supported by the Company's General Account and the GIO Account (described below). All or a portion of an Owner's Net Purchase Payments may be allocated to and transfers of Contract Value may be made to Guarantee Periods under the Guaranteed Interest Option. Through the Guaranteed Interest Option, the Company offers specified effective annual rates of interest (Guaranteed Interest Rates) that are credited daily and available for specified periods of time selected by an Owner (Guarantee Periods). Although the Guaranteed Interest Rate may differ among Guarantee Periods, it will never be less than the effective annual rate shown in the Contract.

Interests issued by the Company in connection with the Guaranteed Interest Option have been registered under the Securities Act of 1933, but neither the Guaranteed Interest Option, the GIO Account, nor the General Account has been registered as an investment company under the 1940 Act. Accordingly, neither the Guaranteed Interest Option, the GIO Account, nor the General Account, nor any interest therein are generally subject to regulation under the 1940 Act.

Initial Guarantee Periods begin on the date as of which a Net Purchase Payment is allocated to or a portion of Contract Value is transferred to the Guarantee Period, and end when the number of years in the Guarantee Period elected (measured from the end of the calendar month in which the amount was allocated or transferred to the Guarantee Period) has elapsed. The last day of the Guarantee Period is the expiration date for that Guarantee Period. Subsequent Guarantee Periods begin on the first day following the expiration date of a previous Guarantee Period.

Allocations of Net Purchase Payments and transfers of Contract Value to the Guaranteed Interest Option may have different applicable Guaranteed Interest Rates depending on the timing of such allocations or transfers. However, the applicable Guaranteed Interest Rate does not change during a Guarantee Period. If the allocated or transferred amount remains in the Guaranteed Interest Option until the end of the applicable Guarantee Period, its value will be equal to the amount originally allocated or transferred, multiplied, on an annually compounded basis, by its Guaranteed Interest Rate. If a Guarantee Amount is surrendered, withdrawn, transferred, or applied to an Annuity Payment Option prior to 30 days before the expiration of the Guarantee Period, the Guaranteed Interest Rate for that Guarantee Period is subject to a Market Value Adjustment, as described below, the application of which may result in the payment of an amount less than the amount originally allocated or transferred to the Guarantee Period.

The Company will notify Owners in writing at least 30 days prior to the expiration date of any Guarantee Period about the then currently available Guarantee Periods and the Guaranteed Interest Rates applicable to such Guarantee Periods. A new Guarantee Period of the same duration as the previous Guarantee Period will commence automatically on the first day following the expiring Guarantee Period unless the Company receives Written Notice prior to the start of the new Guarantee Period of the Owner's election of a different Guarantee Period from among those being offered by the Company at that time, or instructions to transfer all or a portion of the expiring Guarantee Amount to a Subaccount. If the Company does not receive such Written Notice and is not offering a Guarantee Period of the same duration as the expiring Guarantee Period or if the duration of the expiring Guarantee Period would, if renewed, extend beyond the Annuity Date, then a new Guarantee Period of one year will commence automatically on the first day following the expiring Guarantee Period. The minimum Guarantee Amount is $500.

To the extent permitted by law, the Company reserves the right at any time to offer Guarantee Periods that differ from those available when an Owner's Contract was issued. The Company also reserves the right, at any time, to stop accepting Net Purchase Payment allocations or transfers of Contract Value to a particular Guarantee Period. Since the specific Guarantee Periods available may change periodically, please contact the Service Center to determine the Guarantee Periods currently being offered.

GIO Account. The assets in the GIO Account are used to support the values and benefits under the Guaranteed Interest Option of the Contract and similar contracts. The Company owns the assets in the GIO Account and holds such assets separately from other Company assets and from the General Account. The portion of the assets of the GIO Account equal to the reserves and other contract liabilities of the GIO Account are not chargeable with liabilities that arise from any other business that the Company conducts. The Company may transfer to the General Account any assets of the GIO Account that are in excess of such reserves and other liabilities.

Under Pennsylvania insurance law, the Company is required to maintain assets in the GIO Account at least equal to the reserves and other contract liabilities of the GIO Account. In the unlikely event of liquidation of the Company, if the Company cannot satisfy all of its insurance obligations, Owners with Guaranteed Interest Option Value will have a priority claim against assets of the GIO Account equal to its liabilities, and a claim against the Company's general account for any remaining Company liabilities. Thus, the GIO Account represents a pool of assets that provides an additional measure of assurance that Owners allocating Net Purchase Payments and Contract Value to the Guaranteed Interest Option will receive full payment of benefits attributable to Guaranteed Interest Option.

Owners allocating Net Purchase Payments and/or Contract Value to the Guaranteed Interest Option do not participate in the investment performance of assets of the GIO Account, and this performance does not determine the Guaranteed Interest Option Value or benefits relating thereto. The Guaranteed Interest Option provides values and benefits based only upon the Net Purchase Payments and Contract Values allocated thereto, the Guaranteed Interest Rate credited on such amounts, and any charges or Market Value Adjustments imposed on such amounts in accordance with the terms of the Contract.

Market Value Adjustment. A Market Value Adjustment reflects the relationship between: (i) the current Guaranteed Interest Rate that the Company is crediting for a Guarantee Period equal to the time remaining in the Guarantee Period from which the Guarantee Amount is requested to be surrendered, withdrawn, transferred or annuitized; and (ii) the Guaranteed Interest Rate being applied to the Guarantee Period from which the Guarantee Amount will be surrendered, withdrawn, transferred or annuitized. Any surrender, withdrawal, transfer or application to an Annuity Payment Option of a Guarantee Amount is subject to a Market Value Adjustment that may be positive or negative, unless the effective date of the surrender, withdrawal, transfer or application is within 30 days prior to the end of a Guarantee Period. The Market Value Adjustment will be applied after the deduction of any applicable annual administration fee or transfer processing fee, and before the deduction of any applicable surrender charge or charge for taxes on purchase payments (also referred to as a "premium tax" charge).

Generally, if the Guaranteed Interest Rate for the selected Guarantee Period is lower than the Guaranteed Interest Rate currently being offered for new Guarantee Periods of a duration equal to the balance of the selected Guarantee Period as of the date that the Market Value Adjustment is applied, then the application of the Market Value Adjustment will result in the payment, upon surrender, withdrawal, transfer or application of amounts to an Annuity Payment Option, of an amount less than the Guarantee Amount (or portion thereof) being surrendered, withdrawn, transferred or applied to an Annuity Payment Option, or may even result in the payment of an amount less than the Net Purchase Payment allocated to or the portion of Contract Value transferred to the Guarantee Period. Similarly, if the Guaranteed Interest Rate for the selected Guarantee Period is higher than the Guaranteed Interest Rate currently being offered for new Guarantee Periods of a duration equal to the balance of the selected Guarantee Period as of the date that the Market Value Adjustment is applied, then the application of the Market Value Adjustment will result in the payment, upon surrender, withdrawal, transfer or application of amounts to an Annuity Payment Option, of an amount greater than the Guarantee Amount (or portion thereof) being surrendered, withdrawn, transferred or applied to an Annuity Payment Option.

The Market Value Adjustment is computed by multiplying the amount being surrendered, withdrawn, transferred, or applied to an Annuity Payment Option, by the Market Value Adjustment Factor. The Market Value Adjustment Factor is calculated as follows:

Market Value Adjustment = Amount multiplied by


                        [[(1+a)/(1+b)]^n/12 -1]


         where:

"Amount" is the amount being surrendered, withdrawn, transferred or applied to an Annuity Payment Option less any applicable annual administration fees or transfer processing fees;

"a" is the Guaranteed Interest Rate currently being credited to the "Amount";

"b" is the Guaranteed Interest Rate that is currently being offered for a Guarantee Period of duration equal to the time remaining to the expiration of the Guarantee Period for the Guarantee Amount from which the "Amount" is taken. Where the time remaining to the expiration of the Guarantee Period is not 1, 3, 5, 7, or 10 years, "b" is the rate found by linear interpolation of the rate for the Guarantee Period having the duration closest to the time remaining or, if the time remaining is less than 1 year, "b" is the rate for a 1 year period; and

"n" is the number of complete months remaining before the expiration of the Guarantee Period for the Guarantee Amount from which the "Amount" is taken.


Examples of computing the Market Value Adjustment are set forth in Appendix A.


                           DESCRIPTION OF THE CONTRACT

PURCHASING A CONTRACT

A prospective Owner may purchase a Contract by submitting an application through a licensed agent of the Company who is also a representative of a broker-dealer having a selling agreement with CNA Investor Services, Inc. ("CNA/ISI"), the principal underwriter for the Contracts. The maximum Age for Owners on the Contract Effective Date is 85. An initial purchase payment must be delivered to the Service Center along with the Owner's application. The minimum initial purchase payment is $2,000. The minimum additional purchase payment the Company will accept is $100. Unless the Company gives its prior approval, it will not accept an initial purchase payment in excess of $500,000 and reserves the right to not accept any purchase payment for any reason. The Company will send Owners a confirmation notice upon receipt and acceptance of the Owner's purchase payment.

CANCELLING THE CONTRACT

Owners may cancel the Contract during the Cancellation Period, which is the 10-day period after an Owner receives the Contract. Some states may require a longer Cancellation Period. To cancel the Contract, the Owner must mail or deliver the Contract to the Service Center or to the agent who sold it. The Company will refund the Contract Value plus any fees or charges deducted except for the mortality and expense risk charge and the administration charge. If the Owner purchased a Contract in a state that requires the return of purchase payments during the Cancellation Period and the Owner chooses to exercise the cancellation right, the Company will return the purchase payments.

CREDITING AND ALLOCATING PURCHASE PAYMENTS

If the application for a Contract is properly completed and is accompanied by all the information necessary to process it, including payment of the initial purchase payment, the initial Net Purchase Payment will be allocated, as designated by the Owner, to one or more of the Subaccounts or to one or more Guarantee Periods within two business days of receipt of such Net Purchase Payment by the Company at the Service Center. If the application is not properly completed, the Company reserves the right to retain the Net Purchase Payment for up to five business days while it attempts to complete the application. If the application cannot be made complete within five business days, the applicant will be informed of the reasons for the delay and the initial purchase payment will be returned immediately unless the applicant specifically consents to the Company retaining the initial purchase payment until the application is made complete. The initial Net Purchase Payment will then be credited within two business days after receipt of a properly completed application. The Company will credit additional Net Purchase Payments that are accepted by the Company as of the end of the Valuation Period during which the Payment was received at the Service Center.

The initial Net Purchase Payment is allocated among the Subaccounts and Guarantee Periods as specified on the application, unless the Contract is issued in a state that requires the return of purchase payments during the Cancellation Period. In those states, any portion of the initial Net Purchase Payment allocated to the Guaranteed Interest Option will be allocated to that option upon receipt; and any portion of the initial Net Purchase Payment allocated to the Subaccounts will be allocated to the Money Market Subaccount for a period equal to the number of days in the Cancellation Period. At the expiration of this period, such portion of the Net Purchase Payment, as adjusted to reflect the investment performance of the Money Market Subaccount during this period, is then allocated to the Subaccounts as described above.

Owners may allocate Net Purchase Payments among any or all Subaccounts or Guarantee Periods available. If an Owner elects to invest in a particular Subaccount or Guarantee Period, at least 1% of the Net Purchase Payment must be allocated to that Subaccount or Guarantee Period. All percentage allocations must be in whole numbers. The minimum amount that may be allocated to any Guarantee Period is $500. The Company allocates any additional Net Purchase Payments among the Subaccounts and the Guaranteed Interest Option in accordance with the allocation schedule in effect when such Net Purchase Payment is received at the Service Center unless it is accompanied by Written Notice directing a different allocation.

VARIABLE CONTRACT VALUE

Subaccount Value. The Variable Contract Value is the sum of all Subaccount Values and therefore reflects the investment experience of the Subaccounts to which it is allocated. The Subaccount Value for any Subaccount as of the Contract Effective Date is equal to the amount of the initial Net Purchase Payment allocated to that Subaccount. On subsequent Valuation Days prior to the Annuity Date, the Subaccount Value is equal to that part of any Net Purchase Payment allocated to the Subaccount and any amount transferred to that Subaccount, adjusted by interest income, dividends, net capital gains or losses, realized or unrealized, and decreased by withdrawals (including any applicable surrender charges and any applicable purchase payment tax charge) and any amounts transferred out of that Subaccount.

Accumulation Units. Net Purchase Payments allocated to a Subaccount or amounts of Contract Value transferred to a Subaccount are converted into Accumulation Units. For any Contract, the number of Accumulation Units credited to a Subaccount is determined by dividing the dollar amount directed to the Subaccount by the value of the Accumulation Unit for that Subaccount for the Valuation Day on which the Net Purchase Payment or transferred amount is invested in the Subaccount. Therefore, Net Purchase Payments allocated to or amounts transferred to a Subaccount under a Contract increase the number of Accumulation Units of that Subaccount credited to the Contract.

Decreases in Subaccount Value under a Contract are effected by the cancellation of Accumulation Units of a Subaccount. Therefore, surrenders, withdrawals, transfers out of a Subaccount, payment of a death benefit, the application of Variable Contract Value to an Annuity Payment Option on the Annuity Date, and the deduction of the annual administration fee all result in the cancellation of an appropriate number of Accumulation Units of one or more Subaccounts. Accumulation Units are cancelled as of the end of the Valuation Period in which the Company received Written Notice regarding the event.

The Accumulation Unit value for each Subaccount was arbitrarily set initially at $10 when the Subaccount began operations. Thereafter, the Accumulation Unit value at the end of every Valuation Day equals the Accumulation Unit value at the end of the preceding Valuation Day multiplied by the Net Investment Factor (described below). The Subaccount Value for a Contract is determined on any day by multiplying the number of Accumulation Units attributable to the Contract in that Subaccount by the Accumulation Unit value for that Subaccount.

The Net Investment Factor. The Net Investment Factor is an index applied to measure the investment performance of a Subaccount from one Valuation Period to the next. For each Subaccount, the Net Investment Factor reflects the investment experience of the Fund in which that Subaccount invests and the charges assessed against that Subaccount for a Valuation Period. The Net Investment Factor is calculated by dividing (1) by (2) and subtracting (3) from the result, where:

         (1)      is the result of:

                  a. the Net Asset Value Per Share of the Fund held in the Subaccount, determined at the end of the current Valuation Period; plus

                  b. the per share amount of any dividend or capital gain distributions made by the Fund held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

                  c. a per share charge or credit for any taxes reserved for, which is determined by the Company to have resulted from the operations of the Subaccount.

         (2) is the Net Asset Value Per Share of the Fund held in the Subaccount, determined at the end of the last prior Valuation Period.

         (3) is a daily factor representing the mortality and expense risk charge and the administration charge deducted from the
                  Subaccount, adjusted for the number of days in the Valuation Period.

TRANSFERS

General. Prior to the Annuity Date and after the Cancellation Period, by Written Notice, an Owner may transfer all or part of any Subaccount Value to another Subaccount(s) (subject to its availability) or to one or more available Guarantee Periods, or transfer all or part of any Guarantee Amount to any Subaccount(s) (subject to its availability) or to one or more available Guarantee Periods, subject to the following restrictions. The minimum transfer amount is $500 or the entire Subaccount Value or Guarantee Amount, if less. The minimum Subaccount Value or Guarantee Amount that may remain following a transfer is $500. A transfer request that would reduce any Subaccount Value or Guarantee Amount below $500 is treated as a transfer request for the entire Subaccount Value or Guarantee Amount. Only four transfers may be made per Contract Year from all or part of any Guarantee Amount. The first 12 transfers during each Contract Year are free. The Company assesses a transfer processing fee of $25 for each transfer in excess of 12 during a Contract Year. The transfer processing fee is deducted from the amount being transferred. Each Written Notice of transfer is considered one transfer regardless of how many Subaccounts or Guarantee Periods are affected by the transfer.

Dollar-Cost Averaging Facility. If elected in the application or at any time thereafter prior to the Annuity Date by Written Notice, an Owner may systematically transfer (on a monthly, quarterly, semi-annual or annual basis) specified dollar amounts from the Money Market Subaccount to other Subaccounts. This is known as the "dollar-cost averaging" method of investment. The fixed-dollar amount purchases more Accumulation Units of a Subaccount when their value is lower and fewer units when their value is higher. Over time, the cost per unit averages out to be less than if all purchases of Units had been made at the highest value and greater than if all purchases had been made at the lowest value. The dollar-cost averaging method of investment reduces the risk of making purchases only when the price of Accumulation Units is high. It does not assure a profit or protect against a loss in declining markets.

Owners may only elect use the dollar-cost averaging facility if their Money Market Subaccount Value is at least $1,000 at the time of the election. The minimum transfer amount under the facility is $100 per month (or the equivalent). If dollar-cost averaging transfers are to be made to more than one Subaccount, then the Owner must indicate the dollar amount of the transfer to be made to each. At least $50.00 must be designated to each Subaccount.

Transfers under the dollar-cost averaging facility are made as of the same calendar day each month. If this calendar day is not a Valuation Day, transfers are made as of the next Valuation Day. Once elected, transfers under the dollar-cost averaging facility continue until the Money Market Subaccount Value is depleted, the Annuity Date occurs or until the Owner cancels the election by Written Notice at least seven days in advance of the next transfer date. Alternatively, Owners may specify in advance a date for transfers under the facility to cease. There is no additional charge for using the dollar-cost averaging facility. Transfers under the facility do not count towards the 12 transfers permitted without a transfer processing fee in any Contract Year. The Company reserves the right to discontinue offering the dollar-cost averaging facility at any time and for any reason or to change its features.

Automatic Subaccount Value Rebalancing. If elected in the application or requested by Written Notice at any time thereafter prior to the Annuity Date, an Owner may instruct the Company to automatically transfer (on a quarterly, semi-annual or annual basis) Variable Contract Value between and among specified Subaccounts in order to achieve a particular percentage allocation of Variable Contract Value among such Subaccounts ("automatic Subaccount Value rebalancing"). Such percentage allocations must be in whole numbers. Once elected, automatic Subaccount Value rebalancing begins on the first Valuation Day of the next calendar quarter or other period (or, if later, the next calendar quarter or other period after the expiration of the Cancellation Period).

Owners may stop automatic Subaccount Value rebalancing at any time by Written Notice at least seven calendar days before the first Valuation Day in a new period. Owners may specify allocations between and among as many Subaccounts as are available at the time automatic Subaccount Value rebalancing is elected. Once automatic Subaccount Value rebalancing has been elected, any subsequent allocation instructions that differ from the then-current rebalancing allocation instructions are treated as a request to change the automatic Subaccount Value rebalancing allocation. Owners may change automatic Subaccount Value rebalancing allocations at any time. Allocation changes will take effect as of the Valuation Day that instructions are received at the Service Center. Once automatic Subaccount Value rebalancing is in effect, an Owner may only transfer Subaccount Value among or between Subaccounts by changing the automatic Subaccount Value rebalancing allocation instructions. Changes to automatic Subaccount Value rebalancing must be made by Written Notice.

There is no additional charge for automatic Subaccount Value rebalancing and rebalancing transfers do not count as one the 12 transfers available without a transfer processing fee during any Contract Year. If automatic Subaccount Value rebalancing is elected at the same time as the dollar-cost averaging facility or when the dollar-cost averaging facility is being utilized, automatic Subaccount Value rebalancing will be postponed until the first Valuation Day in the calendar quarter or other period following the termination of dollar-cost averaging facility. The Company reserves the right to discontinue offering automatic Subaccount Value rebalancing at any time for any reason or to change its features.

WITHDRAWALS

General. Prior to the Annuity Date and after the Cancellation Period, an Owner may withdraw part of the Surrender Value, subject to certain limitations. Each withdrawal must be requested by Written Notice. The minimum withdrawal amount is $500. The maximum withdrawal is the amount that would leave a minimum Surrender Value of $1,000. A withdrawal request that would reduce any Subaccount Value or Guarantee Amount below $500 will be treated as a request for a withdrawal of all of that Subaccount Value or Guarantee Amount.

The Company withdraws the amount requested from the Contract Value as of the day that the Company receives an Owner's Written Notice, and sends the Owner that amount. The Company will then deduct any applicable surrender charge and any applicable purchase payment tax charge from the remaining Contract Value. If the withdrawal is requested from a Guarantee Amount, the Company deducts any applicable Market Value Adjustment from, or adds any applicable Market Value

Adjustment  to,  remaining  Contract  Value.  A  deduction  of  a  Market  Value
Adjustment from Contract Value may result in the payment of an amount which, when added to any remaining Guarantee Amount and amounts previously withdrawn or transferred, is less than the amount allocated or transferred to a Guarantee Period to create that Guarantee Amount.

A Written Notice of withdrawal must specify the amount to be withdrawn from each Subaccount or Guarantee Amount. If the Written Notice does not specify this information, or if any Subaccount Value or Guarantee Amount is inadequate to comply with the request, the Company will make the withdrawal based on the proportion that each Subaccount Value and each Guarantee Amount bears to the Contract Value as of the day of the withdrawal.

Systematic Withdrawals. If elected in the application or requested at any time thereafter prior to the Annuity Date by Written Notice, an Owner may elect to receive periodic withdrawals under the Company's systematic withdrawal plan. Under the systematic withdrawal plan, the Company will make withdrawals (on a monthly, quarterly, semi-annual or annual basis) from Subaccounts specified by the Owner. Systematic withdrawals must be at least $100 each and may only be made from Variable Contract Value. Withdrawals under the systematic withdrawal plan may only be made from Subaccounts having $1,000 or more of Subaccount Value at the time of election. The systematic withdrawal plan is not available to Owners using the dollar-cost averaging facility or automatic Subaccount Value rebalancing.

The Company makes systematic withdrawals on the following basis: (1) as a specified dollar amount, or (2) as a specified whole percent of Subaccount Value.

Participation in the systematic withdrawal plan terminates on the earliest of the following events: (1) the Subaccount Value from which withdrawals are being made becomes zero, (2) a termination date specified by the Owner is reached, or
(3) the Owner requests that his or her participation in the plan cease. Systematic withdrawals being made in order to meet the required minimum distribution under the Code or to make substantially equal payments as required under the Code will continue even though a surrender charge is deducted.

Tax Consequences of Withdrawals. Consult your tax adviser regarding the tax consequences associated with making withdrawals. A withdrawal made before the taxpayer reaches Age 59 1/2, including systematic withdrawals, may result in imposition of a penalty tax of 10% of the taxable portion withdrawn. See "FEDERAL TAX CONSIDERATIONS" for more details.

SURRENDERS

An Owner may surrender the Contract for its Surrender Value at any time prior to the Annuity Date. A Contract's Surrender Value fluctuates daily as a function of the investment experience of the Subaccounts in which an Owner is invested. The Company does not guarantee any minimum Surrender Value for amounts invested in the Subaccounts. Likewise, the Company does not guarantee any minimum Surrender Value for Guarantee Amounts surrendered, withdrawn, transferred or applied to an Annuity Payment Option before the 30-day period prior to the expiration of a Guarantee Period.

An Owner may elect to have the Surrender Value paid in a single sum or under an Annuity Payment Option. The Surrender Value will be determined as of the date the Company receives the Written Notice for surrender and the Contract at the Service Center.

Consult your tax adviser regarding the tax consequences of a Surrender. A Surrender made before age 59 1/2 may result in the imposition of a penalty tax of 10% of the taxable portion of the Surrender Value. See "FEDERAL TAX CONSIDERATIONS" for more details.

DEATH BENEFITS

Death Benefits on or After the Annuity Date. If an Owner dies on or after the Annuity Date, any surviving joint Owner becomes the sole Owner. If there is no surviving Owner, any successor Owner becomes the new Owner. If there is no surviving or successor Owner, the Payee becomes the new Owner. If an Annuitant or an Owner dies on or after the Annuity Date, the remaining undistributed portion, if any, of the Contract Value will be distributed at least as rapidly as under the method of distribution being used as of the date of such death. Under some Annuity Payment Options, there will be no death benefit.

Death Benefits When the Owner Dies Before the Annuity Date. If any Owner dies prior to the Annuity Date, any surviving joint Owner becomes the new sole Owner. If there is no surviving joint Owner, any successor Owner becomes the new Owner and if there is no successor Owner the Annuitant becomes the new Owner unless the deceased Owner was also the Annuitant. If the sole deceased Owner was also the Annuitant, then the provisions relating to the death of the Annuitant (described below) will govern unless the deceased Owner was one of two joint Annuitants, in which event the surviving Annuitant becomes the new Owner.

The following options are available to new Owners:

         1. to receive the Adjusted Contract Value in a single lump sum within five years of the deceased Owner's death; or

         2. elect to receive the Adjusted Contract Value paid out under an Annuity Payment Option provided that: (a) Annuity Payments begin within one year of the deceased Owner's death, and (b) Annuity Payments are made in substantially equal installments over the life of the new Owner or over a period not greater than the life expectancy of the new Owner; or

         3. if the new Owner is the spouse of the deceased Owner, he or she may by Written Notice within one year of the Owner's death, elect to continue the Contract as the new Owner. If the spouse so elects, all of his or her rights as a Beneficiary cease and if the deceased Owner was also the sole Annuitant and appointed no Contingent Annuitant, he or she will become the Annuitant. The spouse will be deemed to have made the election to continue the Contract if he or she makes no election before the expiration of the one year period or if he or she makes any purchase payments under the Contract.

With regard to new Owners who are not the spouse of the deceased Owner: (a) 1 and 2 apply even if the Annuitant or Contingent Annuitant is alive at the time of the deceased Owner's death, (b) if the new Owner is not a natural person, only option 1 is available, (c) if no election is made within one year of the deceased Owner's death, option 1 is deemed to have been elected.

Adjusted Contract Value is computed as of the date that the Company receives Due Proof of Death of the Owner. Payments under this provision are in full settlement of all of the Company's liability under the Contract.

Death Benefits When the Annuitant Dies Before the Annuity Date. If the Annuitant dies before the Annuity Date while the Owner is still living, any Contingent Annuitant will become the Annuitant. If the Annuitant dies before the Annuity Date and no Contingent Annuitant has been named, the Company will pay the death benefit described below to the Beneficiary. If there is no surviving Beneficiary, the Company will pay the death benefit to any Contingent Beneficiary. If there is no surviving Contingent Beneficiary, the Company will immediately pay the death benefit to the Owner's estate in a lump sum.

If the Annuitant who is also an Owner dies or if the Annuitant dies and the Owner is not a natural person, a Beneficiary (or a Contingent Beneficiary):

         1. will receive the death benefit in a single lump sum within 5 years of the deceased Annuitant's death; or

         2. may elect to receive the death benefit paid out under an Annuity Payment Option provided that: (a) Annuity Payments begin within 1 year of the deceased Annuitant's death, and (b) Annuity Payments are made in substantially equal installments over the life of the Beneficiary or over a period not greater than the life expectancy of the Beneficiary; or

         3. if the Beneficiary is the spouse of the deceased Annuitant, he or she may by Written Notice within one year of the Annuitant's death, elect to continue the Contract as the new Owner. If the spouse so elects, all his or her rights as a Beneficiary cease and if the deceased Annuitant was also the sole Annuitant and appointed no Contingent Annuitant, he or she will become the Annuitant. The spouse will be deemed to have made the election to continue the Contract if he or she makes no election before the expiration of the one year period or if he or she makes any purchase payments under the Contract.

The Death Benefit. If the Annuitant is Age 75 or younger, the death benefit is an amount equal to the greatest of:

         1. aggregate purchase payments made less any withdrawals (including the applicable surrender charges, purchase payment tax charge and Market Value Adjustments) as of the date that the Company receives Due Proof of Death of the Annuitant; or

         2. the Contract Value as of the date that the Company receives Due Proof of Death of the Annuitant; or

         3.       the minimum death benefit described below;

less any applicable purchase payment tax charge on the date that the death benefit is paid.

The minimum death benefit is the death benefit floor amount as of the date of the Annuitant's death (a) adjusted, for each withdrawal made since the most recent reset of the death benefit floor amount, multiplying that amount by the product of all ratios of the Contract Value immediately after a withdrawal to the Contract Value immediately before such withdrawal (b) plus any purchase payments made since the most recent reset of the death benefit floor amount.

The death benefit floor amount is the largest Contract Value attained on any prior death benefit floor computation anniversary. Death benefit floor computation anniversaries are the 5th Contract Anniversary and each subsequent 5th Contract Anniversary (i.e., the 10th Contract Anniversary, the 15th Contract Anniversary, etc.) prior to the Annuitant's Age 76. Therefore, the death benefit floor amount is reset when, on a death benefit floor computation anniversary, Contract Value exceeds the current death benefit floor amount.

If the Annuitant is Age 76 or older, the death benefit is an amount equal to the greater of 1 or 2 above.

Examples of the computation of the death benefit are shown in Appendix B.

PAYMENTS BY THE COMPANY

The Company generally makes payments of withdrawals, surrenders, death benefits, or any Annuity Payments within seven days of receipt of all applicable Written Notices and/or Due Proofs of Death. However, the Company may postpone such payments for any of the following reasons:

         1. when the New York Stock Exchange ("NYSE") is closed for trading other than customary holiday or weekend closing, or trading on the NYSE is restricted, as determined by the SEC;or

         2. when the SEC by order permits a postponement for the protection of Owners; or

         3. when the SEC determines that an emergency exists that would make the disposal of securities held in the Variable Account or the determination of their value not reasonably practicable.

If a recent check or draft has been submitted, the Company has the right to defer payment of surrenders, withdrawals, death benefits, or Annuity Payments until the check or draft has been honored.

The Company may defer payment of any withdrawal, surrender, or transfer of Guaranteed Interest Option Value up to six months after it receives an Owner's Written Notice. The Company pays interest on the amount of any payment that is deferred.

TELEPHONE TRANSACTION PRIVILEGES

If an Owner has elected this privilege in a form provided by the Company, an Owner may make transfers or change allocation instructions by telephoning the Service Center. A telephone authorization form received by the Company at the Service Center is valid until it is rescinded or revoked by Written Notice or until a subsequently dated form signed by the Owner is received at the Service Center. The Company will send Owners a written confirmation of all transfers and allocation changes made pursuant to telephone instructions.

The Service Center requires a form of personal identification prior to acting on instructions received by telephone and also may tape record instructions received by phone. If the Company follows these procedures, it is not liable for any losses due to unauthorized or fraudulent transactions. The Company reserves the right to suspend telephone transaction privileges at any time for any reason.

                            CONTRACT CHARGES AND FEES

SURRENDER CHARGE (CONTINGENT DEFERRED SALES CHARGE)

General. No sales charge is deducted from purchase payments at the time that such payments are made. However, within certain time limits described below, a surrender charge is deducted upon any withdrawal or surrender. A surrender charge is assessed on Cash Value applied to an Annuity Payment Option during the first five Contract Years. No surrender charge is assessed on Contract Value applied to an Annuity Payment Option after the fifth Contract Year. If on the Annuity Date, however, the Payee elects (or the Owner previously elected) to receive a lump sum, this sum will equal the Surrender Value on such date.

In the event that surrender charges are not sufficient to cover sales expenses, such expenses will be borne by the Company. Conversely, if the revenue from such charges exceeds such expenses, the excess of revenues from such charges over expenses will be retained by the Company. The Company does not currently believe that the surrender charges deducted will cover the expected costs of distributing the Contracts. Any shortfall will be made up from the Company's general assets, which may include amounts derived from the mortality and expense risk charge.

Charge for Surrender or Withdrawals. The surrender charge is equal to the percentage of each purchase payment surrendered or withdrawn (or applied to an Annuity Payment Option during the first five Contract Years) as shown in the table below. The surrender charge is separately calculated and applied to each purchase payment at the time that the purchase payment is surrendered or withdrawn. No surrender charge applies to the Contract Value in excess of aggregate purchase payments (less prior withdrawals of the payments). The surrender charge is calculated using the assumption that purchase payments are surrendered or withdrawn before Contract Value in excess of aggregate purchase payments (less prior withdrawals of purchase payments) and that purchase payments are withdrawn on a first-in-first-out basis.

  Number of Full Years Elapsed Between        Surrender Charge as a Percentage
 Date of Receipt of Purchase Payment and             of Purchase Payment
   Date of Surrender of Withdrawal                Withdrawn or Surrendered
                0                                            7%
                1                                            7%
                2                                            6%
                3                                            5%
                4                                            4%
                5+                                           0%

Withdrawals. With regard to all withdrawals, the Company withdraws the amount requested from the Contract Value as of the day that it receives the Written Notice regarding the withdrawal and sends the Owner that amount. The Company then deducts any surrender charge and any applicable purchase payment tax charge from the remaining Contract Value. If the withdrawal is requested from a Guarantee Amount, the Company deducts any applicable Market Value Adjustment from, or adds any applicable Market Value Adjustment to, remaining Contract Value. For the purpose of computing the surrender charge, the deduction of the Market Value Adjustment, purchase payment tax charge and surrender charge is considered to be made from Contract Value in excess of aggregate purchase payments (less prior withdrawals of purchase payments).

Amounts Not Subject to a Surrender Charge. Each Contract Year after the first Contract Year, an Owner may withdraw an amount equal to 15% of the aggregate purchase payments less prior withdrawals of purchase payments as of the first Valuation Day of that Contract Year without incurring a surrender charge. The Company reserves the right to limit the number of such "free" withdrawals in any Contract Year.

Waiver of Surrender Charge. The Company will waive the surrender charge in the event that the Owner: (1) enters an "eligible nursing home," as defined in the Contract, for a period of at least 90 days, (2) is diagnosed as having a "terminal medical condition," as defined in the Contract, or (3) is less than age 65 and sustains a "permanent and total disability," as defined in the Contract. The Company reserves the right to require written proof of terminal medical condition or permanent and total disability satisfactory to it and to require an examination by a licensed physician of its choice. The surrender charge waiver is not available in all states due to applicable insurance laws in effect in various states.

ANNUAL ADMINISTRATION FEE

An annual administration fee is deducted as of each Contract Anniversary for the prior Contract Year. The Company also deducts this fee for the current Contract Year when determining the Surrender Value prior to the end of a Contract Year and on the Annuity Date. If Contract Value is $50,000 or less at the time of the fee deduction, then the annual administration fee is $30. The fee is zero for Contracts where the Contract Value exceeds $50,000 at the time the fee would be deducted. This fee is to cover a portion of the Company's administrative expenses related to the Contracts. The Company does not expect to make a profit from this fee.

The annual administration fee is assessed against Subaccount Values and Guarantee Amounts based on the proportion that each bears to the Contract Value. Where the fee is deducted from Subaccount Values, the Company will cancel an appropriate number of Accumulation Units. Where the fee is obtained from a Guarantee Amount, the Company will reduce the Guarantee Amount by the amount of the fee.

TRANSFER PROCESSING FEE

Prior to the Annuity Date, the Company permits 12 free transfers per Contract Year among and between the Subaccounts and the Guarantee Periods. For each additional transfer, the Company charges $25 at the time each such transfer is processed. The fee is deducted from the amount being transferred. The Company does not expect to make a profit from this fee.

TAXES ON PURCHASE PAYMENTS

Certain states and municipalities impose a tax on the Company in connection with the receipt of annuity considerations. This tax can range from 0% to 3.5% of such considerations and generally varies based on the Annuitant's state of residence. Taxes on annuity considerations are generally incurred by the Company as of the Annuity Date based on the Contract Value on that date, and the Company deducts the charge for taxes on annuity considerations from the Contract Value as of the Annuity Date. Some jurisdictions impose a tax on annuity considerations at the time such considerations are made. In those jurisdictions, the Company's current practice is to pay the tax on annuity considerations and then deduct the charge for these taxes from the Contract Value upon surrender, payment of the death benefit, or upon the Annuity Date. The Company reserves the right to deduct any state and local taxes on annuity considerations from the Contract Value at the time such tax is due.

MORTALITY AND EXPENSE RISK CHARGE

The Company deducts a daily charge from the assets of the Variable Account to compensate it for mortality and expense risks that it assumes under the Contract. The daily charge is at the rate of 0.003446% (approximately equivalent to an effective annual rate of 1.25%) of the net assets of the Variable Account. Approximately .70% of this annual charge is for the assumption of mortality risk and .55% is for the assumption of expense risk. If the mortality and expense risk charge is insufficient to cover the actual cost of the mortality and expense risks undertaken by the Company, the Company will bear the shortfall. Conversely, if the charge proves more than sufficient, the excess will be profit to the Company and will be available for any proper purpose including, among other things, payment of expenses incurred in selling the Contracts.

The mortality risk that the Company assumes is the risk that Annuitants, as a group, will live for a longer period of time than the Company estimated when it established the guaranteed Annuity Payment rates in the Contract. Because of these guarantees, each Payee is assured that his or her longevity will not have an adverse effect on the Annuity Payments that he or she receives under Annuity Payment Options based on life contingencies. The Company also assumes a mortality risk because the Contracts guarantee a death benefit if the Annuitant dies before the Annuity Date. The expense risk that the Company assumes is the risk that administration charge, annual administration fee and the transfer processing fee may be insufficient to cover the actual expenses of administering the Contracts.

ADMINISTRATION CHARGE

The Company deducts a daily administration charge from the assets of the Variable Account to compensate it for a portion of the expenses it incurs in administering the Contracts. The daily charge is at a rate of 0.000411% (approximately equivalent to an effective annual rate of 0.15%) of the net assets of the Variable Account. The Company does not expect to make a profit from this charge.


FUND EXPENSES

The investment performance of each Fund reflects the management fee that it pays to its investment manager or adviser as well as other operating expenses that it incurs. Investment management fees are generally daily fees computed as a percent of a Fund's average daily net assets at an annual rate. Please read the prospectus for each Fund for complete details.

POSSIBLE CHARGE FOR THE COMPANY'S TAXES

At the present time, the Company makes no charge to the Variable Account for any federal, state, or local taxes that the Company incurs which may be attributable to the Variable Account or the Contracts. The Company, however, reserves the right in the future to make a charge for any such tax or other economic burden resulting from the application of the tax laws that it determines to be properly attributable to the Subaccounts or to the Contracts.

                       SELECTING AN ANNUITY PAYMENT OPTION

ANNUITY DATE

The  Owner  selects  the  Annuity  Date in the  application.  For  Non-Qualified
Contracts, the Annuity Date must be no later than the later of the Contract Anniversary following the Annuitant's Age 85 or 10 years after the Contract Effective Date. For Qualified Contracts, the Annuity Date must be no later than April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2. An Owner may change the Annuity Date by Written Notice, subject to the following limitations:

         1. Written Notice is received at least 30 days before the current Annuity Date; and

         2. the requested new Annuity Date must be at least 30 days after the Company receives Written Notice.

ANNUITY PAYMENT DATES

The Company computes the first Annuity Payment as of the Annuity Date and makes the first Annuity Payment as of the initial Annuity Payment Date selected by the Owner. The initial Annuity Payment Date is the Annuity Date unless the Annuity Date is the 29th, 30th, or 31st day of a calendar month, in which event, the Owner must select a different date. All subsequent Annuity Payments are computed and payable as of Annuity Payment Dates. These dates will be the same day of the month as the initial Annuity Payment Date. Monthly Annuity Payments will be computed and payable as of the same day each month as the initial Annuity Payment Date. Quarterly Annuity Payments will be computed and payable as of the same day in the third, sixth, ninth, and twelfth month following the initial Annuity Payment Date and on the same days of such months in each successive Contract Year. Semi-annual Annuity Payment Dates will be computed and payable as of the same day in the sixth and twelfth month following the initial Annuity Payment Date and on the same days of such months in each successive Contract Year. Annual Annuity Payments will be computed and payable as of the same day in each Contract Year as the initial Annuity Payment Date. The frequency of Annuity Payments selected is shown in the Contract. In the event that the Owner does not select a payment frequency, payments will be made monthly.

ELECTION AND CHANGES OF ANNUITY PAYMENT OPTIONS

On the Annuity Date, the Surrender Value or Adjusted Contract Value is applied under an Annuity Payment Option, unless the Owner elects to receive the Surrender Value in a lump sum. If the Annuity Date falls during the first five Contract Years, Surrender Value is applied under an Annuity Payment Option. If the Annuity Date falls after the fifth Contract Anniversary, Adjusted Contract Value is applied under an Annuity Payment Option. The Annuity Payment Option specifies the type of annuity to be paid and determines how long the annuity will be paid, the frequency, and the amount of each payment. The Owner may elect or change the Annuity Payment Option by Written Notice at any time prior to the Annuity Date. The Owner may elect to apply any portion of the Surrender Value or Adjusted Contract Value to provide either Variable Annuity Payments or Fixed Annuity Payments or a combination of both. If Variable Annuity Payments are selected, the Owner must also select the Subaccounts to which Surrender Value or Adjusted Contract Value will be applied. If no selection has been made by the Annuity Date, Surrender Value or Adjusted Contract Value from any Guaranteed Interest Option Value will be applied to purchase Fixed Annuity Payments and Surrender Value or Adjusted Contract Value from each Subaccount Value will be applied to purchase Variable Annuity Payments from that Subaccount. If no Annuity Payment Option has been selected by the Annuity Date, Surrender Value or Adjusted Contract Value will be applied under Annuity Payment Option 5 (Life Annuity with Period Certain) with a designated period of 10 years. Any death benefit applied to purchase Annuity Payments is allocated among the Subaccounts and/or the Guaranteed Interest Option as instructed by the Beneficiary unless the Owner previously made the foregoing elections.

ANNUITY PAYMENTS

Fixed Annuity Payments. Fixed Annuity Payments are periodic payments from the Company to the designated Payee, the amount of which is fixed and guaranteed by the Company. The dollar amount of each Fixed Annuity Payment depends on the form and duration of the Annuity Payment Option chosen, the Age of the Annuitant, the sex of the Annuitant (if applicable), the amount of Adjusted Contract Value applied to purchase the Fixed Annuity Payments and, for Annuity Payment Options 3-6, the applicable annuity purchase rates. The annuity purchase rates in the Contract are based on a Guaranteed Interest Rate of not less than 3.0%. The Company may, in its sole discretion, make Fixed Annuity Payments in an amount based on a higher interest rate. If Fixed Annuity Payments are computed based on an interest rate in excess of the minimum Guaranteed Interest Rate, then, for the period of the higher rate, the dollar amount of such Fixed Annuity Payments will be greater than the dollar amount based on 3.0%. The Company guarantees that any higher rate will be in effect for at least 12 months.

Except for Annuity Payment Options 1 and 2, the dollar amount of the first Fixed Annuity Payment is determined by dividing the dollar amount of Adjusted Contract Value being applied to purchase Fixed Annuity Payments by $1,000 and multiplying the result by the annuity purchase rate in the Contract for the selected Annuity Payment Option. Subsequent Fixed Annuity Payments are of the same dollar amount unless the Company makes payments based on an interest rate different from that used to compute the first payment.

Variable Annuity Payments. Variable Annuity Payments are periodic payments from the Company to the designated Payee, the amount of which varies from one Annuity Payment Date to the next as a function of the net investment experience of the Subaccounts selected by the Owner or Payee to support such payments. The dollar amount of the first Variable Annuity Payment is determined in the same manner as that of a Fixed Annuity Payment. Therefore, provided that the interest rate on which Fixed Annuity Payments are based equals the Benchmark Rate of Return on which Variable Annuity Payments are based, for any particular amount of Adjusted Contract Value applied to a particular Annuity Payment Option, the dollar amount of the first Variable Annuity Payment would be the same as the dollar amount of each Fixed Annuity Payment. Variable Annuity Payments after the first Payment are similar to Fixed Annuity Payments except that the amount of each Payment varies to reflect the net investment experience of the Subaccounts selected by the Owner or Payee.

The dollar amount of the initial Variable Annuity Payment attributable to each Subaccount is determined by dividing the dollar amount of the Adjusted Contract Value to be allocated to that Subaccount on the Annuity Date by $1,000 and multiplying the result by the annuity purchase rate in the Contract for the selected Annuity Payment Option. The dollar value of the total initial Variable Annuity Payment is the sum of the initial Variable Annuity Payments attributable to each Subaccount.

The number of Annuity Units attributable to a Subaccount is derived by dividing the initial Variable Annuity Payment attributable to that Subaccount by the Annuity Unit Value for that Subaccount for the Valuation Period ending on the Annuity Date or during which the Annuity Date falls if the Valuation Period does not end on such date. The number of Annuity Units attributable to each Subaccount under a Contract remains fixed unless there is an exchange of Annuity Units.

The dollar amount of each subsequent Variable Annuity Payment attributable to each Subaccount is determined by multiplying the number of Annuity Units of that Subaccount credited under the Contract by the Annuity Unit Value (described below) for that Subaccount for the Valuation Period ending on the Annuity Payment Date, or during which the Annuity Payment Date falls if the Valuation Period does not end on such date. The dollar value of each subsequent Variable Annuity Payment is the sum of the subsequent Variable Annuity Payments attributable to each Subaccount.

The Annuity Unit Value of each  Subaccount for any Valuation  Period is equal to
(a) multiplied by (b) divided by (c) where:

         (a) is the Net Investment Factor for the Valuation Period for which the Annuity Unit Value is being calculated;

         (b)      is the Annuity Unit Value for the preceding Valuation Period;
                  and

         (c) is a daily Benchmark Rate of Return factor (for the 3% benchmark rate of return) adjusted for the number of days in the Valuation Period.

The Benchmark Rate of Return factor is equal to one plus 3%, or 1.03. The annual factor can be translated into a daily factor of 1.00008098.

If the net investment return of the Subaccount for an Annuity Payment period is equal to the pro-rated portion of the 3% Benchmark Rate of Return, the Variable Annuity Payment attributable to that Subaccount for that period will equal the Payment for the prior period. To the extent that such net investment return exceeds an annualized rate of return of 3% for a Payment period, the Payment for that period will be greater than the Payment for the prior period and to the extent that such return for a period falls short of an annualized rate of 3%, the Payment for that period will be less than the Payment for the prior period.

Exchange of Annuity Units. By Written Notice at any time after the Annuity Date, the Payee may exchange the dollar value of a designated number of Annuity Units of a particular Subaccount for an equivalent dollar amount of Annuity Units of another Subaccount. On the date of the exchange, the dollar amount of a Variable Annuity Payment generated from the Annuity Units of either Subaccount would be the same. Exchanges of Annuity Units are treated as transfers for the purpose of computing any transfer processing fee.

ANNUITY PAYMENT OPTIONS

OPTION 1. INTEREST PAYMENTS. The Company holds the Adjusted Contract Value as principal and pays interest to the Payee. The interest rate is 3% per year compounded annually. The Company pays interest every 1 year, 6 months, 3 months or 1 month, as specified at the time this option is selected. At the death of the Payee, the value of the remaining payments are paid in a lump sum to the Payee's estate. Only Fixed Annuity Payments are available under Annuity Payment Option 1.

OPTION 2. PAYMENTS OF A SPECIFIED AMOUNT. The Company pays the Adjusted Contract Value in equal payments every 1 year, 6 months, 3 months or 1 month. The amount and frequency of the payments is specified at the time this option is selected. After each payment, interest is added to the remaining amount applied under this option that has not yet been paid. The interest rate is 3% per year compounded annually. Payments are made to the Payee until the amount applied under this option, including interest, is exhausted. The total of the payments made each year must be at least 5% of the amount applied under this option. If the Payee dies before the amount applied is exhausted, the Company pays the value of the remaining payments in a lump sum to the Payee's estate. Only Fixed Annuity Payments are available under Annuity Payment Option 2.

ADDITIONAL INTEREST EARNINGS. The Company may pay interest at rates in excess of the rates guaranteed in Annuity Payment Options 1 and 2.

OPTION 3. PAYMENTS FOR A SPECIFIED PERIOD. The Company pays the lump sum in equal payments for the number of years specified when the option is selected. Payments are made every 1 year, 6 months, 3 months or 1 month, as specified when the option is selected. If the Payee dies before the expiration of the specified number of years, the Company pays the commuted value of the remaining payments in a lump sum to the Payee's estate.

OPTION 4. LIFE ANNUITY. The Company makes monthly payments to the Payee for as long as the Annuitant lives. UNDER THIS OPTION, A PAYEE COULD RECEIVE ONLY ONE PAYMENT IF THE ANNUITANT DIES AFTER THE FIRST PAYMENT, TWO PAYMENTS IF THE ANNUITANT DIES AFTER THE SECOND PAYMENT, ETC.

OPTION 5. LIFE ANNUITY WITH PERIOD CERTAIN. The Company makes monthly payments to the Payee for as long as the Annuitant lives. At the time this option is selected, a period certain of 5, 10, 15, or 20 years must also be selected. If the Annuitant dies before the specified period certain ends, the payments to the Payee will continue until the end of the specified period. The amount of the monthly payments therefore depends on the period certain selected.

OPTION 6. JOINT LIFE AND SURVIVORSHIP ANNUITY. The Company makes monthly payments to the Payee while both Annuitants are living. After the death of either Annuitant, payments continue to the Payee for as long as the other Annuitant lives. UNDER THIS OPTION, THE PAYEE COULD RECEIVE ONLY ONE PAYMENT IF BOTH ANNUITANTS DIE AFTER THE FIRST PAYMENT, TWO PAYMENTS IF BOTH ANNUITANTS DIE AFTER THE SECOND PAYMENT, ETC.

                         ADDITIONAL CONTRACT INFORMATION
OWNERSHIP

The Contract belongs to the Owner. An Owner may exercise all of the rights and options described in the Contract.

Subject to more specific provisions elsewhere herein, an Owner's rights include the right to: (1) select or change a successor Owner, (2) select or change any Beneficiary or Contingent Beneficiary, (3) select or change the Payee prior to the Annuity Date, (4) select or change the Annuity Payment Option, (5) allocate Net Purchase Payments among and between the Subaccounts and Guarantee Periods,
(6) transfer Contract Value among and between the Subaccounts and Guarantee Periods, and (7) select or change the Subaccounts on which Variable Annuity Payments are based.

The rights of Owners of Qualified Contracts may be restricted by the terms of a related employee benefit plan. For example, such plans may require an Owner of a Qualified Contract to obtain the consent of his or her spouse before exercising certain ownership rights or may restrict withdrawals. See "FEDERAL TAX CONSIDERATIONS" for more details.

Selection of an Annuitant or Payee who is not the Owner may have tax consequences. See "FEDERAL TAX CONSIDERATIONS" for more details.

CHANGING THE OWNER OR BENEFICIARY

Prior to the Annuity Date and after the Cancellation Period, an Owner may transfer ownership of the Contract subject to the Company's published rules at the time of the change. A new Owner must be less than Age 76.

At any time before a death benefit is paid, the Owner may name a new Beneficiary by Written Notice unless an irrevocable Beneficiary has previously been named. When an irrevocable Beneficiary has been designated, the Owner must provide the irrevocable Beneficiary's written consent to the Company before a new Beneficiary is designated.

These changes take effect as of the day the Written Notice is received at the Service Center and the Company is not liable for any payments made under the Contract prior to the effectiveness of any change. For possible tax consequences of these changes, see "FEDERAL TAX CONSIDERATIONS."

MISSTATEMENT OF AGE OR SEX

If an Age or sex of the Annuitant given in the application is misstated, the Company will adjust the benefits it pays under the Contract to the amount that would have been payable at the correct Age or sex. If the Company made any underpayments because of any such misstatement, it shall pay the amount of such underpayment plus interest at an annual effective rate of 3%, immediately to the Payee or Beneficiary in one sum. If the Company makes any overpayments because of a misstatement of Age or sex, it shall deduct from current or future payments due under the Contract, the amount of such overpayment plus interest at an annual effective rate of 3%.

CHANGE OF CONTRACT TERMS

Upon notice to the Owner, the Company may modify the Contract to:

         1. conform the Contract or the operations of the Company or of the Variable Account to the requirements of any law (or regulation issued by a government agency) to which the Contract, the Company or the Variable Account is subject;

         2. assure continued qualification of the Contract as an annuity contract or a Qualified Contract under the Code;

         3. reflect a change (as permitted in the Contract) in the operation of the Variable Account; or

         4.       provide additional Subaccounts and/or Guarantee Periods.

In the event of any such modification, the Company will make appropriate endorsements to the Contract.

Only one of the Company's officers may modify the Contract or waive any of the Company's rights or requirements under the Contract. Any modification or waiver must be in writing. No agent may bind the Company by making any promise not contained in the Contract.

REPORTS TO OWNERS

Prior to the Annuity Date, the Company will send each Owner a report at least annually, or more often as required by law, indicating: the number of Accumulation or Annuity Units credited to the Contract and the dollar value of such units; the Contract Value, Adjusted Contract Value and Surrender Value; any purchase payments, withdrawals, or surrenders made, death benefits paid and charges deducted since the last report; the current interest rate applicable to each Guarantee Amount; and any other information required by law.

The reports, which will be mailed to Owners at their last known address, will include any information that may be required by the SEC or the insurance supervisory official of the jurisdiction in which the Contract is delivered.

The Company will also send any other reports, notices or documents required by law to be furnished to Owners.

MISCELLANEOUS

Non-Participating. The Contract does not participate in the surplus or profits of the Company and the Company does not pay dividends on the Contract.

Protection of Proceeds. To the extent permitted by law, no benefits payable under the Contract to a Beneficiary or Payee are subject to the claims of an Owner's or a Beneficiary's creditors.

Discharge of Liability. Any payments made by the Company under any Annuity Payment Option or in connection with the payment of any withdrawal, surrender or death benefit, shall discharge the Company's liability to the extent of each such payment.

Proof of Age and Survival. The Company reserves the right to require proof of the Annuitant's Age prior to the Annuity Date. In addition, for life contingent Annuity Options, the Company reserves the right to require proof of the Annuitant's survival before any Annuity Payment Date.

Contract Application. The Company issues the Contract in consideration of the Owner's application and payment of the initial purchase payment. The entire Contract is made up of the Contract, any attached endorsements or riders, and the application. In the absence of fraud, the Company considers statements made in the application to be representations and not warranties. The Company will not use any statement in defense of a claim or to void the Contract unless it is contained in the application. The Company will not contest the Contract.


                            YIELDS AND TOTAL RETURNS

From time to time, the Company may advertise or include in sales literature certain performance related information for the Subaccounts, including yields and average annual total returns. Certain Funds have been in existence prior to the commencement of the offering of the Contracts. The Company may advertise or include in sales literature the performance of the Subaccounts that invest in these Funds for these prior periods. The performance information of any period prior to the commencement of the offering of the Contracts is calculated as if the Contract had been offered during those periods, using current charges and expenses.

Performance information discussed herein is based on historic results and does not indicate or project future performance. For a description of the methods used to determine yield and total return for the Subaccounts, see the Statement of Additional Information.

Effective yields and total returns for the Subaccounts are based on the investment performance of the corresponding Funds. The performance of a Fund in part reflects its expenses. See the prospectuses for the Funds for Fund expense information.

The yield of the Money Market Subaccount refers to the annualized income generated by an investment in the Subaccount over a specified seven-day period. The yield is calculated by assuming that the income generated for that seven-day period is generated each seven-day period over a 52-week period and is shown as a percentage of the investment. The effective yield is calculated similarly but, when annualized, the income earned by an investment in the Subaccount is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment.

The yield of a Subaccount other than the Money Market Subaccount refers to the annualized income generated by an investment in the Subaccount over a specified 30-day or one-month period. The yield is calculated by assuming that the income generated by the investment during that 30-day or one-month period is generated each period over a 12-month period and is shown as a percentage of the investment.

The total return of a Subaccount refers to return quotations assuming an investment under a Contract has been held in the Subaccount for various periods of time including, but not limited to, a period measured from the date the Subaccount commenced operations. Average annual total return refers to total return quotations that are annualized based on an average return over various periods of time.

The average annual total return quotations represent the average annual compounded rates of return that would equate an initial investment of $1,000 under a Contract to the redemption value of that investment as of the last day of each of the periods for which total return quotations are provided. Average annual total return information shows the average annual percentage change in the value of an investment in the Subaccount from the beginning date of the measuring period to the end of that period. This standardized version of average annual total return reflects all historical investment results, less all charges and deductions applied against the Subaccount (including any surrender charge that would apply if an Owner terminated the Contract at the end of each period indicated, but excluding any deductions for premium taxes). When a Subaccount, other than the Money Market Subaccount, has been in operation for one, five and ten years respectively, the standard version average annual total return for these periods will be provided.

In addition to the standard version described above, total return performance information computed on two different non-standard bases may be used in advertisements or sales literature. Average annual total return information may be presented, computed on the same basis as described above, except deductions will not include the surrender charge. In addition, the Company may from time to time disclose cumulative total return for Contracts funded by Subaccounts.

From time to time, yields, standard average annual total returns, and non-standard total returns for the Funds may be disclosed, including such disclosures for periods prior to the date the Variable Account commenced operations.

Non-standard performance data will only be disclosed if the standard performance data for the required periods is also disclosed. For additional information regarding the calculation of other performance data, please refer to the Statement of Additional Information.

In advertising and sales literature, the performance of each Subaccount may be compared with the performance of other variable annuity issuers in general or to the performance of particular types of variable annuities investing in mutual funds, or investment portfolios of mutual funds with investment objectives similar to the Subaccount. Lipper Analytical Services, Inc. ("Lipper"), Variable Annuity Research Data Service ("VARDS") and Morningstar, Inc. ("Morningstar") are independent services which monitor and rank the performance of variable annuity issuers in each of the major categories of investment objectives on an industry-wide basis.

Lipper's and Morningstar's rankings include variable life insurance issuers as well as variable annuity issuers. VARDS rankings compare only variable annuity issuers. The performance analyses prepared by Lipper, VARDS and Morningstar each rank such issuers on the basis of total return, assuming reinvestment of distributions, but do not take sales charges, redemption fees, or certain expense deductions at the separate account level into consideration. In addition, VARDS prepares risk rankings, which consider the effects of market risk on total return performance. This type of ranking provides data as to which funds provide the highest total return within various categories of funds defined by the degree of risk inherent in their investment objectives.

Advertising and sales literature may also compare the performance of each Subaccount to the Standard & Poor's Index of 500 Common Stocks, a widely used measure of stock performance. This unmanaged index assumes the reinvestment of dividends but does not reflect any "deduction" for the expense of operating or managing an investment portfolio. Other independent ranking services and indices may also be used as a source of performance comparison.

The  Company  may  also  report  other  information   including  the  effect  of
tax-deferred compounding on a Subaccount's investment returns, or returns in general, which may be illustrated by tables, graphs or charts.


                           FEDERAL TAX CONSIDERATIONS

                     THE FOLLOWING DISCUSSION IS GENERAL AND
                          IS NOT INTENDED AS TAX ADVICE

INTRODUCTION

This discussion is not intended to address the tax consequences resulting from all of the situations in which a person may be entitled to or may receive a distribution under the Contract issued by the Company. Any person concerned about these tax implications should consult a competent tax adviser before initiating any transaction. This discussion is based upon the Company's understanding of the present federal income tax laws, as they are currently interpreted by the Internal Revenue Service ("IRS"). No representation is made as to the likelihood of the continuation of the present federal income tax laws or of the current interpretation by the IRS. Moreover, no attempt has been made to consider any applicable state or other tax laws.

The Contract may be purchased on a non-qualified basis or purchased and used in connection with plans qualifying for favorable tax treatment. The Qualified
Contract is designed for use by individuals whose purchase payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under sections 401(a), 408, or 457 of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or Annuity Payments, and on the economic benefit to the Owner, the Annuitant, or the Beneficiary depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on the Company's tax status. In addition, certain requirements must be satisfied in purchasing a Qualified Contract with proceeds from a tax-qualified plan and receiving distributions from a Qualified Contract in order to continue receiving favorable tax treatment. Therefore, purchasers of Qualified Contracts should seek competent legal and tax advice regarding the suitability of a Contract for their situation, the applicable requirements, and the tax treatment of the rights and benefits of a Contract. The following discussion assumes that Qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAX STATUS OF THE CONTRACT

Diversification Requirements. Section 817(h) of the Code provides that separate account investments underlying a contract must be "adequately diversified" in accordance with Treasury Department regulations in order for the contract to qualify as an annuity contract under Section 72 of the Code. The Variable Account, through each underlying Fund, intends to comply with the diversification requirements prescribed in regulations under Section 817(h) of the Code, which affect how the assets in the various Subaccounts may be invested. Although the Company does not have direct control over the Funds in which the Variable Account invests, the Comapny believes that each Fund will meet the diversification requirements, and therefore, the Contract will be treated as an annuity contract under the Code.

In certain circumstances, owners of variable annuity contracts may be considered the owners, for federal income tax purposes, of the assets of the separate account used to support their contracts. In those circumstances, income and gains from the separate account assets would be includible in the variable annuity contract owner's gross income. The IRS has stated in published rulings that a variable contract owner will be considered the owner of separate account assets if the contract owner possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has also announced, in connection with the issuance of regulations concerning investment diversification, that those regulations "do not provide guidance concerning the circumstances in which investor control of the investments of a segregated asset account may cause the investor (i.e., the contract owner), rather than the insurance company, to be treated as the owner of the assets in the account." This announcement also states that guidance would be issued by way of regulations or rulings on the "extent to which policyholders may direct their investments to particular subaccounts without being treated as owners of the underlying assets." As of the date of this prospectus, no such guidance has been issued.

The ownership rights under the Contracts are similar to, but different in certain respects from, those described by the IRS in rulings in which it was determined that contract owners were not owners of separate account assets. For example, the Owner of a Contract has the choice of several Subaccounts in which to allocate Net Purchase Payments and Contract Values, and may be able to transfer among Subaccounts more frequently than in such rulings. These differences could result in an Owner being treated as the owner of the assets of the Variable Account. In addition, the Company does not know what standards will be set forth, if any, in the regulations or rulings which the Treasury Department has stated it expects to issue. The Company therefore reserves the right to modify the Contract as necessary to attempt to prevent the Owner from being considered the owner of the Variable Account's assets.

Required  Distributions.  In order to be  treated  as an  annuity  contract  for federal income tax purposes, section 72(s) of the Code requires any Non-Qualified Contract to provide that: (a) if any Owner dies on or after the Annuity Date but prior to the time the entire interest in the Contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of that Owner's death; and (b) if any Owner dies prior to the Annuity Date, the entire interest in the Contract will be distributed within five years after the date of the Owner's death. These requirements will be considered satisfied as to any portion of the Owner's interest that is payable to or for the benefit of a "designated beneficiary," and that is distributed over the life of such beneficiary or over a period not extending beyond the life expectancy of that beneficiary, provided that such distributions begin within one year of that Owner's death. The Owner's "designated beneficiary" is the person designated by such Owner as a beneficiary and to whom ownership of the contract passes by reason of death and must be a natural person. However, if the Owner's "designated beneficiary" is the surviving spouse of the Owner, the Contract may be continued with the surviving spouse as the new Owner.

Non-Qualified Contracts contain provisions that are intended to comply with the requirements of section 72(s) of the Code, although no regulations interpreting these requirements have yet been issued. The Company intends to review such provisions and modify them if necessary to assure that they comply with the requirements of Code section 72(s) when clarified by regulation or otherwise.

Other rules may apply to Qualified Contracts.

The following discussion assumes that the Contracts will qualify as annuity contracts for federal income tax purposes.

TAXATION OF ANNUITIES

In General. Section 72 of the Code governs taxation of annuities in general. The Company believes that an Owner who is a natural person is not taxed on increases in Contract Value until distribution occurs by withdrawing all or part of the Contract Value (e.g., withdrawals and surrenders) or as Annuity Payments under the Annuity Payment Option elected. For this purpose, the assignment, pledge, or agreement to assign or pledge any portion of the Contract Value (and in the case of a Qualified Contract, any portion of an interest in the qualified plan) generally will be treated as a distribution. The taxable portion of a distribution (in the form of a single sum payment or payment option) is taxable as ordinary income.

The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the contract value over the "investment in the contract" during the taxable year. There are some exceptions to this rule, and a prospective Owner that is not a natural person may wish to discuss these with a competent tax adviser.

The following discussion generally applies to Contracts owned by natural persons.

Withdrawals.  In the  case of a  withdrawal  from a  Qualified  Contract,  under section 72(e) of the Code, a ratable portion of the amount received is taxable, generally based on the ratio of the "investment in the contract" to the participant's total accrued benefit or balance under the retirement plan. The "investment in the contract" generally equals the portion, if any, of any purchase payments paid by or on behalf of the individual under a Contract that was not excluded from the individual's gross income. For Contracts issued in connection with qualified plans, the "investment in the contract" can be zero. Special tax rules may be available for certain distributions from Qualified Contracts.

In the case of a withdrawal from a Non-Qualified Contract, under section 72(e), any amounts received are generally first treated as taxable income to the extent that the Contract Value immediately before the withdrawal exceeds the "investment in the contract" at that time. Any additional amount withdrawn is not taxable.

In the case of a surrender under a Qualified or Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the "investment in the contract."

Section 1035 of the Code generally provides that no gain or loss shall be recognized on the exchange of one annuity contract for another. If the surrendered contract was issued prior to August 14, 1982, the tax rules formerly provided that the surrender was taxable only to the extent the amount received exceeds the owner's investment in the contract will continue to apply to amounts allocable to investments in that contract prior to August 14, 1982. In contrast, contracts issued after January 19, 1985 in a Code section 1035 exchange are treated as new contracts for purposes of the penalty and distribution-at-death rules. Special rules and procedures apply to section 1035 transactions. Prospective Owners wishing to take advantage of section 1035 should consult their tax adviser.

Annuity Payments. Although tax consequences may vary depending on the payment option elected under an annuity contract, under Code section 72(b), generally (prior to recovery of the investment in the contract) gross income does not include that part of any amount received as an annuity under an annuity contract that bears the same ratio to such amount as the investment in the contract bears to the expected return at the annuity starting date. For variable annuity payments, the taxable portion is generally determined by an equation that establishes a specific dollar amount of each payment that is not taxed. The dollar amount is determined by dividing the "investment in the contract" by the total number of expected periodic payments. However, the entire distribution will be taxable once the recipient has recovered the dollar amount of his or her "investment in the contract." For fixed annuity payments, in general, there is no tax on the portion of each payment that represents the same ratio that the "investment in the contract" bears to the total expected value of the annuity payments for the term of the payments; however, the remainder of each annuity payment is taxable until the recovery of the investment in the contract, and thereafter the full amount or each annuity payment is taxable. If death occurs before full recovery of the investment in the contract, the unrecovered amount may be deducted on the annuitant's final tax return.

Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of the death of an Owner. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a full surrender of the Contract or (ii) if distributed under an Annuity Payment Option, they are taxed in the same way as Annuity Payments.

Penalty Tax on Certain Withdrawals. In the case of a distribution pursuant to a Non-Qualified Contract, there may be imposed a federal penalty tax equal to 10% of the amount treated as taxable income. In general, however, there is no penalty on distributions:

         1.       made on or after the taxpayer reaches age 59 1/2;

         2. made on or after the death of the holder (or if the holder is not an individual, the death of the primary annuitant);

         3.       attributable to the taxpayer's becoming disabled;

         4. a part of a series of substantially equal periodic payments (not less frequently than annually)for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and his or her designated beneficiary;

         5. made under certain annuities issued in connection with structured settlement agreements; and

         6. made under an annuity contract that is purchased with a single purchase payment when the annuity date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity payment period.

Other  tax  penalties  may  apply to  certain  distributions  under a  Qualified
Contract.

Possible Changes in Taxation. In past years, legislation has been proposed that would have adversely modified the federal taxation of certain annuities. For example, one such proposal would have changed the tax treatment of non-qualified annuities that did not have "substantial life contingencies" by taxing income as it is credited to the annuity. Although as of the date of this prospectus Congress is not considering any legislation regarding taxation of annuities, there is always the possibility that the tax treatment of annuities could change by legislation or other means (such as IRS regulations, revenue rulings, judicial decisions, etc.). Moreover, it is also possible that any change could be retroactive (that is, effective prior to the date of the change).

TRANSFERS, ASSIGNMENTS OR EXCHANGES OF A CONTRACT

A transfer of ownership of a Contract, the designation of an Annuitant, Payee or other Beneficiary who is not also the Owner, the selection of certain Annuity Dates or the exchange of a Contract may result in certain tax consequences to the Owner that are not discussed herein. An Owner contemplating any such transfer, assignment, or exchange of a Contract should contact a competent tax adviser with respect to the potential tax effects of such a transaction.

WITHHOLDING

Pension and annuity distributions generally are subject to withholding for the recipient's federal income tax liability at rates that vary according to the type of distribution and the recipient's tax status. Recipients, however, generally are provided the opportunity to elect not to have tax withheld from distributions. Effective January 1, 1993, distributions from certain qualified plans are generally subject to mandatory withholding. Certain states also require withholding of state income tax whenever federal income tax is withheld.

MULTIPLE CONTRACTS

All non-qualified deferred annuity contracts that are issued by the Company (or its affiliates) to the same owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in gross income under section 72(e) of the Code. The effects of this rule are not yet clear; however, it could affect the time when income is taxable and the amount that might be subject to the 10% penalty tax described above. In addition, the Treasury Department has specific authority to issue regulations that prevent the avoidance of section 72(e) of the Code through the serial purchase of annuity contracts or otherwise. There may also be other situations in which the Treasury Department may conclude that it would be appropriate to aggregate two or more annuity contracts purchased by the same owner. Accordingly, a Contract Owner should consult a competent tax adviser before purchasing more than one annuity contract.

TAXATION OF QUALIFIED PLANS

The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from contributions in excess of specified limits; distributions prior to age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; aggregate distributions in excess of a specified annual amount; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but the Company shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents to be bound. Brief descriptions follow of the various types of qualified retirement plans in connection with a Contract. The Company will amend the Contract as necessary to conform it to the requirements of such plan.

Corporate Pension and Profit Sharing Plans and H.R. 10 Plans. Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract to provide benefits under the plans. Employers intending to use the Contract with such plans should seek competent advice.

Individual Retirement Annuities. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that may be contributed, the persons who may be eligible, and on the time when distributions may commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an IRA. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS. Employers may establish Simplified Employee Pension
(SEP) Plans to provide IRA contributions on behalf of their employees.

Deferred Compensation Plans. Section 457 of the Code provides for certain deferred compensation plans. These plans may be offered with respect to service for state governments, local governments, political subdivisions, agencies, instrumentalities, certain affiliates of such entities, and tax exempt organizations. The plans may permit participants to specify the form of investment for their deferred compensation account. All investments are owned by the sponsoring employer and are subject to the claims of the general creditors of the employer.

OTHER TAX CONSEQUENCES

As noted above, the foregoing comments about the federal tax consequences under these Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in the prospectus. Further, the federal income tax consequences discussed herein reflect the Company's understanding of current law and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each Owner or recipient of the distribution. A competent tax adviser should be consulted for further information.


                                OTHER INFORMATION

DISTRIBUTION OF THE CONTRACTS

CNA/ISI, which is located at CNA Plaza, Chicago, Illinois 60685, is principal underwriter and distributor of the Contracts. CNA/ISI is an affiliate of the Company, is registered with the SEC as a broker-dealer, and is a member of the National Association of Securities Dealers, Inc. ("NASD"). The Company pays CNA/ISI for acting as principal underwriter under a distribution agreement. The Contract are offered on a continuous basis and the Company does not anticipate discontinuing the offer.

Applications for Contracts are solicited by agents who are licensed by applicable state insurance authorities to sell the Company's insurance contracts and who are also registered representatives of a broker-dealer having a selling agreement with CNA/ISI. Such broker-dealers will generally receive commissions based on a percent of purchase payments made (up to a maximum of 7%). The writing agent will receive a percentage of these commissions from the respective broker-dealer, depending on the practice of that broker-dealer. Owners do not pay these commissions.

ADMINISTRATIVE SERVICES

Financial Administration Services, Inc. administers the Contract on behalf of the Company at the Service Center. In this capacity, Financial Administration Services, Inc. is responsible for the following: processing purchase payments, Annuity Payments, death benefits, surrenders, withdrawals, and transfers; preparing confirmation notices and periodic reports; calculating mortality and expense risk charges; calculating Accumulation and Annuity Unit Values; distributing voting materials and tax reports; and generally assisting Owners.

VOTING PRIVILEGES

In accordance with current interpretations of applicable law, the Company votes Fund shares held in the Variable Account at regular and special shareholder meetings of the Funds in accordance with instructions received from persons having voting interests in the corresponding Subaccounts. If, however, the 1940 Act or any regulation thereunder should be amended, or if the present interpretation thereof should change, or the Company otherwise determines that it is allowed to vote the shares in its own right, it may elect to do so.

The number of votes that an Owner or Annuitant has the right to instruct are calculated separately for each Subaccount, and may include fractional votes. Prior to the Annuity Date, the Owner holds a voting interest in each Subaccount to which Variable Contract Value is allocated. After the Annuity Date, the Payee has a voting interest in each Subaccount from which Variable Annuity Payments are made.

For each Owner, the number of votes attributable to a Subaccount will be determined by dividing the Owner's Subaccount Value by the Net Asset Value Per Share of the Fund in which that Subaccount invests. For each Payee, the number of votes attributable to a Subaccount is determined by dividing the liability for future Variable Annuity Payments to be paid from that Subaccount by the Net Asset Value Per Share of the Fund in which that Subaccount invests. This liability for future payments is calculated on the basis of the mortality assumptions, the selected Benchmark Rate of Return and the Annuity Unit Value of that Subaccount on the date that the number of votes is determined. As Variable Annuity Payments are made to the Payee, the liability for future payments decreases as does the number of votes.

The number of votes available to an Owner or Payee are determined as of the date coinciding with the date established by the Fund for determining shareholders eligible to vote at the relevant meeting of the Fund's shareholders. Voting instructions are solicited by written communication prior to such meeting in accordance with procedures established for the Fund. Each Owner or Payee having a voting interest in a Subaccount will receive proxy materials and reports relating to any meeting of shareholders of the Funds in which that Subaccount invests.

Fund shares as to which no timely instructions are received and shares held by the Company in a Subaccount as to which no Owner or Payee has a beneficial interest are voted in proportion to the voting instructions that are received with respect to all Contracts participating in that Subaccount. Voting instructions to abstain on any item to be voted upon are applied to reduce the total number of votes eligible to be cast on a matter. Under the 1940 Act, certain actions affecting the Variable Account may require Contract Owner approval. In that case, an Owner will be entitled to vote in proportion to his Variable Contract Value.

LEGAL PROCEEDINGS

There are no legal proceedings to which the Variable Account is a party or to which the assets of the Variable Account are subject. The Company, as an insurance company, is ordinarily involved in litigation. The Company does not believe that any current litigation is material to its ability to meet its obligations under the Contract or to the Variable Account nor does the Company expect to incur significant losses from such actions.

COMPANY HOLIDAYS

The Company is closed on the following days in 1996: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving Day, and Christmas Day.

LEGAL MATTERS

All matters relating to Pennsylvania law pertaining to the Contracts, including the validity of the Contracts and the Company's authority to issue the Contracts, have been passed upon by Lynne Gugenheim, Esquire, Vice President and Associate General Counsel of the Company. Sutherland, Asbill & Brennan of Washington, D.C. has provided advice on certain matters relating to the federal securities laws.

EXPERTS

The balance sheets of the Company as of December 31, 1995 and 1994, and the related statements of income, stockholder's equity, and cash flows for the years ended December 31, 1995, 1994 and 1993, which are included in the prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report therein, and are included therein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

        ADDITIONAL INFORMATION ABOUT VALLEY FORGE LIFE INSURANCE COMPANY

HISTORY AND BUSINESS

Valley Forge Life Insurance Company was incorporated under the laws of the state of Pennsylvania on August 9, 1956 and began its operations on December 1, 1956. The Company markets a full range of life and accident and health insurance products either directly or through its pooling agreement with CAC, including group medical and life, universal life, traditional life, and annuities.

Formation of the Company was sponsored by American Casualty Company of Reading, Pennsylvania, which owned 50% of the 44,000 outstanding shares of the Company. The remaining 50% interest was held by the Valley Forge Insurance Company, a wholly owned subsidiary of American Casualty Company.

In late 1963, control of the parent companies was acquired by Continental Casualty Company of Chicago, Illinois. In 1967, all outstanding shares of Continental Casualty Company were exchanged for stock of CNA Financial Corporation, the parent company of the CNA insurance companies. On December 30, 1983, all outstanding shares of the Company were acquired by Continental Assurance Company, a life insurance company subsidiary of CNA Financial Corporation. Controlling interest of CNA Financial Corporation is held by Loews Corporation, a publicly held company whose shares are traded on the New York Stock Exchange.


Effective December 31, 1985, pursuant to a Reinsurance Pooling Agreement, the Company began ceding all of its business to its parent, Continental Assurance Company. This business is then pooled with the business of Continental Assurance Company, excluding Continental Assurance Company's participating contracts and separate accounts, and 10% of the combined net pool retroceded to the Company. This agreement was amended effective July 1, 1996, for the purpose of also excluding the separate accounts of the Company.


SELECTED FINANCIAL DATA

The following selected financial data for the Company should be read in conjunction with the financial statements and notes thereto included in this prospectus.

                                                        (000)
                                               Selected Financial Data
                                                For the Periods Ended
                                  ----------------------------------------------
                                                    December 31
                                  --------------------------------------------
                                       1995    1994     1993     1992     1991

Net Investment Income              $ 31,494 $ 22,759 $ 16,144 $ 19,627 $ 25,815
Net Operating Income
(Excluding Realized Gains/Losses)  $ 13,551 $ 10,408 $  4,655 $  6,425 $  4,291
Net Income                         $ 22,510 $  7,482 $  7,107 $  7,119 $ 10,142
Total Assets                       $624,820 $552,836 $475,892 $443,577 $402,535

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS



The following management discussion and analysis should be read in conjunction with the financial statements and related notes.

Valley Forge Life Insurance Company (VFL) is a wholly-owned subsidiary of Continental Assurance Company (Assurance). Assurance is a wholly-owned subsidiary of Continental Casualty Company (Casualty) which is wholly-owned by CNA Financial Corporation (CNA). Loews Corporation owns approximately 84% of the outstanding common stock of CNA.

VFL and Assurance, have an intercompany pooling agreement to share their combined underwriting results inclusive of Assurance's participating policies and Separate Account business. Under this pooling agreement, VFL cedes 100% of its net business before pooling to Assurance and in turn receives 10% of the combined results. Assurance retains 90% of the combined results. See Note 8 of the Financial Statements for the effects of reinsurance on VFL's premium revenues.

VFL markets a variety of individual and group insurance products, either directly or through its pooling agreement with Assurance. The individual insurance products currently being marketed consist primarily of term, universal life, and individual annuity products. Group insurance products include life, accident and health consisting primarily of major medical and hospitalization, and pension products.

All aspects of the insurance business are highly competitive. The combined operations of VFL and Assurance compete with a large number of stock and mutual life insurance companies for both producers and customers and Assurance and VFL and must continuously allocate resources to refine and improve insurance products and services. There are approximately 1,800 companies selling life insurance (including health insurance and pension products) in the United
States. The combined companies of VFL and Assurance rank as the twenty-second largest life insurance organization based on 1995 consolidated statutory premium volume.

The operations and assets and liabilities of VFL and its parent, Assurance, are managed to a large extent on a combined basis. The discussion in the following five paragraphs is based on the combined results, excluding participating policies and separate account business which relate solely to Assurance.

In 1994, CNA formed the Life Operations Department to increase substantially its presence and profitability in the individual life marketplace. The department is continuing to experience strong growth in the individual life business, which markets term, universal and annuities products. The department has introduced new term and permanent life products, as well as annuities. All new products have been very well received in the marketplace, as 1995 applications for new policies increased to more than 169,000 from 67,000 in 1994, a 152% increase. Sales volume as measured by first year paid premium and deposits increased to $276 million in 1995 from $69 million in 1994, a 300% increase. In 1994, the department began distributing its products through managing general agencies in addition to its traditional distribution channel of property/casualty independent agents. Managing general agents produced almost half of the first year premium in 1995.

Another notable accomplishment in 1995 was the conversion of all processing from main frame computer system to a more efficient PC-based processing systems, thus substantially reducing operating expenses.

CNA is a prominent player in group life and health insurance. It offers a range of products, including medical and hospitalization coverages, group life and pension products sold to businesses, groups and associations.

In the medical and hospitalization market, Assurance's $2 billion Federal Employees Health Benefits Program (FEHBP) continues to compete effectively. Assurance has undertaken a number of initiatives to enhance service, manage health care utilization demand and quality, and strengthen Assurance's networks of physicians, hospitals and other providers.

In the market for private employer medical benefits, Assurance launched a niche strategy of developing risk- and profit-sharing partnerships with health care providers for point-of-service managed care products in selected geographic markets. Looking ahead, Assurance will also promote full-service medical savings account products. These strategies are expected to enhance future operating results.

Results of Operations:

The following chart summarizes key components of the Valley Forge Life Insurance Company (VFL) operating results for each of the last three years and the first half of 1996 and 1995.

VALLEY FORGE LIFE INSURANCE COMPANY OPERATIONS
- -------------------------------------------------------------------------------------------------------------------

                                                     June 30    June 30     December 31 December 31   December 31
For the Period Ended                                  1996        1995           1995         1994         1993
- -------------------------------------------------------------------------------------------------------------------
(In thousands of dollars)
Operating Summary
(excluding realized investment gains/losses):
Revenues:
   Individual
       Accident and health                         $       75 $    1,540  $     3,197   $     3,191    $     2,995
       Life and annuity                                26,737     19,270        45,171       34,500         28,760
                                                   -----------   -------     ----------   ----------    -----------
       Total Individual                                26,812     20,810        48,368       37,691         31,755
   Group
       Accident and health                            124,290     107,751       218,969      211,120        198,300
        Life and annuity                                9,119      14,334        29,316       14,169         10,790
                                                   -----------   --------   ----------    ----------    -----------
        Total Group                                   133,409     122,085       248,285      225,289        209,090
- -------------------------------------------------------------------------------------------------------------------
    Total Premiums                                    160,221     142,895       296,653      262,980        240,845
Net investment income                                  13,369      15,434        31,494       22,759         16,144
Other                                                   2,499       1,913         4,818        4,789          3,435
- -------------------------------------------------------------------------------------------------------------------
Total revenues                                        176,089     160,242       332,965       290,528       260,424
Benefits and expenses                                 167,376     149,201       312,038       274,439       253,355
- -------------------------------------------------------------------------------------------------------------------
   Income before income tax                             8,713      11,041        20,927        16,089         7,069
Income tax expense                                     (3,055)     (3,889)       (7,376)       (5,681)       (2,414)
===================================================================================================================
     Net operating income
     (excluding realized investment gains/losses)  $    5,658   $   7,152     $  13,551     $  10,408     $   4,655
===================================================================================================================
Supplemental Financial Data:
Net operating income:
     Individual                                    $    2,742   $   3,030     $   5,597     $   3,119      $    885
     Group                                              2,916       4,122         7,954         7,289         3,770
- -------------------------------------------------------------------------------------------------------------------
     Net operating income                               5,658       7,152        13,551        10,408         4,655
     Net realized investment gains (losses):            2,434       8,169         8,959        (2,926)        2,452
===================================================================================================================
     Net income                                      $  8,092    $ 15,321     $  22,510      $  7,482       $ 7,107
===================================================================================================================

VFL's revenues for the year ended December 31, 1995, excluding net realized investment gains, were $333.0 million or up 14.6% from year end 1994 and up 27.9% from 1993. Total life individual premium income for 1995 was $48.4 million, up 28.3% from the $37.7 million earned in 1994 and up 52.3% from 1993. The increase in 1995 is due primarily to increased sales of new term and permanent life products as previously discussed. Premium revenue as defined by generally accepted accounting principles, and disclosed in the above exhibit, does not include deposits on annuity contracts or premiums on universal life policies.

VFL's total group premium income was $248.3 million, up 10.2% from the $225.3 million earned in 1994 and up 18.7% from 1993's $209.1 million. Group accident and health premium income included in total group premium income, is primarily from the contract with FEHBP. Group accident and health premium income was $219.0 million for 1995 a 3.7% increase from 1994's premium of $211.1 million, and a 10.6% increase from 1993's premium of $198.3 million . Group life and annuity premium income, included in total group premium income above, exhibited strong growth rising 31.3% to $14.2 million in 1994 from $10.8 million in 1993 and up 106.9% from $14.2 million in 1994 to $29.3 million in 1995. This growth is attributable to strong positive cash flow from the growth in new business.

VFL's investment income increased substantially from $16.1 million in 1993 to $22.8 million in 1994 and $31.5 million in 1995 due to strong positive cash flow from the growth in new business and higher yielding investments resulting from a shift of VFL's investment portfolio during 1994 to longer term securities.

VFL's net operating income excluding net realized investment gains/losses was $13.6 million for 1995, compared to $10.4 million and $4.7 million for 1994 and 1993, respectively. The individual business segment reported net operating income of $5.6 million for 1995, compared to $3.1 million and $0.9 million for 1994 and 1993, respectively. The group business segment reported net operating income of $8.0 million for 1995, compared to $7.3 million for 1994 and $3.8 million for 1993. Profits for the individual business segment increased due to increased investment income, improved mortality experience and increased interest rate spreads on interest sensitive products.

Net realized investment gains, net of tax, amounted to $9.0 million in 1995, compared to net realized investment losses of $2.9 million in 1994 and net realized investment gains of $2.5 million in 1993. Net realized investment gains for 1995 were primarily realized on sales of fixed maturities such sales being in the ordinary course of portfolio management.


Six Months Results of Operations

     VFL revenues, excluding realized investment gains, for the six months ended June 30, 1996 were $176.1 million, up 9.9% when compared to $162.4 million for the similar period of 1995. Total life individual premium income for the first half of 1996 was $26.8 million, up 28.8% from the $20.8 million earned in the first half of 1995. This growth is due to continued sales and market acceptance of new life and annuity products first offered in late 1994. Offsetting this increase somewhat is the discontinuation of the company's individual disability insurance business, through assumption of reinsurance with an unaffiliated insurance company. Total group premium was $133.4 million, up 9.3% from the $122.1 million earned in the comparable 1995 period. This increase is primarily attributable to FEHBP.

Investment income decreased 13.4% to $13.4 million in the first quarter of 1996, as compared to $15.4 million for the same period a year ago. The decline was due to a increase in lower yielding short-term securities as proceeds from sales of fixed maturities were invested in short term securities.

Pretax operating income for VFL, excluding net realized investment gains/losses, was $8.7 million for the first six months of 1996, down 21.1% compared to the $11.0 million recognized for the same period in 1995.

VFL's net income excluding net realized investment gains/losses was $5.7 million for the first six months of 1996, compared to $7.2 million for the same period in 1995. The individual segment reported net operating income of $2.7 million for the first half of 1996 a decrease of 9.5%, compared to $3.0 million in the comparable period a year ago. This decrease is a result of very favorable mortality experienced in the individual life business in the first half of 1995, as well as reduced investment income results in 1996. The group segment reported net operating income for the first six months of 1996 of $2.9 million, a decline of 29.3% compared to the $4.1 million earned in the first half of 1995. The decline was due to the decreased investment income as well as unfavorable mortality experience in group life cases and lower administrative fees in group pension cases.

Net realized investment gains for the first six months of 1996 were $2.4 million, compared to net realized investment gains of $8.2 million for the comparable period in 1995, both reflective of the interest rate environments during the respective periods.

Financial Condition:

FINANCIAL CONDITION
- ---------------------------------------------------------------------------------------------------
                                                                                 Stockholder's
                                                 Statutory          Assets          Equity
                                                  Surplus
(In thousands of dollars, except per share data)
- ---------------------------------------------------------------------------------------------------
June 1996                                        $  126,508     $   687,795     $    187,938
December 1995                                       129,912         624,820          195,472
December 1994                                       122,267         552,836          156,196
December 1993                                       117,650         475,892          153,249
December 1992                                       115,660         443,577          144,873
December 1991                                       111,382         402,535          137,857
- ---------------------------------------------------------------------------------------------------

Assets totaled $625 million at the end of 1995, an increase of 13.0% over 1994 and 31.3% over 1993. VFL's cash and invested assets of $504 million increased by $64 million, or 14.6%, over the 1994 level of $440 million, and increased $29 million over the 1993 level of $475 million.

VFL's stockholder's equity was $195 million at December 31, 1995, compared to $156 million and $153 million at December 31, 1994 and 1993, respectively. The increase in stockholder's equity in 1995 is due to a $16.8 million increase in net unrealized investment gains and net income of $22.5 million. The increase in stockholder's equity in 1994 was primarily due to net income of $7.5 million which was partially offset by $4.5 million of net unrealized investment losses.

The decrease in stockholder's equity of $7.5 million at June 30, 1996 compared to December 31, 1995 is due to a decrease in net unrealized gains of $15.6 million, offset by net income of $8.1 million. The change in net unrealized net unrealized gains/losses is attributable, in large part, to increases in interest rates which have an adverse effect on bond prices.

Statutory surplus of VFL has grown steadily from $111 million at December 31, 1991 to $127 million at June 30, 1996. The decrease in surplus for the six months ended June 30, 1996 is due to a net statutory loss which is primarily attributable to the substantial acquisition costs related to the new sales of of individual life and annuity products. Such costs are immediately charged to income for statutory reporting purposes; under generally accepted accounting principles, such costs are capitalized and amortized to income over the duration of these policies.

The National Association of Insurance Commissioners (NAIC) has developed industry minimum Risk-Based Capital (RBC) requirements. The RBC formulas are designed to identify an insurer's minimum capital requirements based upon the inherent risks (e.g., asset default, credit and underwriting) of its operations. In addition to the minimum capital requirements, the RBC formula and related regulations identify various levels of capital adequacy and corresponding actions that the state insurance departments should initiate. The level of capital adequacy below which insurance departments would take action is defined as the Company Action Level. As of December 31, 1995, VFL has capital in excess of the Company Action Level.

The NAIC also maintains the Insurance Regulatory Information System ("IRIS), which assists the state insurance departments in overseeing the financial condition of both life and property/casualty insurers through application of a number of financial ratios. These ratios have a range of results characterized as "usual" by the NAIC. The NAIC IRIS user guide regarding these ratios states that "Falling outside the usual range is not considered a failing
result"...and... "in some years it may not be unusual for financially sound companies to have several ratios with results outside the usual range." Management believes that IRIS ratio test results should be reviewed carefully in conjunction with all other financial information. VFL had one IRIS ratio for 1995 with an unusual value, surplus relief. The unusual value relates to the substantial commissions on new individual business ceded to Assurance under the pooling agreement.

Investments:

The following table summarizes VFL's investments with fixed maturities and short term investments shown at amortized cost and all other investments shown at cost for each of the last three years and for the first quarter of 1996. Fixed maturities and equity securities are considered available for sale and are shown at market value in the financial statements, the effect of which is shown in "Investments at Market Value" in the table below.

- ------------------------------------------------------------------------------------------------------------------------
DISTRIBUTION OF INVESTMENTS -

                                  June 30                                    December 31
                             -----------------    -----------------------------------------------------------

For the period ended           1996        %         1995       %        1994      %       1993        %
- --------------------------------------------------------------------------------------------------------------
(In thousands of dollars)
Investments:
   Fixed maturities
   (at amortized cost):
     U.S. Treasuries and
     Agencies               $ 114,889    21.7      $ 186,083   42.1   $  69,148  15.6   $ 23,631      6.4
     Asset Backed              68,119    12.9         84,785   19.2     219,470  49.6      6,378      1.7
     Other Debt Securities     94,177    17.8         76,533   17.4      67,381  15.2     64,167     17.2
                             --------    ----     ----------   ----   ---------  ----   --------     ----
   Total Fixed maturities     277,185    52.4        347,401   78.7     355,999  80.4     94,176     25.3
   Equity securities:
     Common stocks              1,074     0.2          1,074    0.2       1,074   0.2        981      0.3
   Policy loans                59,979    11.3         56,008   12.7      47,001  10.6     40,942     11.0
   Short-term investments     191,482    36.1         37,184    8.4      39,067   8.8    235,948     63.4
- -----------------------------------------------------------------------------------------------------------
Investments                  $ 529,720  100.0%    $ 441,667   100.0%  $ 443,141 100.0  $ 372,047   100.0%
============================================================================================================
Investments at Market Value  $ 526,663            $ 462,650            $438,330        $ 374,214
============================================================================================================

As mentioned previously, the operations and assets and liabilities of VFL and Assurance are, to a large extent, managed on a combined basis. The investment portfolio is managed to maximize after-tax investment return while minimizing credit risks with investments concentrated in high quality securities to support its insurance underwriting operations. The investment portfolios segregated for the purpose of supporting policy liabilities for universal life, annuities and other interest sensitive products are held by Assurance.

VFL has the capacity to hold its fixed maturity portfolio to maturity. However, securities may be sold as part of VFL's asset/liability strategies or to take advantage of investment opportunities generated by changing interest rates, prepayments, tax and credit considerations, or other similar factors. Accordingly, the fixed maturity securities are classified as available-for-sale.

Footnote 3 to the financial statements is incorporated herein by reference and provides market value information for fixed maturity and equity securities.

The investment portfolio consists primarily of high quality marketable fixed maturities at December 31, 1995, 98% of which are rated as investment grade.

At December 31, 1995, 76% of the fixed maturity portfolio was invested in U.S. government and government agencies securities, 6% in other AAA rated securities, and 11% in AA and A rated securities.

Included in VFL's fixed maturity securities at December 31, 1995 are $85 million of asset-backed securities, consisting of approximately 23% in U.S. government agency issued pass-through certificates, 70% in collateralized mortgage obligations (CMO's), and 7% in corporate asset-backed obligations. The majority of CMO's held are U.S. government agency issues, which are actively traded in liquid markets and are priced by broker-dealers.

VFL limits the risks associated with interest rate fluctuations and prepayments by concentrating its CMO investments in planned amortization classes with relatively short principal repayment windows. VFL avoids investments in complex mortgage derivatives without readily ascertainable market prices. At December 31, 1995, the fair value of asset-backed securities was in excess of the amortized cost by approximately $3 million compared with unrealized losses of $8 million at December 31, 1994. VFL has not invested in derivative financial instruments during the last three years. Nor does it have any investments in mortgage loans or real estate.

VFL's investments in fixed maturities are carried at a fair value of $368 million, compared with $351 million at December 31, 1995 and 1994, respectively. At December 31, 1995, net unrealized gains on fixed maturity securities amounted to approximately $20 million. This compares with net unrealized losses of $5 million at December 31, 1994. The gross unrealized gains and losses for the fixed maturity securities portfolio at December 31, 1995, were $20.4 million and $25 thousand, respectively, compared to $5.6 million and $10.7 million, respectively, at December 31, 1994 and $3.0 million and $1.2 million, respectively, at December 31, 1993. Such fluctuations from year-to-year are primarily due to change in interest rates.

The following table summarizes the unrealized net gains and losses from fixed maturity and equity securities for the last three years and for the first half of 1996.

NET UNREALIZED APPRECIATION (DEPRECIATION)
FIXED MATURITY AND EQUITY SECURITIES

- -------------------------------------------------------------------------------
                                 June 30,                  December 31,
                              ----------------   ------------------------------
For the period ended               1996            1995         1994      1993
- -------------------------------------------------------------------------------
(In thousands of dollars)

Fixed Maturities                 $ (3,808)        $ 20,361  $ (5,044)   $ 1,847
Equity securities                     751              622       233        319

- -------------------------------------------------------------------------------


Liquidity and Capital Resources:

The liquidity requirements of VFL have been met primarily by funds generated from operations. VFL's principal operating cash flow sources are premiums and investment income. The primary operating cash flow uses are payments for claims, policy benefits and operating expenses.

For the year ended December 31, 1995, VFL's operating activities generated net positive cash flows of approximately $21 million, compared with $75 million in 1994 and $23 million in 1993. VFL believes that future liquidity needs will be met primarily by cash generated from operations. Net cash flows from operations are invested in marketable securities.

VFL's insurance ratings are pooled ratings with Assurance. VFL/Assurance has received the following ratings as of June 30, 1996: A.M. Best, A; Standard and Poor's, AA; and Duff and Phelps, AA such ratings are subject to regular review and change.

Standards adopted during 1995

Disclosures of Certain Significant Risks and Uncertainties
In December 1994, the AICPA issued SOP 94-6, "Disclosure of Certain Significant Risks and Uncertainties." This SOP requires reporting entities to include in their financial statements disclosures about the nature of their operations and the use of estimates in the preparation of financial statements. Additional disclosures are required for certain significant estimates utilized in the financial statements and current vulnerability due to certain concentrations if specific criteria are met. This Statement is effective for financial statements issued for fiscal years ending after December 15, 1995. The adoption of this Statement had no impact on the results of operations of VFL.

Accounting by Creditors for Impairment of a Loan
In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) 114, "Accounting by Creditors for Impairment of a Loan." This Statement addresses the accounting by creditors for impairment of certain loans. It also requires that applicable loans be treated as impaired when it is probable that a creditor will be unable to collect all amounts (both principal and interest) contractually due. This Statement applies to financial statements for fiscal years beginning after December 15, 1994. In October 1994, the FASB issued SFAS 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures" which amends SFAS 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan. It also amends the disclosure requirements to require information about the recorded investment in certain impaired loans and about how a creditor recognizes interest income related to those impaired loans. The adoption of these Statements did not have a significant impact on VFL.

Standards Adopted in 1996

Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of In March 1995, the FASB issued SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". This Statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used for long-lived assets and certain identifiable intangibles to be disposed of. This statement requires that long-lived assets and certain identifiable intangibles to be held and used by the entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. This Statement is effective for 1996 financial statements, although earlier adoption is permissible. This Statement had no significant impact on the results of operations for VFL.

Accounting for Stock-Based Compensation

In October 1995, the FASB issued SFAS 123, "Accounting for Stock-Based Compensation". This Statement establishes financial accounting and reporting standards for stock-based employee compensation plans. The requirements of this Statementis effective for 1996 financial statements. This Statement had no impact on the financial statements of VFL as the Company has no compensation which qualifies.

EMPLOYEES

As of December 31, 1995, the Company had no employees as it has contracted with CCC for services performed by CCC employees.


PROPERTIES

The Company reimburses CCC for its proportionate share of office facilities. The Company neither owns nor directly leases any office space.


CERTAIN AGREEMENTS

The Company is party to The Intercompany Pooling Agreement with Continental Assurance Company (Assurance) which is discussed above and in Notes to the Company's Financial Statements included in this Prospectus. Such disclosure in
Note 1, Significant Accounting Policies; Note 8, Reinsurance; and Note 9, Related Parties is specifically incorporated herein by reference. In addition, the Company is party to the CNA Intercompany Expense Agreement whereby expenses incurred by CNA Financial Corporation and each of its subsidiaries are allocated to the appropriate company. All acquisition and underwriting expenses allocated to the Company are further subject to the Intercompany Pooling Agreement, so that acquisition and underwriting expenses recognized by the Company approximates ten percent of the combined acquisition and underwriting expenses of the Company and Assurance. Pursuant to the foregoing agreements, the Company recorded amortization of deferred acquisition costs and other operating expenses totaling $41 million, $37 million, and $32 million for 1995, 1994 and 1993, respectively. Disclosure regarding expenses pursuant to the CNA Intercompany Expense Agreement in Note 9 in Notes to the Company's Financial Statements is also specifically incorporated herein by reference.


STATE REGULATION

The Company is subject to the laws of the Commonwealth of Pennsylvania governing insurance companies and to the regulations of the Pennsylvania Department of Insurance (the "Insurance Department"). A detailed financial statement in the prescribed form (the "Statement") is filed with the Insurance Department each year covering the Company's operations for the preceding year and its financial condition as of the end of that year. Regulation by the Insurance Department includes periodic examination to determine contract liabilities and reserves so that the Insurance Department may certify that these items are correct. The Company's books and accounts are subject to review by the Insurance Department at all times. A full examination of the Company's operations is conducted periodically by the Insurance Department and under the auspices of the NAIC.

In addition, the Company is subject to regulation under the insurance laws of all jurisdictions in which it operates. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to various matters, including licensing to transact business, overseeing trade practices, licensing agents, approving contract forms, establishing reserve requirements, fixing maximum interest rates on life insurance contract loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. The Company is required to file the Statement with supervisory agencies in each of the jurisdictions in which it does business, and its operations and accounts are subject to examination by these agencies at regular intervals.

The NAIC has  adopted  several  regulatory  initiatives  designed to improve the surveillance and financial analysis regarding the solvency of insurance companies in general. These initiatives include the development and implementation of a risk-based capital formula for determining adequate levels of capital and surplus. Insurance companies are required to calculate their risk-based capital in accordance with this formula and to include the results in their Statement. It is anticipated that these standards will have no significant effect upon the Company.

Further, many states regulate affiliated groups of insurers, such as the Company and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of the transfers and payments in relation to the financial positions of the companies involved.

Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for contract owner losses incurred by other insurance companies that have become insolvent. Most of these laws provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Certain insurance products of the Company are subject to various federal securities laws and regulations. In addition, current and proposed federal measures that may significantly affect the insurance business include regulation of insurance company solvency, employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies and the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

DIRECTORS AND EXECUTIVE OFFICERS

The name, age, positions and offices, term as director, and business experience during the past five years for the Company's directors and executive officers are listed in the following table.

Each director is elected to serve until the annual meeting of stockholders or until his or her successor is elected and shall have qualified. Some directors have held various executive positions with insurance company affiliates of the Company.

|-------------------------------------------------------------------------------------------------------------------|
|                       Officers of the Company                                                                     |
|-----------------------|---|------------------|--------------------------------------------------------------------|
|-----------------------|---|------------------|--------------------------------------------------------------------|
|           Name and    |Age| Position(s) Held |                           Principal Occupation(s)                  |
|            Address    |   | with the Company |                           During Past Five Years                   |
|                       |   |                  |                                                                    |
|-----------------------|---|------------------|--------------------------------------------------------------------|
|-----------------------|---|------------------|--------------------------------------------------------------------|
|Dennis H. Chookaszian  |53 |Director, Chairman|Chairman of the Board and Chief Executive Officer of the CNA        |
|CNA Plaza              |   |of the Board and  |Insurance Companies since September 1992. From November 1990 to     |
|Chicago, IL 60685      |   |Chief Executive   |September 1992, Mr. Chookaszian was President and Chief Operating   |
|                       |   |Officer           |Officer of the CNA Insurance Companies. Prior thereto, he was Vice  |
|                       |   |                  |President and Controller Mr. Chookaszian has served as a Director   |
|                       |   |                  |since 1990.
|-----------------------|---|------------------|--------------------------------------------------------------------|
|-----------------------|---|------------------|--------------------------------------------------------------------|
|Phillip L. Engel       |56 |Director,         |President of the CNA Insurance Companies since September 1992. From |
|CNA Plaza              |   |President         |November 1990 until September 1992 he was Executive Vice President  |
|Chicago, IL 60685      |   |                  |of the CNA Insurance Companies. Prior thereto, Mr. Engel had been a |
|                       |   |                  |Vice President of the CNA Insurance Companies since 1977.           |
|-----------------------|---|------------------|--------------------------------------------------------------------|
|-----------------------|---|------------------|--------------------------------------------------------------------|
|William J. Adamson, Jr.|43 |Senior Vice       |Senior Vice President of the CNA Insurance Companies since November |
|200 S. Wacker Drive    |   |President         |1995; Group Vice President of the CNA Insurance Companies from      |
|Chicago, IL            |   |                  |April 1993 through October 1995;  Vice President of the CNA         |
|                       |   |                  |Insurance Companies from May 1987 through April 1993.               |
|-----------------------|---|------------------|--------------------------------------------------------------------|
|-----------------------|---|------------------|--------------------------------------------------------------------|
|James P. Flood         |45 |Senior Vice       |Senior Vice President of the CNA Insurance Companies since April    |
|CNA Plaza              |   |President         |1995; Senior Vice President of the Continental Insurance Company    |
|Chicago, IL 60685      |   |                  |from October 1992 through May 1995; Vice President of the           |
|August 1991            |   |                  |Continental Insurance Company from August 1991 through May 1995.    |
|through May 1995.      |   |                  |                                                                    |
|-----------------------|---|------------------|--------------------------------------------------------------------|
|-----------------------|---|------------------|--------------------------------------------------------------------|
|Michael C. Garner      |44 |Senior Vice       |Senior Vice President of the CNA Insurance Companies since September|
|CNA Plaza              |   |President         |1993.  Partner of Coopers and Lybrand from October 1989 through     |
|Chicago, IL 60685      |   |                  |September 1993.                                                     |
|-----------------------|---|------------------|--------------------------------------------------------------------|
|-----------------------|---|------------------|--------------------------------------------------------------------|
|Bernard L. Hengesbaugh |49 |Senior Vice       |Senior Vice President of the CNA Insurance Companies since November |
|CNA Plaza              |   |President         |1990.                                                               |
|Chicago, IL 60685      |   |                  |                                                                    |
|-----------------------|---|------------------|--------------------------------------------------------------------|
|-----------------------|---|------------------|--------------------------------------------------------------------|
|Peter E. Jokiel        |49 |Director, Senior  |Senior Vice President and Chief Financial Officer of the CNA        |
|CNA Plaza              |   |Vice President    |Insurance Companies since November 1990.                            |
|Chicago, IL 60685      |   |and Chief         |                                                                    |
|                       |   |Financial Officer |                                                                    |
|-----------------------|---|------------------|--------------------------------------------------------------------|
|-----------------------|---|------------------|--------------------------------------------------------------------|
|Jack Kettler           |52 |Senior Vice       |Senior Vice President of the CNA Insurance Companies since May 1994;|
|CNA Plaza              |   |President         |Senior Vice President of Midland Mutual Life Insurance Company from |
|Chicago, IL 60685      |   |                  |January 1989 through May 1994.                                      |
|-----------------------|---|------------------|--------------------------------------------------------------------|
|-----------------------|---|------------------|--------------------------------------------------------------------|
|Donald M. Lowry        |66 |Director, Senior  |Senior Vice President, Secretary and General Counsel of the CNA     |
|CNA Plaza              |   |Vice President,   |Insurance Companies since August 1992;  Senior Vice President and   |
|Chicago, IL 60685      |   |Secretary and     |General Counsel of the CNA Insurance Companies from November 1990   |
|                       |   |General Counsel   |to August 1992.                                                     |
|-----------------------|---|------------------|--------------------------------------------------------------------|
|--------------------------------------------------------------------------------------------------------------------|
|                       Officers of the Company                                                                      |
|-----------------------|---|------------------|---------------------------------------------------------------------|
|-----------------------|---|------------------|---------------------------------------------------------------------|
|           Name and    |Age| Position(s) Held |                           Principal Occupation(s)                   |
|            Address    |   | with the Company |                           During Past Five Years                    |
|                       |   |                  |                                                                     |
|-----------------------|---|------------------|---------------------------------------------------------------------|
|-----------------------|---|------------------|---------------------------------------------------------------------|
|Carolyn L. Murphy      |51 |Senior Vice       |Senior Vice President of the CNA Insurance Companies since November  |
|CNA Plaza              |   |President         |1990.                                                                |
|Chicago, IL 60685      |   |                  |                                                                     |
|-----------------------|---|------------------|---------------------------------------------------------------------|
|-----------------------|---|------------------|---------------------------------------------------------------------|
|William H. Sharkey, Jr.|48 |Director, Senior  |Senior Vice President of the CNA Insurance Companies since January   |
|CNA Plaza              |   |Vice President    |1994; Senior Vice President of Cigna Healthcare from October 1970    |
|Chicago, IL 60685      |   |                  |through February 1994.                                               |
|-----------------------|---|------------------|---------------------------------------------------------------------|
|-----------------------|---|------------------|---------------------------------------------------------------------|
|Wayne R. Smith III     |50 |Senior Vice       |Senior Vice President of the CNA Insurance Companies since May       |
|CNA Plaza              |   |President         |1994; Group Vice President of the CNA Insurance Companies from August|
|Chicago, IL 60685      |   |                  |1993 through May 1994; Senior Vice President of the Computer Power   |
|                       |   |                  |Group from August 1991 through August 1993.                          |
|-----------------------|---|------------------|---------------------------------------------------------------------|
|-----------------------|---|------------------|---------------------------------------------------------------------|
|Adrian M. Tocklin      |45 |Senior Vice       |Senior Vice President of the CNA Insurance Companies since May 1995; |
|CNA Plaza              |   |President         |President of the Continental Insurance Company from June 1994        |
|Chicago, IL 60685      |   |                  |through May 1995; Executive Vice President of the Continental        |
|                       |   |                  |Insurance Company from August 1991 through August 1994.              |
|-----------------------|---|------------------|---------------------------------------------------------------------|
|-----------------------|---|------------------|---------------------------------------------------------------------|
|Jae L. Wittlich        |54 |Senior Vice       |Senior Vice President of the CNA Insurance Companies since November  |
|CNA Plaza              |   |President         |1990.                                                                |
|Chicago, IL 60685      |   |                  |                                                                     |
|-----------------------|---|------------------|---------------------------------------------------------------------|
|-----------------------|---|------------------|---------------------------------------------------------------------|
|David W. Wroe          |49 |Senior Vice       |Senior Vice President of the CNA Insurance Companies since June      |
|CNA Plaza              |   |President         |1996; President of Agency Management Systems from August 1991        |
|Chicago, IL 60685      |   |                  |through June 1996.                                                   |
|-----------------------|---|------------------|---------------------------------------------------------------------|


     The  following  table  includes  compensation  paid  by the  CNA  Financial
Corporation and its subsidiaries for services rendered in all capacities for the years  indicated for the Chief  Executive  Officer and the next four most highly compensated  Executive  Officers as of December 31, 1995.  These  officers  also serve as  executive  officers  of Valley  Forge Life  Insurance  Company  (VFL);
therefore,  an applicable  portion of their  compensation  (4.45%) is charged to
VFL.
                                      Summary Compensation Table
                                          Annual Compensation
- -------------------------------------------------------------------------------------------------------------
      Name and Principal Position           Year            Salary         Bonus             All Other
                                                                                           Compensation (f)
- -------------------------------------------------------------------------------------------------------------

      Dennis H. Chookaszian                 1995            1,593,027      --              66,587
         Chairman of the Board              1994            1,242,091      --              51,939
         Chief Executive Officer            1993            1,132,716      350,000 (d)(e)  51,984
         CNA Insurance Companies

      Philip L. Engel                       1995            962,587        --              40,429
         President                          1994            825,539        --              34,661
         CNA Insurance Companies            1993            760,171        90,000 (d)      36,397

      Carolyn L. Murphy                     1995            562,307        206,000(a)      23,100
         Senior Vice President              1994            558,333        173,000(b)      23,380
         CNA Insurance Companies            1993            528,333        180,000(d)      22,190

      Jack Kettler                          1995            486,752        317,000(a)(c)  287,850(g)
         Senior Vice President              1994            266,309        100,000(c)     118,452(g)
         CNA Insurance Companies            1993            n/a            n/a             n/a

      Bernard L. Hengesbaugh                1995            500.082        142,000(a)       19,950
         Senior Vice President              1994            460,578        --               18,900
         CNA Insurance Companies            1993            415,000        248,281(d)       17,430

(a) Represents amounts earned for the year 1995 (paid in March of 1996), under the Annual Incentive Plan for Officers as hereinafter described.

(b) Represents amounts earned for the year 1994 (paid in March of 1995), under the Annual Incentive Plan for Officers as hereinafter described.

(c)  Represents employee signing bonus of $100,000 paid in 1995 and 1994.

(d) Represents amounts awarded under the Long Term Award Plan. The Long Term Award Program was instituted in 1990 to provide cash awards to key executives in recognition of individual performance and contribution to long term results. Awards were made on a discretionary basis and were approved by the Chairman and Chief Executive Officer of the CNA Insurance Companies. The amounts shown include both the 1992 and 1993 awards granted in April 1993 and December 1993, respectively. The awards granted to Messrs. Chookaszian and Engel of $100,000 and $90,000, respectively, recognized services rendered prior to October 1, 1992. These and all previously awarded but unpaid amounts were paid in 1993 when the Plan was terminated.

(e)   Includes a $250,000 bonus paid to Mr. Chookaszian in 1993.

(f) Represents amounts contributed or accrued for fiscal 1995, 1994 and 1993 for the named officers under the Company's savings plan and related supplemental savings plan.

(g) Includes $267,900 and $106,604 of relocation expenses paid in 1995 and 1994, respectively.


Employment Contracts

Valley Forge Life Insurance Company (the Company) is a wholly-owned subsidiary of Continental assurance Company (Assurance). Assurance is a wholly-owned subsidiary of Continental Casualty Company (Casualty) which is wholly-owned by CNA Financial Corporation (CNA). Loews Corporation owns approximately 84% of the outstanding common stock of CNA. All employees of the CNA Insurance Companies are employed by Casualty, with the exception of Dennis H. Chookaszian and Philip
L. Engel who are employees of CNA.

         CNA is party to employment agreements (the "Agreements") with each of Dennis H. Chookaszian and Philip L. Engel. The Agreements are for a three-year term at an annual Base Salary of $950,000 for Mr. Chookaszian and $800,000 for Mr. Engel. The Agreements provide for the adoption by the Board of an Incentive Compensation Plan which will provide Mr. Chookaszian and Mr. Engel with an opportunity to earn a bonus based on performance and attainment of specified corporate goals. In all other respect, the agreements contain substantially the same terms as the prior agreements as approved by the Board in February of 1992. A brief summary of the Plan as adopted by the CNA Board is set forth herein.

         Each of the Agreements requires CNA to provide long-term disability coverage and permits the employee to participate in other benefit programs offered by the Company to its employees. In the event of death or disability, the employee is entitled to be paid the Base Salary to the end of the month in which such death or disability occurs and a prorated amount based on assumed attainment of the incentive compensation in effect at the time. Any incentive compensation paid is included in the computation of pensionable earnings under the Company's retirement plans. The employee may participate in the Qualified and Supplemental Savings Plan established by CNA wherein CNA pays a matching percentage of 70% of the first 6% of the employee's contributions. This matching amount is also included in the computation of pensionable earnings.

         CNA may terminate each Agreement without cause at any time, in which event CNA is required to continue to make payments to the employee for a period of three years from the date of termination at a fixed rate based on Base Salary and the incentive compensation in effect at the time of such termination. Each Agreement contemplates negotiation of a renewal for an additional three year period at the expiration of its term on December 31, 1998 and provides that if the parties have not reached an agreement before March 31, 1999 at a Base Salary and opportunity for incentive compensation of not less than the amount of Base Salary and incentive compensation provided for the year 1998 at substantially the same terms as the expiring agreement, then the employment shall be considered terminated by CNA and the employee shall be entitled to termination pay for a period of three years based on the combined Base Salary and the assumed incentive compensation for 1998. If a renewal is not negotiated before December 31, 1998, the Executives shall become employees-at-will for a three month period at an actual salary representing the combined Base Salary and assumed Incentive Compensation for the year 1998.

         The Incentive Compensation Committee of CNA has granted Mr. Chookaszian and Mr. Engel, subject to shareholder approval of the Incentive Compensation Plan, allocations under the Incentive Compensation Plan entitling each of them to awards thereunder of a maximum of $1,450,000 for Mr. Chookaszian and $400,000 for Mr. Engel for the year 1996. A maximum of $1,650,000 for 1997 and $1,850,000 for 1998 has been granted to Mr. Chookaszian and maximums of $500,000 and $600,000 for the years 1997 and 1998 respectively have been granted to Mr. Engel. The actual awards to Messrs. Chookaszian and Engel would be subject to the attainment of specific performance goals in relation to after-tax income CNA, excluding realized investment gains and losses.

Retirement Plans

         Casualty provides funded, tax qualified, non-contributory retirement plans for all salaried employees, including executive officers (the "Retirement Plans") and an unfunded, non-qualified, non-contributory benefits equalization plan (the "Supplemental Retirement Plan") which provides for the accrual and payment of benefits which are not available under tax qualified plans such as the Retirement Plans. The following description of the Retirement Plans gives effect to benefits provided under the Supplemental Retirement Plan.

         The Retirement Plans provide for retirement benefits based upon average final compensation (i.e., based upon the highest average sixty consecutive months compensation and years of credited service with Casualty). Compensation under the Retirement Plans consists of salary paid by Casualty and its subsidiaries included under "Salary" and "Bonus" in the Summary Compensation Table above. The following table shows estimated annual benefits payable upon retirement under the Retirement Plans for various compensation levels and years of credited service, based upon normal retirement in 1995 and a straight life annuity form of benefit. In addition to a straight life annuity, the Plans also allow the participant to elect payment to be made in a Joint and Contingent (or Survivor) Annuitant form where the Contingent (or Survivor) Annuitant would receive payment at 50%, 66 2/3% or 100% of the participant's benefit amount.


                               Pension Plan Table

                            Normal Retirement in 1995
                          Estimated Annual Pension For
                    Representative Years of Credited Service

    Average Annual        15              20             25             30                35
     Compensation

       $400,000        $116,855       $155,807        $194,758        $207,044         $219,330
       $500,000        $146,855       $195,807        $244,758        $260,378         $275,997
       $600,000        $176,855       $235,807        $294,758        $313,711         $332,664
       $700,000        $206,855       $275,807        $344,758        $367,045         $389,331
       $800,000        $236,855       $315,807        $394,758        $420,378         $445,998
       $900,000        $266,855       $355,807        $444,758        $473,712         $502,665
     $1,000,000        $296,855       $395,807        $494,758        $527,045         $559,332
     $1,100,000        $326,855       $435,807        $544,758        $580,379         $615,999
     $1,200,000        $356,855       $475,807        $594,758        $633,712         $672,666
     $1,300,000        $386,855       $515,807        $644,758        $687,046         $729,333

         The amounts in the table reflect deductions for estimated Social Security payments.

         Mr. Chookaszian, Mr. Engel, Ms. Murphy, Mr. Hengesbaugh, and Mr. Kettler have 20, 30, 18, 16 and 2 years of credited service, respectively.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholder
Valley Forge Life Insurance Company

We have audited the accompanying balance sheets of Valley Forge Life Insurance Company (a wholly-owned subsidiary of Continental Assurance Company, which is a wholly-owned subsidiary of Continental Casualty Company, an affiliate of CNA Financial Corporation, an affiliate of Loews Corporation) as of December 31, 1995 and 1994 and the related statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Valley Forge Life Insurance Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, the Company changed its method of accounting for certain investments in debt and equity securities in 1993.





Deloitte & Touche LLP
Chicago, Illinois
June 21, 1996

           FINANCIAL STATEMENTS OF VALLEY FORGE LIFE INSURANCE COMPANY


     The following financial statements are those of Valley Forge Life Insurance Company and not those of the Separate Account. They are included in this Statement of Additional Information for the purpose of informing investors as to the financial position and operations of the Company.

                                        VALLEY FORGE LIFE INSURANCE COMPANY

                                                   BALANCE SHEET

- -----------------------------------------------------------------------------------------------------------------------
                                                                               March 31             December 31
                                                                                           --------------------------
                                                                                 1996           1995         1994
(In thousands of dollars)                                                     (Unaudited)
- ---------------------------------------------------------------------------------------------------------------------
Assets
  Investments-Note 3:
    Fixed maturities available-for-sale (cost: $277,185, $347,401 and          $  273,377    $  367,762   $  350,955
      $355,999).............................................................
    Equity securities available-for-sale (cost: $1,074, $1,074 and $1,074)..        1,825         1,696        1,307
    Policy loans............................................................       59,979        56,008       47,001
    Short-term investments..................................................      191,482        37,184       39,067
                                                                                 --------      --------     --------
          Total investments.................................................      526,663       462,650      438,330
  Cash......................................................................        4,260        42,103        1,926
  Insurance receivables:
    Reinsurance receivables.................................................        9,316         5,688        4,280
    Premium and other insurance receivables.................................       61,311        53,741       55,373
    Less allowance for doubtful accounts....................................        (301)          (175)           -
  Deferred acquisition costs................................................       62,051        50,600       41,333
  Accrued investment income.................................................        4,036         4,687        4,756
  Receivables for securities sold...........................................       12,008             -            -
  Federal income taxes recoverable-Note 7...................................        3,702           575          547
  Deferred income taxes-Note 7..............................................        3,573             -         6,290
  Other assets..............................................................        1,176         4,951            1
=====================================================================================================================
          Total assets                                                         $  687,795    $  624,820   $  552,836
=====================================================================================================================

                                       VALLEY FORGE LIFE INSURANCE COMPANY

                                                   BALANCE SHEET
- -----------------------------------------------------------------------------------------------------------------------
                                                                               March 31             December 31
                                                                                           --------------------------
                                                                                 1996           1995         1994
(In thousands of dollars)                                                     (Unaudited)
- ---------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholder's Equity
Liabilities:
  Insurance reserves-Note 8:
    Future policy benefits..................................................   $  290,740    $  266,600   $  229,702
    Claims..................................................................       57,987        59,423       55,636
    Policyholders' funds....................................................       36,299        34,574       30,596
  Deferred income taxes.....................................................            -         3,191            -
  Remittances and items not allocated.......................................       30,896        51,219       22,100
  Payable to affiliates-Note 9..............................................       62,166             -       50,371
  Other liabilities.........................................................       21,769        14,341        8,235
                                                                                  -------       -------      -------
          Total liabilities.................................................      499,857       429,348      396,640
                                                                                  -------       -------      -------
Stockholder's equity-Note 4:
  Common stock ($50 par value; Authorized-200,000 shares; Issued-50,000             2,500         2,500        2,500
shares).....................................................................
  Additional paid-in capital................................................       39,150        39,150       39,150
  Retained earnings.........................................................      148,273       140,181      117,671
  Net unrealized investment gains (losses), net of taxes-Note 3.............      (1,985)        13,641       (3,125)
                                                                                  -------      --------      --------
          Total stockholder's equity........................................      187,938       195,472      156,196
=====================================================================================================================
          Total liabilities and stockholder's equity                           $  687,795    $  624,820   $  552,836
=====================================================================================================================

                                  See accompanying Notes to Financial Statements.

                                        VALLEY FORGE LIFE INSURANCE COMPANY

                                              STATEMENT OF OPERATIONS

- -----------------------------------------------------------------------------------------------------
Year Ended December 31                                            1995          1994         1993
(In thousands of dollars)
- -----------------------------------------------------------------------------------------------------
Revenues:
  Premiums-Note 8...........................................     $296,653      $262,980     $240,845
  Net investment income-Note 3..............................       31,494        22,759       16,144
  Realized investment gains (losses)-Note 3.................       13,783        (4,502)       3,773
  Other.....................................................        4,818         4,789        3,435
                                                                 --------       -------      -------
                                                                  346,748       286,026      264,197
                                                                  -------       -------      -------
Benefits and expenses:
  Insurance claims and policyholders' benefits-Note 8.......      270,936       237,334      221,092
  Amortization of deferred acquisition costs................        6,066         4,874        2,794
  Other operating expenses-Note 9...........................       35,036        32,231       29,469
                                                                  -------      --------      -------
                                                                  312,038       274,439      253,355
                                                                  -------       -------      -------
          Income before income tax..........................       34,710        11,587       10,842
Income tax expense-Note 7...................................       12,200         4,105        3,735
=====================================================================================================
          Net income                                            $  22,510     $   7,482    $   7,107
=====================================================================================================

                                     VALLEY FORGE LIFE INSURANCE COMPANY

                                           STATEMENT OF OPERATIONS
                                                 (Unaudited)
- ---------------------------------------------------------------------------------------------------------
Six Months Ended March 31                                                            1996        1995
(In thousands of dollars)
- ---------------------------------------------------------------------------------------------------------
Revenues:
  Premiums-Note 8............................................................     $160,221      $142,895
  Net investment income-Note 3...............................................       13,369        15,434
  Realized investment gains (losses)-Note 3..................................        3,745        12,568
  Other......................................................................        2,499         1,913
                                                                                   -------       -------
                                                                                   179,834       172,810
Benefits and expenses:
  Insurance claims and policyholders' benefits-Note 8........................      147,263       130,355
  Amortization of deferred acquisition costs.................................          330         1,600
  Other operating expenses-Note 9............................................       19,783        17,246
                                                                                   -------       -------
                                                                                   167,376       149,201
                                                                                   -------       -------
          Income before income tax...........................................       12,458        23,609
Income tax expense-Note 7....................................................        4,366         8,288
=========================================================================================================
          Net income                                                              $  8,092     $  15,321
=========================================================================================================

                               See accompanying Notes to Financial Statements.

                                        VALLEY FORGE LIFE INSURANCE COMPANY

                                         STATEMENT OF STOCKHOLDER'S EQUITY

   ----------------------------------------- ----------- ------------- -------------- ---------------- ------------
                                                                                            Net
                                                          Additional                    Unrealized
                                              Common       Paid-in          Retained    Investment
   (In thousands of dollars)                   Stock       Capital          Earnings  Gains (Losses)       Total
   ----------------------------------------- ----------- ------------- -------------- ---------------- ------------
Balance, December 31, 1992..............         $2,500       $39,150       $103,082     $      141        $144,873
     Net income............................           -            -           7,107              -           7,107
     Net unrealized investment gains, net of          -            -               -             68              68
         taxes-Note 3......................
     Adjustment resulting from change in
      accounting for debt securities-Note 2.          -            -               -          1,201           1,201
                                             ------------ ------------- -------------- ---------------  -----------
Balance, December 31, 1993                        2,500        39,150        110,189          1,410         153,249
     Net income............................           -             -          7,482              -           7,482
     Net unrealized investment losses, net of
       taxes-Note 3........................           -             -              -         (4,535)         (4,535)
                                             ------------ ------------- --------------- --------------  ------------
Balance, December 31, 1994                        2,500        39,150        117,671         (3,125)        156,196
     Net income............................           -            -          22,510              -          22,510
     Net unrealized  investment  gains, net of
       taxes-Note 3......................             -            -               -         16,766          16,766
                                             ------------ ------------- ---------------- -------------   -----------
Balance, December 31, 1995                       $2,500       $39,150       $140,181       $ 13,641       $ 195,472
=====================================================================================================================

                                        VALLEY FORGE LIFE INSURANCE COMPANY

                                         STATEMENT OF STOCKHOLDER'S EQUITY
                                                    (Unaudited)

- ---------------------------------------------------------------------------------------------------------------
Six Months Ended March 31, 1996 and 1995                                              Net
                                                      Additional                     Unrealized
                                           Common       Paid-in         Retained     Investment
(In thousands of dollars)                   Stock       Capital         Earnings   Gains (Losses)      Total
- ----------------------------------------- ----------- ------------ --------------- ---------------- ------------
Balance, December 31, 1994                    $2,500      $39,150        $117,671     $  (3,125)       $156,196
  Net income............................           -            -          15,321            -           15,321
  Net unrealized  investment  gains, net
      of taxes-Note 3...................           -            -               -         8,244           8,244
- ----------------------------------------- ----------- ------------ --------------- ------------- ---------------
Balance, June 30, 1995                        $2,500      $39,150        $132,992        $5,119        $179,761
========================================= =========== ============ =============== ============== ==============
Balance, December 31, 1995                    $2,500      $39,150        $140,181      $ 13,641        $195,472
  Net income............................           -            -           8,092            -            8,092
  Net unrealized  investment  gains, net
      of taxes-Note 3...................           -            -              -        (15,626)        (15,626)
- ----------------------------------------- ----------- ------------ -------------- -------------- --------------
Balance, June 30, 1996                        $2,500      $39,150        $148,273      $ (1,985)       $187,938
================================================================================================================

                                  See accompanying Notes to Financial Statements.

                                        VALLEY FORGE LIFE INSURANCE COMPANY

                                              STATEMENT OF CASH FLOWS

- ----------------------------------------------------------------------------------------------------------------
Year Ended December 31                                                      1995           1994         1993
(In thousands of dollars)
- ----------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net income..........................................................    $  22,510       $ 7,482   $   7,107
                                                                            --------        -------    --------
   Adjustments to reconcile net income to net cash provided by operating activities:
        Pre-tax realized investment (gains) losses.....................      (13,783)        4,502      (3,773)
        Amortization of bond (discount) premium........................       (3,921)         (886)         51
        Changes in:
            Insurance receivables......................................          399        (6,951)     (1,693)
            Deferred acquisition costs.................................       (9,267)       (1,112)     (3,250)
            Accrued investment income..................................           69        (1,606)        992
            Federal income taxes recoverable...........................          (28)       (1,356)         (5)
            Deferred income taxes......................................          453          (172)       (804)
            Insurance reserves.........................................       44,663        30,734      21,430
            Other, net.................................................      (20,095)       44,080       2,550
                                                                             --------       -------     -------
                     Total adjustments.................................       (1,510)       67,233      15,498
                                                                             --------       -------     -------
                     Net cash provided by operating activities.........       21,000        74,715      22,605
                                                                             --------       -------     -------
Cash flows from investing activities:
   Purchases of fixed maturities.......................................     (361,579)     (863,023)    (95,982)
   Proceeds from fixed maturities:
      Sales............................................................      336,731       408,505      88,622
      Maturities, calls and redemptions................................       51,046       189,355      12,828
   Purchases of equity securities......................................            -           (93)          -
   Proceeds from sale of equity securities.............................            -             -         336
   Change in short-term investments....................................        1,986       196,605     (21,344)
   Change in policy loans..............................................       (9,007)      (6,058)      (5,541)
                                                                            ---------      --------   ---------
                     Net cash provided by (used in) investing activities      19,177      (74,709)     (21,081)
                                                                            ---------      --------   ---------
                     Net increase in cash..............................       40,177            6        1,524
Cash at beginning of year..............................................        1,926        1,920          396
================================================================================================================
Cash at end of year                                                     $     42,103    $   1,926   $    1,920
================================================================================================================
Supplemental disclosures of cash flow information:
   Cash paid:
     Federal income taxes.............................................. $      6,531     $  5,426   $    3,847
================================================================================================================

                 See accompanying Notes to Financial Statements.

                                        VALLEY FORGE LIFE INSURANCE COMPANY

                                              STATEMENT OF CASH FLOWS
                                                    (Unaudited)

- ----------------------------------------------------------------------------------------------------------
Six Months Ended March 31                                                       1996           1995
(In thousands of dollars)
- ----------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net income..........................................................       $      8,092   $     15,321
                                                                                   -------        -------
   Adjustments to reconcile net income to net cash provided by operating activities:
        Pre-tax realized investment gains.............................             (3,745)        (12,568)
        Amortization of bond discount..................................             (2,017)        (2,154)
        Changes in:
            Insurance receivables......................................            (11,073)        (2,798)
            Deferred acquisition costs.................................            (11,451)        (4,116)
            Accrued investment income..................................                650            116
            Federal income taxes.......................................             (3,127)         4,197
            Deferred income taxes......................................              1,650            200
            Insurance reserves.........................................             24,427         21,005
            Other, net.................................................             53,048         (2,460)
                                                                                    ------         ------
                     Total adjustments.................................             48,362          1,472
                                                                                     -----         ------
                     Net cash provided by operating activities.........             56,454         16,793
                                                                                    ------         ------
Cash flows from investing activities:
   Purchases of fixed maturities.......................................           (301,008)      (236,040)
   Proceeds from fixed maturities:
      Sales............................................................            358,199        243,117
      Maturities, calls and redemptions................................              6,127         22,754
   Change in short-term investments....................................           (153,644)       (41,705)
   Change in securities sold under repurchase agreements...............                  -             -
   Change in policy loans..............................................            (3,971)         (3,587)
                                                                                   -------       --------
                     Net cash used in investing activities.............           (94,297)        (15,461)
                                                                                   -------       --------
                     Net increase (decrease) in cash...................           (37,843)          1,332
Cash at beginning of period............................................            42,103           1,926
==========================================================================================================
Cash at end of period                                                         $     4,260     $     3,258
==========================================================================================================
Supplemental disclosures of cash flow information:
   Cash paid:
     Federal income taxes..............................................        $    7,216     $     3,852
=========================================================================================================

                 See accompanying Notes to Financial Statements.

                       VALLEY FORGE LIFE INSURANCE COMPANY

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

    Valley Forge Life Insurance Company (VFL) is a wholly-owned subsidiary of Continental Assurance Company (Assurance). Assurance is a wholly-owned subsidiary of Continental Casualty Company (Casualty) which is wholly-owned by CNA Financial Corporation (CNA). Loews Corporation owns approximately 84% of the outstanding common stock of CNA.

    VFL and Assurance have an intercompany pooling agreement to share their combined underwriting results, exclusive of Assurance's participating policies and Separate Account business. Under this pooling agreement, VFL cedes 100% of its net business before pooling to Assurance and in turn receives 10% of the combined results. Assurance retains 90% of the combined results.

    VFL markets a variety of individual and group insurance products, either directly or through its pooling agreement with Assurance. The individual insurance products currently being marketed consist primarily of term, universal life and individual annuity products. Group insurance products include life, accident and health consisting primarily of medical and hospitalization, and pension products.

    The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In the opinion of VFL's management, these statements include all adjustments, consisting of normal recurring accruals, which are necessary for the fair presentation of the financial position, results of operations and cash flows in the accompanying financial statements.

Insurance

    Premium revenue-Revenues on universal life-type contracts are comprised of contract charges and fees which are recognized over the coverage period. Accident and health insurance premiums are earned ratably over the terms of the policies after provision for estimated adjustments on retrospectively rated policies and deductions for ceded insurance. Other life insurance premiums are recognized as revenue when due, after deductions for ceded insurance.

    Claim reserves-Claim reserves include provisions for reported claims in the course of settlement and estimates of unreported losses based upon past experience.

                       VALLEY FORGE LIFE INSURANCE COMPANY

NOTE 1. - (Continued):

    Future policy benefit reserves-Reserves for traditional life insurance products are computed based upon net level premium methods using actuarial assumptions as to interest rates, mortality, morbidity, withdrawals and expenses. Actuarial assumptions include a margin for adverse deviation, and generally vary by plan, age at issue and policy duration. Interest rates range from 3.0% to 10.5%, and mortality, morbidity and withdrawal assumptions reflect VFL and industry experience prevailing at the time of issue. Expense estimates include the estimated effects of inflation and expenses beyond the premium paying period. Reserves for universal life-type contracts are established using the retrospective deposit method. Under this method, liabilities are equal to the account balances that accrue to the benefit of the policyholders. Interest crediting rates ranged from 5.9% to 7.3% for the three years ended December 31, 1995 and from 5.7% to 5.9% for the six-month period ended June 30, 1996.

    Reinsurance-In addition to the pooling agreement with Assurance, VFL also assumes and cedes insurance with other insurers and reinsurers and members of various reinsurance pools and associations. VFL utilizes reinsurance arrangements to limit its maximum loss, provide greater diversification of risk and minimize exposures on larger risks. The reinsurance coverages are tailored to the specific risk characteristics of each product line with VFL's retained amount varying by type of coverage. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability.

    Deferred acquisition costs-Costs of acquiring insurance business which vary with and are primarily related to the production of such business are deferred. Such costs include commissions and certain underwriting and policy issuance costs. Acquisition costs are capitalized and amortized based on assumptions consistent with those used for computing policy benefit reserves. Acquisition costs on ordinary life business are amortized over their assumed premium paying periods. Universal life and annuity acquisition costs are amortized in proportion to the present value of the estimated gross profits over the products' assumed durations, which are regularly evaluated and adjusted as appropriate. To the extent that unrealized gains or losses on available-for-sale securities would result in an adjustment of deferred policy acquisition costs had those gains or losses actually been realized, the related unamortized deferred policy acquisition costs are recorded as an adjustment of the unrealized gains or losses included in stockholder's equity.

    Valuation of investments-VFL believes it has the ability to hold all fixed maturity securities until they mature. However, securities may be sold to take advantage of investment opportunities generated by changing interest rates, prepayments, tax and credit considerations, as part of VFL's asset/liability strategy, or other similar factors. As a result, VFL considers its fixed maturity securities (bonds and redeemable preferred stocks) as available-for-sale and VFL also classifies its equity securities as available-for-sale, and as such, are carried at fair value. Unrealized holding gains and losses are reflected as a separate component of stockholder's equity, net of deferred income taxes. The amortized cost of fixed maturity securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization and accretion are included in investment income.

    Policy loans are carried at unpaid balances. Short-term investments, which have an original maturity of one year or less, are carried at amortized cost which approximates market value. The Company has no real estate, mortgage loans or investments in derivative securities.

                       VALLEY FORGE LIFE INSURANCE COMPANY

NOTE 1. - (Continued):

     Investment gains and losses - All securities transactions are recorded on the trade date. Realized investment gains and losses are determined on the basis of the cost of the specific securities sold. Unrealized investment gains and losses on fixed maturity and equity securities are reflected as part of stockholder's equity, net of applicable deferred income taxes and deferred acquisition costs. Investments are written down to estimated fair values and losses are charged to income when a decline in value is considered to be other than temporary.

    Securities sold under agreements to repurchase - VFL has a securities lending program where securities are loaned to third parties, primarily major brokerage firms. Borrowers of these securities must maintain a deposit of 100% of the fair value of the securities if the collateral is cash, or 102% if the collateral is securities. Cash deposits from these transactions have been invested in short-term investments (primarily commercial paper). VFL continues to receive the interest on the loaned debt securities, as beneficial owner and, accordingly, the loaned debt securities are included in fixed maturity securities. VFL had no securities on loan at December 31, 1995 or 1994, or at June 30, 1996.

Income Taxes

    The provision for income taxes includes deferred taxes, resulting from temporary differences between the financial statement and tax return bases of assets and liabilities which are accounted for under the liability method. Such temporary differences primarily relate to life insurance reserves, net unrealized investment gains/losses and deferred acquisition costs.

Interim Financial Data (Unaudited)

    The accompanying Financial Statements for the six-month period ended June 30, 1996 and 1995 have been prepared in conformity with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In the opinion of VFL's management, these statements include all adjustments, consisting of normal recurring accruals, which are necessary for the fair presentation of the financial position, results of operations and cash flows in the accompanying financial statements.


NOTE 2.  CHANGES  IN  ACCOUNTING  FOR  CERTAIN  INVESTMENTS  IN DEBT AND  EQUITY
SECURITIES:

    Effective December 31, 1993, VFL adopted Statement of Financial Accounting Standards 115, "Accounting for Certain Investments in Debt and Equity
Securities." This Statement requires that investments in debt and equity securities classified as available-for-sale be carried at fair value. (Previously, fixed maturity securities classified as available-for-sale were carried at the lower of aggregate amortized cost or market value). The effect at December 31, 1993 of adopting this Statement was to increase stockholder's equity by $1.2 million (net of $.6 million in deferred taxes). The adoption of this Statement did not impact net income.

                       VALLEY FORGE LIFE INSURANCE COMPANY

                    NOTES TO FINANCIAL STATEMENTS - Continued

NOTE 3. INVESTMENTS:

- ------------------------------------------------------------------------------------------------------------------
Net Investment Income                                                                         Six Months Ended
                                                       Year Ended December 31                     June 30
                                             ----------------------------------------- ---------------------------
(In thousands of dollars)
                                                 1995          1994          1993          1996          1995
- -------------------------------------------- ------------- ------------- ------------- ------------- -------------
                                                                                                (Unaudited)
Fixed maturities...........................       $21,599       $16,591     $   6,520       $10,805       $ 9,852
Equity securities..........................            64            64            64            32            32
Policy loans...............................         3,925         2,979         2,498         1,355         1,620
Short-term investments.....................         6,037         3,658         7,240         1,294         3,943
Security repurchase transactions-income....           135            63             -             -           136
Other......................................             2          (381)            2             -             1
                                                 --------   ------------    ----------  -----------   ------------
                                                   31,762        22,974        16,324        13,486        15,584
Investment expense.........................           268           215           180           117           150
===================================================================================================================
        Net investment income                     $31,494       $22,759       $16,144       $13,369       $15,434
===================================================================================================================

- -------------------------------------------------------------------------------------------------------------------
Analysis of Investment Gains (Losses)                                                         Six Months Ended
                                                                Year Ended December 31             June 30
                                                        ----------------------------------- ----------------------
(In thousands of dollars)                                   1995          1994        1993      1996         1995
- ------------------------------------------------------- --------- ------------- ----------- ---------- ------------
Realized investment gains (losses)::                                                               (Unaudited)
    Fixed maturities..................................   $13,674       $(4,306)     $3,313     $3,745     $ 12,521
    Equity securities.................................         -             -         332          -            -
    Other.............................................       109          (196)        128          -           47
                                                        ---------     ---------   --------     -------    ---------
                                                          13,783        (4,502)      3,773      3,745       12,568
    Income tax (expense) benefit......................    (4,824)        1,576      (1,321)    (1,311)      (4,399)
                                                        ---------     ---------   ---------    -------     --------
        Net realized investment gains (losses)........     8,959        (2,926)      2,452      2,434        8,169
                                                        ---------     ---------   ----------   -------     --------
Change in net unrealized investment gains (losses):
    Fixed maturities..................................    25,405        (6,892)          -    (24,169)      12,551
    Equity securities.................................      389            (85)        106        129          132
                                                        --------      ---------   ----------  --------    ---------
                                                          25,794        (6,977)        106    (24,040)      12,683
    Income tax (expense) benefit......................    (9,028)        2,442         (38)     8,414       (4,439)
                                                        --------      ---------   ---------- ---------    ---------
      Change in net unrealized investment gains
         (losses).....................................    16,766        (4,535)         68   (15,626)        8,244
      Change in accounting for adoption of SFAS 115-
          Note 2......................................         -             -       1,201         -             -
- -------------------------------------------------------------------------------------------------------------------
           Net  realized  and  unrealized   investment
              gains (losses)                             $25,725       $(7,461)     $3,721    $(13,192)    $16,413
===================================================================================================================

- -----------------------------------------------------------------------------------------------------------
Summary of Gross Realized Investment Gains (Losses)
for Fixed Maturities and Equity Securities
December 31                              1995                       1994                     1993
                              ---------------------------  ----------------------  ------------------------
                                 Fixed        Equity          Fixed      Equity       Fixed       Equity
(In thousands of dollars)      Maturities    Securities    Maturities  Securities  Maturities   Securities
- ----------------------------- ----------- ---------------  ---------- -----------  ------------ -----------
Proceeds from sales            $ 336,731        $    -     $ 408,505     $   -      $  88,622      $   336
===========================================================================================================
Gross realized gains.........     18,185             -         1,559         -          3,355          332
Gross realized losses........     (4,511)            -        (5,865)        -           (42)            -
- -----------------------------------------------------------------------------------------------------------
  Net realized gains (losses)  $  13,674        $    -    $   (4,306)    $   -      $   3,313      $   332
===========================================================================================================

                       VALLEY FORGE LIFE INSURANCE COMPANY

NOTE 3. - (Continued):

- ----------------------------------------------------------------------------------------------
Summary of Gross Realized Investment Gains (Losses)
for Fixed Maturities and Equity Securities
June 30                                    1996                            1995
                                         (Unaudited)                     (Unaudited)
                                 ----------------------------   ------------------------------
                                    Fixed          Equity          Fixed            Equity
(In thousands of dollars)         Maturities    Securities       Maturities        Securities
- -------------------------------- ------------- ------------- -------------------- ------------
Proceeds from sales               $ 358,199          $    -        $ 243,117            $   -
================================ =========== =============== ================ ================
Gross realized gains............      6,626               -           16,805                -
Gross realized losses...........     (2,881)              -           (4,284)               -
- -------------------------------- ------------ -------------- ----------------- ---------------
   Net realized gains            $    3,745          $    -      $    12,521            $   -
================================ =========== =============== ================= ===============

- ----------------------------------------------------------------------------------------------------------------
Analysis of Net Unrealized Investment Gains (Losses)
Included in Stockholder's Equity
December 31                                                1995                               1994
                                            --------------------------------   ---------------------------------
(In thousands of dollars)                     Gains      Losses      Net         Gains       Losses      Net
- ------------------------------------------- --------------------------------   ---------------------------------
Fixed maturities..........................     $20,386    $(25)    $ 20,361       $5,624  $(10,668)    $ (5,044)
Equity securities.........................         622        -         622          233         -          233
                                            ---------- --------- -----------   --------- ----------- -----------
                                               $21,008    $(25)      20,983       $5,857  $(10,668)      (4,811)
                                               =======    =====                   ======  =========
Deferred income tax benefit (expense).....                           (7,342)                              1,686
=================================================================================================================
   Net unrealized investment gains (losses)                        $ 13,641                            $ (3,125)
=================================================================================================================

- ------------------------------------------------------------------------------
Analysis of Net Unrealized Investment Gains (Losses)
Included in Stockholder's Equity
June 30                                                1996
                                                    (Unaudited)
                                       ---------------------------------------
(In thousands of dollars)                Gains          Losses        Net
- -------------------------------------- ----------- ------------ --------------
Fixed maturities......................     $3,296     $(7,104)      $ (3,808)
Equity securities.....................        751           -            751
                                       ----------  -----------  --------------
                                           $4,047     $(7,104)        (3,057)
                                           ======     ========
Deferred income tax benefit...........                                 1,072
==============================================================================
   Net unrealized investment losses                                 $ (1,985)
==============================================================================

                       VALLEY FORGE LIFE INSURANCE COMPANY

NOTE 3. - (Continued):

- ---------------------------------------------------------------------------------------------------------------
Summary of Investments in Fixed Maturities
and Equity Securities Available-for-Sale                   Amortized     Unrealized    Unrealized       Market
(In thousands of dollars)                                     Cost         Gains         Losses         Value
- ---------------------------------------------------------------------------------------------------------------
December 31, 1995
United States Treasury securities and obligations of
   government agencies..................................      $186,083       $12,526        $  1      $198,608
Asset-backed securities.................................        84,785         2,545           8        87,322
States, municipalities and tax exempt political                    279            14           -           293
subdivisions............................................
Corporate securities....................................        50,523         2,508           6        53,025
Other debt securities...................................        25,731         2,793          10        28,514
                                                              --------       -------         ---      --------
   Total fixed maturities...............................       347,401        20,386          25       367,762
Equity securities.......................................         1,074           622           -         1,696
===============================================================================================================
   Total                                                      $348,475       $21,008        $ 25      $369,458
===============================================================================================================
December 31, 1994
United States Treasury securities and obligations of
   government agencies..................................     $  69,148       $ 3,770   $   1,182     $  71,736
Asset-backed securities.................................       219,470           136       7,898       211,708
States, municipalities and tax exempt political                    277            20           2           295
subdivisions............................................
Corporate securities....................................        38,223           227       1,016        37,434
Other debt securities...................................        28,881         1,471         570        29,782
                                                              --------        ------    --------      ---------
   Total fixed maturities...............................       355,999         5,624      10,668       350,955
Equity securities.......................................        1,074            233           -         1,307
===============================================================================================================
   Total                                                      $357,073       $ 5,857   $  10,668      $352,262
===============================================================================================================
June 30, 1996                                                                  (Unaudited)
United States Treasury securities and obligations of
   government agencies..................................      $114,889           $37     $ 4,791      $110,135
Asset-backed securities.................................        68,119           457       1,348        67,228
States, municipalities and tax exempt political
subdivisions............................................            30             -           -            30
Corporate securities....................................        71,672         1,747         783        72,636
Other debt securities...................................        22,475         1,055         182        23,348
                                                              --------       -------      ------       --------
   Total fixed maturities...............................       277,185         3,296       7,104       273,377
Equity securities.......................................         1,074           751           -         1,825
==============================================================================================================
   Total                                                      $275,259        $4,047    $  7,104      $275,202
==============================================================================================================

                       VALLEY FORGE LIFE INSURANCE COMPANY

NOTE 3. - (Continued):

- ------------------------------------------------------------------------------------------------------------------
Summary of Investments in Fixed Maturities                     December 31                      June 30
 by Contractual Maturity                     ------------------------------------------- -------------------------
                                                     1995                1994                     1996
                                             -------------------- --------------------- -------------------------
                                            Amortized   Market    Amortized    Market    Amortized       Market
(In thousands of dollars)                     Cost       Value      Cost       Value        Cost          Value
- ------------------------------------------------------------------------------------------------------------------
                                                                                                 (Unaudited)
Due in one year or less.................... $   7,470 $    7,666  $   22,725  $   22,391 $    9,789  $      9,861
Due after one year through five years......   135,160    136,297      33,291      32,382    120,918       118,066
Due after five years through ten years.....    35,869     37,538      14,054      12,803     29,576        29,483
Due after ten years........................    84,117     98,939      66,459      71,671     48,783        48,739
Asset-backed securities not due at a single
maturity date..............................    84,785     87,322     219,470     211,708     68,119        67,228
==================================================================================================================
     Total                                   $347,401  $ 367,762   $ 355,999  $  350,955 $  277,185   $   273,377
==================================================================================================================

    Actual maturities may differ from contractual maturities because securities may be called or prepaid with or without call or prepayment penalties.

    There are no investments that have not produced income for the year ended December 31, 1995 or for the six months ended June 30, 1996. There are no investments in a single issuer, other than the U.S. government, that when aggregated exceed 10% of stockholder's equity.

NOTE 4.  STATUTORY CAPITAL AND SURPLUS:

     Statutory capital and surplus and net income for VFL are determined in accordance with accounting practices prescribed by the Pennsylvania Insurance Department. Prescribed statutory accounting practices are set forth in a variety of publications of the National Association of Insurance Commissioners as well as state laws, regulations, and general administrative rules. The Company has no material permitted accounting practices. Statutory net income was $8.9 million, $5.2 million and $2.5 million for the years ended December 31, 1995, 1994 and 1993, respectively, and $2.0 million and $3.5 million for the unaudited six-month periods ended June 30, 1996 and 1995, respectively. Statutory capital and surplus for VFL was $129.9 million and $122.3 million at December 31, 1995 and 1994, respectively, and $126.5 million (unaudited) at June 30, 1996.

     The payment of dividends by VFL to Assurance without prior approval of the Pennsylvania Insurance Department is limited to formula amounts. As of December 31, 1995 and June 30, 1996, approximately $13.0 million was not subject to prior Insurance Department approval.

                       VALLEY FORGE LIFE INSURANCE COMPANY

NOTE 5. FAIR VALUE OF FINANCIAL INSTRUMENTS:

    Fair values are disclosed for all financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values may be based on estimates using present value or other valuation techniques. These techniques are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. Potential taxes and other transaction costs have not been considered in estimating fair value. The estimates presented herein are subjective in nature and are not necessarily indicative of the amounts VFL could realize in the current market exchange. Any difference would not be expected to be material.

    All nonfinancial instruments such as deferred acquisition costs, deferred income taxes and insurance reserves, are excluded from fair value disclosure. Thus, the total fair value amounts cannot be aggregated to determine the underlying economic value of VFL.

    The carrying amounts and estimated fair values of certain of VFL's financial instrument assets and liabilities are listed below:

- -----------------------------------------------------------------------------------------------------
December 31                                            1995                        1994
                                               ------------------------------------------------------
                                               Carrying      Estimated     Carrying     Estimated
(In thousands of dollars)                       Amount       Fair Value     Amount      Fair Value
- -----------------------------------------------------------------------------------------------------
Financial Assets
Investments:
  Fixed maturities available-for-sale........    $367,762      $367,762     $350,955      $350,955
  Equity securities available-for-sale.......       1,696         1,696        1,307         1,307
  Policy loans...............................      56,008        52,648       47,001        41,361
Financial Liabilities
Premium deposits and annuity contracts.......      68,578        64,565       42,982        42,122
- -----------------------------------------------------------------------------------------------------

    The following methods and assumptions were used by VFL in estimating its fair value disclosures for financial instruments:

              The carrying amounts reported in the balance sheet approximate fair value for cash, short-term investments, premium and other insurance receivables, accrued investment income, and certain other assets and other liabilities because of their short-term nature. As such, these financial instruments are not shown in the above table.

              Fixed maturity securities and equity securities are based on quoted market prices, where available. For securities not actively traded, fair values are estimated using values obtained from independent pricing services or quoted market prices of comparable instruments.

              The fair values for policy loans are estimated using discounted cash flow analyses at interest rates currently offered for similar loans to borrowers with comparable credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations.

              Premium deposits and annuity contracts are valued based on cash surrender values and the outstanding fund balances.

                       VALLEY FORGE LIFE INSURANCE COMPANY

NOTE 6. BENEFIT PLANS:

Pension Plan

    CNA has several noncontributory pension plans covering all full-time employees age 21 or over who have completed at least one year of service. VFL is included in the CNA Employees' Retirement Plan. Plan benefits are based on years of credited service and the employee's highest sixty consecutive months of compensation.

    CNA's funding policy is to make contributions in accordance with applicable governmental regulatory requirements. The assets of the plan are invested primarily in U.S. government securities with the balance in short-term investments, common stocks and other fixed income securities.

    Effective January 1, 1996, the retirement plans redefined compensation to include base pay, overtime and bonuses. This amendment generated an unrecognized prior service cost of $20.2 million for CNA.

    In 1994, the plan adopted the rule of 65. This change allows Plan participants to receive early retirement benefits if their combined years and months of age and service with CNA equals a minimum of 65. This amendment generated an unrecognized prior service cost of $1.6 million for CNA.

     Net periodic pension cost allocated to VFL was $1.7 million, $1.1 million and $.7 million for the years ended December 31, 1995, 1994 and 1993, respectively, and $1.4 million (unaudited) and $.9 million (unaudited) for the six-month periods ended June 30, 1996 and 1995, respectively.

    The following table sets forth the Plans' funded status and amounts recognized in CNA's consolidated financial statements at December 31, 1995, 1994 and 1993.

- --------------------------------------------------------------------------------------------------------------------
                                                                          1995*              1994          1993
December 31                                                     Overfunded   Underfunded  Overfunded   Overfunded
(In thousands of dollars)                                          Plans        Plans       Plans         Plans
- --------------------------------------------------------------------------------------------------------------------
Actuarial present value of accumulated plan benefits:
 Vested........................................................    $ 508,506  $  628,564   $  376,377   $   401,481
 Nonvested.....................................................       31,180      11,292       39,152        41,585
                                                                   ---------  ----------   ----------   -----------
    Accumulated benefit obligation.............................    $ 539,686  $  639,856   $  415,529   $   443,066
                                                                   =========  ==========   ==========   ===========

Projected benefit obligation...................................    $ 808,289  $  771,018   $  651,418   $   617,764
Plan assets at fair value......................................      629,673     496,264      495,492       465,279
                                                                     -------     -------      -------       -------
   Plan assets less than projected benefit obligation..........    (178,616)    (274,754)    (155,926)    (152,485)
Unrecognized net asset at January 1, 1986 being recognized over     (12,176)           -      (17,253)     (22,330)
12 years..
Unrecognized prior service costs...............................       38,584      86,903       20,773        21,553
Unrecognized net loss..........................................      172,269       5,825      174,039       160,825
                                                                     -------    ---------     -------       -------
   Net pension asset (liability)...............................   $   20,061  $ (182,026) $    21,633  $      7,563
                                                                    ========    =========     =======       =======

Net periodic pension cost:
  Service cost - benefits attributed to employee service during   $   33,020  $   10,694  $    32,354  $     27,527
the year.......................................................
  Interest cost on projected benefit obligation................       52,783      31,033       44,666        40,640
  Actual return on plan assets.................................    (115,363)     (43,432)      11,579      (25,609)
  Net amortization and deferral................................       73,312      18,650      (43,265)     (13,967)
====================================================================================================================
    Net periodic pension cost                                     $   43,752  $   16,945  $    45,334  $     28,591
====================================================================================================================

*The 1995 data includes The Continental Corporation Retirement Plans which are underfunded. CNA acquired The Continental Corporation on May 10, 1995.

                       VALLEY FORGE LIFE INSURANCE COMPANY

NOTE 6. - (Continued):

    Actuarial assumptions are set forth in the following table.

- --------------------------------------------------------------------------------------------------
Assumptions
December 31                                                    1995      1994      1993      1992
- --------------------------------------------------------------------------------------------------
Discount rate..............................................    7.25%     8.50%     7.25%     8.25%
Rate of increase in compensation levels *..................    2.75      4.00      4.50      5.25
Expected long-term rate of return on plan assets...........    7.50      8.75      7.50      9.00
- --------------------------------------------------------------------------------------------------

* Excludes age/service related merit and productivity increases.

    The funded status is determined using assumptions at the end of the year. Pension cost is determined using assumptions at the beginning of the year.

Postretirement Health Care and Life Insurance Benefits

    CNA provides certain health and dental care benefits for eligible retirees, through age 64, and provides life insurance and reimbursement of Medicare Part B premiums for all eligible retired persons. CNA funds benefit costs principally on the basis of current benefit payments.

   As described previously, in 1994, the Plan adopted the Rule of 65. For the postretirement plan, this amendment generated an unrecognized prior service cost of $11.2 million for CNA.

     Net periodic postretirement benefit cost allocated to VFL was $.7 million, $.6 million and $.4 million for the years ended December 31, 1995, 1994 and 1993, respectively, and $.5 million (unaudited) and $.3 million (unaudited) for the six-month periods ended June 30, 1996 and 1995, respectively.

    The following table sets forth the amounts recognized in CNA's consolidated financial statements at December 31, 1995, 1994 and 1993.

- -------------------------------------------------------------------------------------------------------------------
December 31
(In thousands of dollars)                                                  1995*             1994             1993
- -------------------------------------------------------------------------------------------------------------------
Accumulated postretirement benefit obligation:
 Retirees.....................................................        $  185,507      $    27,088       $   26,245
 Fully eligible, active plan participants.....................            59,173           53,684           24,097
  Other active plan participants..............................            62,540           41,106           70,804
                                                                          ------           ------           ------
  Total accumulated postretirement benefit obligation.........           307,220          121,878          121,146
Unrecognized  prior service cost..............................                 -          (11,177)               -
Unrecognized net gain (loss)..................................             7,380           19,702           (5,291)
                                                                        --------          --------        ---------
  Accrued postretirement benefit cost.........................         $ 314,600       $  130,403      $   115,855
                                                                        ========        ==========        =========

 Net periodic postretirement benefit cost:
  Service cost/benefits attributed to employee service during
  the year....................................................         $   5,969       $     8,603       $    5,625
  Interest cost on accumulated post retirement benefit
  obligation..................................................            17,506            10,342            7,742
Amortization..................................................              (941)              655             (104)
===================================================================================================================
     Net periodic postretirement benefit cost                        $    22,534       $   19,600        $  13,263
===================================================================================================================

*The 1995 data includes postretirement benefit obligations for The Continental Corporation retirees.

                       VALLEY FORGE LIFE INSURANCE COMPANY

NOTE 6. - (Continued):

- ------------------------------------------------------------------------------------------------------------------
Assumptions
December 31                                                                              1995      1994      1993
- ------------------------------------------------------------------------------------------------------------------
Assumptions used in determining net periodic benefit cost:
  Discount rate.................................................................         8.50%     7.25%    8.25%
  Rate of increase in compensation levels *.....................................         4.00      4.50     5.25
Assumptions used in determining the projected benefit obligation (liability):
  Discount rate.................................................................         7.25%     8.50%    7.25%
  Rate of increase in compensation levels *.....................................         2.75      4.00     4.50
- ------------------------------------------------------------------------------------------------------------------

* Excludes age/service related merit and productivity increases.

    The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 13% in 1995, declining 1% per year to an ultimate rate of 5% in 2002. The health care cost trend rate assumption has a significant effect on the amount of the benefit obligation and periodic cost reported. An increase in the assumed health care cost trend rate of 1% in each year would increase the accumulated postretirement benefit obligation as of December 31, 1995 by $17.5 million and the aggregate net periodic postretirement benefit cost for 1995 by $1.9 million.

Savings Plan

     VFL is included in the CNA Employees' Savings Plan which is a contributory plan which allows employees to make a regular contribution of up to 6% of their salaries. VFL contributes an additional amount equal to 70% of the employee's regular contribution. Employees may also make an additional contribution of up to 10% of their salaries for which there is no additional contribution by CNA. VFL contributions to the plan were $.7 million, $.5 million and $.5 million for the years ended December 31, 1995, 1994 and 1993, respectively, and $.5 million (unaudited) and $.4 million (unaudited)for the six months ended June 30, 1996 and 1995, respectively.

NOTE 7.  INCOME TAXES:

     VFL is taxed under the provisions of the Internal Revenue Code, as applicable to life insurance companies, and is included in the consolidated Federal income tax return with CNA and its eligible subsidiaries (CNA Tax Group), which in turn is consolidated in the Loews Federal income tax return. The Federal income tax provision of VFL is computed as if VFL were filing its own separate return.

   VFL maintains a special tax memorandum account designated as the "Shareholder's Surplus Account." Dividends from this account may be distributed to the shareholder without resulting in any additional tax. At December 31, 1995, the amount in the Shareholder's Surplus Account was $95 million. Another tax memorandum account, defined as the "Policyholders' Surplus Account," totaled $5 million at December 31, 1995. No further additions to this account are allowed. Amounts accumulated in the Policyholders' Surplus Account are subject to income tax if distributed to the shareholder. VFL has not provided for such a tax as VFL has no plans for such a distribution.

                       VALLEY FORGE LIFE INSURANCE COMPANY

NOTE 7. - (Continued):

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of VFL's deferred tax assets and liabilities as of December 31, 1995 and 1994 and March 31, 1996 are shown in the table below.

- --------------------------------------------------------------------------------------------------
Components of Deferred Tax Assets and Liabilities
                                                              December 31,           June 30,
                                                       --------------------------
(In thousands of dollars)                                 1995          1994             1996
- -------------------------------------------------------------------------------------------------
                                                                                     (Unaudited)
Life insurance reserve differences.................      $ 15,900     $  13,372        $ 17,013
Deferred acquisition costs.........................       (14,382)      (11,978)        (18,040)
Investment valuation...............................         2,518         2,450           3,051
Unrealized investment (gains) losses...............        (7,342)        1,686           1,072
Receivables........................................           661          (524)         (1,382)
Other, net.........................................          (546)        1,284           1,859
==================================================================================================
         Net deferred tax assets (liabilities)           $ (3,191)    $   6,290        $  3,573
==================================================================================================

    At December 31, 1995, gross deferred tax assets and liabilities amounted to $20.1 million and $23.3 million, respectively. Gross deferred tax assets and liabilities, at December 31, 1994, amounted to $19.2 million and $12.9 million, respectively. At June 30, 1996, gross deferred tax assets and liabilities amounted to $24.4 million (unaudited) and $20.8 million (unaudited), respectively.

    VFL has not established a valuation reserve at December 31, 1995 as it believes that all deferred tax assets are fully realizable. VFL has a past history of profitability and anticipates future taxable income sufficient to support its deferred tax balances at December 31, 1995, including but not limited to the reversal of existing temporary differences and the implementation of tax planning strategies, if needed.

Significant components of VFL's income tax provision are as follows:

- --------------------------------------------------------------------------------------------------------------
Provision for Income Tax (Expense) Benefit                                               Six  Months Ended
                                                       Year Ended December 31                 June 30
                                                ----------------------------------  --------------------------
(In thousands of dollars)                          1995          1994       1993          1996          1995
- --------------------------------------------------------------------------------------------------------------
                                                                                            (Unaudited)
Current tax (expense) benefit on:
   Ordinary income............................   $  (7,417)  $ (5,603)     $(3,213)   $ (1,396)     $ (3,681)
   Realized investment gains/losses...........      (4,330)     1,326       (1,326)     (1,320)       (4,407)
                                                 ----------  --------    ----------  ----------   -----------
         Total current tax expense............     (11,747)    (4,277)      (4,539)     (2,716)       (8,088)
                                                 ---------  ---------    ----------  ----------   -----------
Deferred tax (expense) benefit on:
   Ordinary income (loss).....................          41        (78)         799      (1,660)         (208)
   Realized investment gains/losses...........        (494)       250            5          10             8
                                                 ---------- ---------  -----------   ----------   -----------
         Total deferred tax (expense) benefit.        (453)       172          804      (1,650)         (200)
==============================================================================================================
         Total income tax expense                $ (12,200)  $ (4,105)    $ (3,735)    $(4,366)      $(8,288)
==============================================================================================================

                       VALLEY FORGE LIFE INSURANCE COMPANY

NOTE 7. - (Continued):

    A reconciliation of the expected income tax resulting from the use of statutory tax rates to the effective income tax follows:

- -------------------------------------------------------------------------------------------------------------------
Reconciliation of Expected and Effective Taxes                                                   Six Months Ended
                                                                    Year Ended December 31            June 30
                                                             ------------------------------   ---------------------
(In thousands of dollars)                                          1995      1994    1993        1996         1995
- -------------------------------------------------------------------------------------------------------------------
                                                                                                    (Unaudited)
Expected tax expense on ordinary income at statutory rates.   $ (7,325)  $(5,623)  $(2,474)   $(3,049)     $(3,864)
State income tax deduction.................................         27        23        22          9           14
State income taxes.........................................        (78)      (66)      (63)       (25)         (39)
Effect of 1% change in tax rate on January 1, 1993
deferred tax                                                         -         -       102          -            -
   balance.................................................
Other items, net...........................................          -       (15)       (1)         9            -
                                                             ---------  --------- ---------  ---------    ---------
   Income tax expense on ordinary income...................     (7,376)   (5,681)   (2,414)    (3,056)      (3,889)

Income tax (expense) benefit on realized investment
gains/losses at statutory rates............................     (4,824)    1,576    (1,321)    (1,310)      (4,399)
====================================================================================================================
     Income tax expense                                       $(12,200)  $(4,105)  $(3,735)   $(4,366)     $(8,288)
====================================================================================================================

NOTE 8. REINSURANCE:

    The effects of reinsurance on premium revenues are shown in the following schedule:

- --------------------------------------------------------------------------------------------------------------
                                                                  Premiums                         Assumed/Net
                                              -------------------------------------------------
(In millions of dollars)                      Direct       Assumed        Ceded          Net             %
- --------------------------------------------------------------------------------------------------------------

Year Ended December 31
1995
   Life.................................     $ 316,011    $ 75,053     $ 316,577     $   74,487        101%
   Accident and Health..................           422     222,166           422        222,166        100
                                             ---------   ----------     --------      ---------
       Total............................     $ 316,433   $ 297,219     $ 316,999     $  296,653        100
                                             =========   ==========     ========      =========
1994
   Life.................................     $ 187,834    $ 49,998     $ 189,163     $   48,669        103
   Accident and Health..................           468     214,311           468        214,311        100
                                             ---------   ---------     ---------     ----------
       Total............................     $ 188,302   $ 264,309     $ 189,631      $ 262,980        101
                                               =======   =========     =========     ==========
1993
   Life.................................     $ 171,624  $   41,083     $ 173,157     $   39,550        104
   Accident and Health..................           525     201,295           525        201,295        100
                                             ---------   -----------  ----------     -----------
        Total...........................     $ 172,149   $ 242,378     $ 173,682      $ 240,845        101
                                             =========   ===========  ===========    ===========

Six Months Ended June 30                                   (Unaudited)
1996
   Life.................................     $ 246,899   $  36,649     $ 247,692     $   35,856        102
   Accident and Health..................           399     124,365           399        124,365        100
                                             ---------    ----------  ----------     ----------
        Total...........................     $ 247,298    $161,014     $ 248,091     $  160,221        100
                                               =======    ==========  ==========     ===========
1995
   Life.................................    $  137,843    $  34,976  $   139,215     $   33,604        104
   Accident and Health..................           225      109,291          225        109,291        100
                                            ----------    ----------  ----------     -----------
        Total...........................    $  138,068    $ 144,267  $   139,440     $  142,895        101
                                            ==========    ==========  ==========     ===========
=============================================================================================================

                       VALLEY FORGE LIFE INSURANCE COMPANY

NOTE 8. - (Continued):
    In the table above, the majority of Life premium revenue is from long duration type contracts, while the Accident and Health premium revenue is generally short duration.

     Transactions with Assurance, as part of the pooling agreement, are reflected in the above table. Premium revenues ceded to non-affiliated companies were $9.9 million, $7.5 million and $6.5 million for the years ended December 31, 1995, 1994 and 1993, respectively, and $10.5 million (unaudited) and $4.9 million (unaudited) for the six-month periods ended June 30, 1996 and 1995, respectively. Additionally, insurance claims and policyholders' benefits recoveries from non-affiliated companies were $6.1 million, $3.0 million and $4.2 million for the years ended December 31, 1995, 1994 and 1993, respectively, and $4.7 million (unaudited) and $.9 million (unaudited) for the six-month periods ended June 30, 1996 and 1995, respectively.

     The insurance reserves included in the accompanying balance sheet are stated at the net amount of VFL's participation pursuant to the intercompany pooling. Insurance reserves related only to VFL's direct and assumed (non-affiliate) business were $1,067.8 million and $916.0 million at December 31, 1995 and 1994, respectively, and $1,180.6 million (unaudited) at June 30, 1996.

    The impact of reinsurance, including transactions with Assurance, on life insurance in force is shown in the following schedule:

- -------------------------------------------------------------------------------------------------------------------
                                                        Life Insurance in Force                   Assumed/Net
                                   -------------------------------------------------------------
(In millions of dollars)            Direct            Assumed             Ceded       Net                %
- ------------------------------------------------------------------------------------------------------------------
Year Ended December 31
1995.............................    $57,138          $16,996           $58,442     $15,692             108.3%
1994.............................     22,933           13,215            24,112      12,036             109.8
1993.............................     18,043           11,835            19,338      10,540             112.3
Six Months Ended June 30                                             (Unaudited)
1996.............................     82,466           19,792            83,770      18,488             107.1
1995.............................     35,521           14,799            36,704      13,616             108.7
- ------------------------------------------------------------------------------------------------------------------

    The ceding of insurance does not discharge primary liability of the original insurer. VFL places reinsurance with other carriers only after careful review of the nature of the contract and a thorough assessment of the reinsurers' credit quality and claim settlement performance.

NOTE 9. RELATED PARTIES:

     As discussed in Note 1, VFL is party to a pooling agreement with its parent, Assurance. In addition, the Company is party to the CNA Intercompany Expense Agreement whereby expenses incurred by CNA and each of its subsidiaries are allocated to the appropriate company. All acquisition and underwriting expenses allocated to the Company are further subject to the Intercompany Pooling Agreement, so that acquisition and underwriting expenses recognized by the Company approximates ten percent of the combined acquisition and underwriting expenses of the Company and Assurance. Expenses of VFL exclude $5.5, $4.1 and $3.8 million of general and administrative expenses incurred by VFL and allocated to CNA for the years ended December 31, 1995, 1994 and 1993, respectively, and $6.0 and $2.7 million for the unaudited six-month periods ended June 30, 1996 and 1995. VFL had a $4.9 million affiliated receivable included in other assets at December 31, 1995, a $50.4 million affiliated payable at December 31, 1994 and a $62.2 million (unaudited) affiliated payable at June 30, 1996 for net cash settlements related to pooling and general expense reimbursements to Casualty in the normal course of operations.

                       VALLEY FORGE LIFE INSURANCE COMPANY

NOTE 10. LEGAL:

    VFL is party to litigation arising in the ordinary course of business. The outcome of this litigation will not, in the opinion of management, materially affect the results of operations or equity of VFL.

NOTE 11. BUSINESS SEGMENTS:

- -------------------------------------------------------------------------------------------------------------------
                                                                                              Six Month Period
                                                    Year Ended December 31                     Ended June 30
                                         -------------------------------------------- -----------------------------
(In thousands of dollars)                     1995           1994           1993           1996           1995
- -------------------------------------------------------------------------------------------------------------------
                                                                                               (Unaudited)
Revenues
  Individual...........................    $    69,577    $    52,812    $    42,721   $     33,431   $    30,628
  Group................................        263,388        237,716        217,703        142,658       129,614
  Realized gains (losses)..............         13,783         (4,502)         3,773          3,745        12,568
                                            ----------     ----------      ---------     ----------     ---------
          Total........................    $   346,748     $  286,026    $   264,197   $    179,834   $   172,810
                                             =========      =========      =========      =========      ========
Income Before Income Tax
  Individual...........................    $    8,611     $     4,794    $     1,318  $       4,199   $     4,660
  Group................................         12,316         11,295          5,751          4,514         6,381
  Realized gains (losses)..............         13,783         (4,502)         3,773          3,745        12,568
                                            ----------      ---------     ----------     ----------    ----------
          Total........................   $     34,710    $    11,587   $     10,842  $      12,458  $     23,609
                                            ==========       ========      =========     ==========     =========
Net Income
  Individual...........................  $       5,597    $     3,119  $         885  $       2,742    $    3,030
  Group................................          7,954          7,289          3,770          2,916         4,122
  Realized gains (losses)..............          8,959         (2,926)         2,452          2,434         8,169
                                            ----------     ----------     ----------     ----------    ----------
          Total........................   $     22,510    $     7,482   $      7,107  $       8,092   $    15,321
                                             =========     ==========      =========     ==========     =========
Assets
  Individual...........................    $   307,582    $   307,884   $    272,948  $     313,218    $  310,840
  Group................................        317,238        244,952        202,944        374,577       291,432
                                            ----------     -----------   ------------    ----------     ---------
          Total........................    $   624,820      $ 552,836     $  475,892    $   687,795   $   602,272
                                            ==========     ===========   ============    ==========     =========

    Assets and investment income are allocated to business segments based on cash flows after attribution of separately identifiable assets. Income taxes have been allocated on the basis of taxable operating income of the respective segments.

     Group revenues include $187.0 million, $179.4 million and $165.9 million for the years ended December 31, 1995, 1994 and 1993, respectively, and $52.2 million and $46.5 million for the unaudited six-month periods ended June 30, 1996 and 1995, respectively, under contracts covering U.S. government employees and their dependents.

                       STATEMENT OF ADDITIONAL INFORMATION

A Statement of Additional Information is available which contains more details concerning subjects discussed in this prospectus. The following is the Table of Contents for that Statement of Additional Information.


PERFORMANCE INFORMATION.....................................................

         Money Market Subaccount Yields*.....................................
         Other Subaccount Yields*............................................
         Average Annual Total Returns*.......................................
         Other Total Returns*................................................
         Effect of the Annual Administration Fee on Performance Data*........

VARIABLE ANNUITY PAYMENTS...................................................

         Annuity Unit Value*.................................................
         Illustration of Calculation of Annuity Unit Value*..................
         Illustration of Variable Annuity Payments*..........................

VALUATION DAYS*..............................................................

OTHER INFORMATION*...........................................................

FINANCIAL STATEMENTS*........................................................

*Incorporated herein by reference to Form N-4EL (File 333-0187)filed on February 20, 1996.


Issued by:

Valley Forge Life Insurance Company
CNA Plaza
Attn: Secretary 43S
Chicago, Illinois  60685


Distributed by:

CNA Investor Services, Inc.
CNA Plaza  34S
Chicago, Illinois  60685


Service Center:

Financial Administration Services, Inc.
95 Bridge Street
Haddam, Connecticut  06438

                                   APPENDIX A

The Market Value Adjustment is computed by multiplying the amount being surrendered, withdrawn, transferred, or applied to an Annuity Payment Option, by the Market Value Adjustment Factor. The Market Value Adjustment factor is calculated as follows:

Market Value Adjustment = Amount multiplied by

                        [[(1+a)/(1+b)]^n/12 -1]

         where:

"Amount" is the amount being surrendered, withdrawn, transferred or applied to an Annuity Payment Option less any applicable annual administration fees or transfer processing fees;

"a" is the Guaranteed Interest Rate currently being credited to the "Amount"; and

"b" is the Guaranteed Interest Rate that is currently being offered for a Guarantee Period of duration equal to the time remaining to the expiration of the Guarantee Period for the Guarantee Amount from which the "Amount" is taken. Where the time remaining to the expiration of the Guarantee Period is not 1, 3, 5, 7, or 10 years, "b" is the rate found by linear interpolation of the rate for the Guarantee Period having the duration closest to the time remaining or, if the time remaining is less than 1 year, "b" is the rate for a 1 year period; and

"n" is the number of complete months remaining before the expiration of the Guarantee Period for the Guarantee Amount from which the "Amount" is taken.

As an example of calculating "b" by linear interpolation, if the time remaining to the expiration of the Guarantee Period is 4.5 years, the interpolated Guaranteed Interest Rate is equal to the sum of one-fourth of the three-year Guaranteed Interest Rate and three-fourths of the five-year Guaranteed Interest Rate. If the three-year Guaranteed Interest Rate is 4.5% and the five-year Guaranteed Interest Rate is 5%, the interpolated Guaranteed Interest Rate equals 4.875% -- that is, 4.5% multiplied by 0.25 plus 5% multiplied by 0.75.

The Market Value Adjustment is computed as in the following examples:

1. Assume that the Owner selects a 7 year Guarantee Period and that the Company is crediting a 4.5% effective annual interest rate on the amount allocated or transferred to such Guarantee Period. Assume also that 55 months into the 7-year Period (seven months into the fifth year), the Owner withdraws $7,500.

         If at the time of the withdrawal the Company is offering a 2.5% effective annual rate of interest on Guarantee Periods of 3 years and a 2.0% effective annual rate of interest on Guarantee Periods of 1 year, then:

         i = 0.04500
         j = 0.02354  = (0.025 * 17/24) + (0.02 * 7/24) = linear  interpolation between the 3 year rate and the 1 year rate

         The MVA factor = [(1.04500)/(1.02354)]^(29/12)-1= 0.05142

         MVA = $7,500.00 * 0.05142 = $385.65
         Amount received = $7,500 + $385.65 = $7,885.65

         If at the time of the withdrawal the Company is offering a 5.75% effective annual rate of interest on Guarantee Periods of 3 years and a 6.5% effective annual rate of interest on Guarantee Periods of 1 year, then:

         i = 0.04500
         j = 0.05969 = (0.0575 * 17/24) + (0.065 * 7/24) = linear  interpolation between the 3 year rate and the 1 year rate

         The MVA factor =  [(1.04500)/(1.05969)]^(29/12)-1= 0.03317

         MVA = $7,500.00 * -0.03317 = -$248.78
         Amount received = $7,500 - $248.78 = $7,251.22

                                   APPENDIX B


                             DEATH BENEFIT EXAMPLES

     Assume that an Owner makes purchase payments on the first day of certain Contract Years as shown in the table below. Assume also that the Owner withdraws $7,500 during the seventh month of Contract Year five and $5,000 at the beginning of Contract Years thirteen and fifteen. Assume that the Annuitant is younger than age 76 for all twenty years. All "beginning of year death benefits" are computed as of the first day of the Contract Year except for the figure for Contract Year 5 which is computed as of the seventh month of that year (i.e., as of the time of the $7,500 withdrawal).

Explanations:

         The Death Benefit at the beginning of Contract Years 1 through 4 is determined from the Contract Value at the end of the prior Contract Year plus the purchase payment made at the beginning of the year for which the computation is being made.

         The Death Benefit at the end of month 7 of Contract Year 5 is determined from the prior year's Contract Value plus the purchase payment made at the beginning of that year, minus the $7,500 withdrawn in the seventh month minus a $318.75 surrender charge assessed in connection with the withdrawal.

         The Death Benefit at the beginning of Contract Years 6 through 10 is determined from the Contract Value at the end of the prior Contract Year plus the purchase payment made at the beginning of the Year for which the computation is being made. Since the first day of Contract Year 6 is a minimum death benefit floor computation anniversary, a new death benefit floor amount is set at $8,506.

         The Death Benefit at the beginning of Contract Year 11 is determined solely from the prior Year's Contract Value. Since this is a minimum death benefit floor computation anniversary, a new death benefit floor amount is set at $42,610.

         The Death Benefit at the beginning of Contract Year 12 is determined from the minimum death benefit which is the most recently reset death benefit floor amount of $42,610. This is so because the Contract Value declined and no purchase payments or withdrawals occured since the prior reset of the death benefit floor amount.

         The Death Benefit at the beginning of Contract Year 13 is determined from the minimum death benefit which is the most recently reset death benefit floor amount of $42,610 adjusted for the $5,000 withdrawal. The $36,762 results from $42,610 being multiplied by $31,432/$36,432.

         The Death Benefit at the beginning of Contract Year 14 is the minimum death benefit which is the most recently reset death benefit floor amount adjusted for the $5,000 withdrawal made since that floor amount was set, or $36,762.

         The Death Benefit at the beginning of Contract Year 15 is the minimum death benefit which is the most recently reset death benefit floor amount of $42,610 adjusted for both $5,000 withdrawals made since that floor amount was set. The $28,372 results from $42,610 being multiplied by $31,432/$36,432, and this result multiplied by $16,908/$21,908.

         The Death Benefit at the beginning of Contract Year 16 is the minimum death benefit which is the most recently reset death benefit floor amount of $42,610 adjusted for both $5,000 withdrawals made since that floor amount was set. The $28,372 results from $42,610 being multiplied by $31,432/$36,432, and this result multiplied by $16,908/$21,908. Even though this is a death benefit floor computation anniversary, the death benefit floor amount is not reset since the Contract Value has not exceeded its previous high of $42,610 occurring in Contract Year 10. No purchase payments or withdrawals were made.

         The Death Benefit at the beginning of Contract Year 17 through 20 is the minimum death benefit which is the most recently reset death benefit floor amount of $42,610 adjusted for both $5,000 withdrawals made since that floor amount was set and adjusted further for the $10,000 purchase payment made on the first day of Contract Year 17.

|================|=============|===============|=================|===============|===============|===============|
|Beginning of    |Purchase     | Withdrawals   | Accumulated Net | End of Year   |  End of Year  | Beginning of  |
|Contract Year   |Payments     |               | Purchase        | Accumulation  | Contract Value|  Year Death   |
|                |             |               | Payments        | Unit Value    |               |    Benefit    |
|================|=============|===============|=================|===============|===============|===============|
|       1        |   $ 2,000   |   $       0   |      $ 2,000    |      10.50000 |        $ 2,100|       $ 2,000 |
|================|-------------|---------------|-----------------|---------------|---------------|===============|
|       2        |   $ 2,000   |   $       0   |      $ 4,000    |      11.23500 |        $ 4,387|       $ 4,100 |
|================|-------------|---------------|-----------------|---------------|---------------|===============|
|       3        |   $ 2,500   |   $       0   |      $ 6,500    |      12.13380 |        $ 7,438|       $ 6,887 |
|================|-------------|---------------|-----------------|---------------|---------------| ==============|
|       4        |   $ 3,000   |   $       0   |      $ 9,500    |      13.34718 |        $11,482|       $10,438 |
|================|-------------|---------------|-----------------|---------------|---------------| ==============|
|       5        |   $ 4,000   |   $   7,500   |      $ 6,000    |      14.81537 |        $ 8,506|       $ 7,663 |
|================|-------------|---------------|-----------------|---------------|---------------| ==============|
|       6        |   $ 5,000   |   $       0   |      $11,000    |      16.59321 |        $15,127|       $13,506 |
|================|-------------|---------------|-----------------|---------------|---------------| ==============|
|       7        |   $ 5,000   |   $       0   |      $16,000    |      18.25254 |        $22,139|       $20,127 |
|================|-------------|---------------|-----------------|---------------|---------------| ==============|
|       8        |   $ 5,000   |   $       0   |      $21,000    |      19.71274 |        $29,310|       $27,139 |
|================|-------------|---------------|-----------------|---------------|---------------| ==============|
|       9        |   $ 5,000   |   $       0   |      $26,000    |      20.89550 |        $36,369|       $34,310 |
|================|-------------|---------------|-----------------|---------------|---------------| ==============|
|      10        |   $ 5,000   |   $       0   |      $31,000    |      21.52237 |        $42,610|       $41,369 |
|================|-------------|---------------|-----------------|---------------|---------------| ==============|
|      11        |   $     0   |   $       0   |      $31,000    |      20.44625 |        $40,480|       $42,610 |
|================|-------------|---------------|-----------------|---------------|---------------| ==============|
|      12        |   $     0   |   $       0   |      $31,000    |      18.40162 |        $36,432|       $42,610 |
|================|-------------|---------------|-----------------|---------------|---------------| ==============|
|      13        |   $     0   |   $   5,000   |      $26,000    |      15.64138 |        $26,717|       $36,762 |
|================|-------------|---------------|-----------------|---------------|---------------| ==============|
|      14        |   $     0   |   $       0   |      $26,000    |      12.82593 |        $21,908|       $36,762 |
|================|-------------|---------------|-----------------|---------------|---------------| ==============|
|      15        |   $     0   |   $   5,000   |      $21,000    |      13.46723 |        $17,753|       $28,372 |
|================|-------------|---------------|-----------------|---------------|---------------| ==============|
|      16        |   $     0   |   $       0   |      $21,000    |      14.14059 |        $18,641|       $28,372 |
|================|-------------|---------------|-----------------|---------------|---------------| ==============|
|      17        |   $10,000   |   $       0   |      $31,000    |      14.14059 |        $28,641|       $38,372 |
|================|-------------|---------------|-----------------|---------------|---------------| ==============|
|      18        |   $     0   |   $       0   |      $31,000    |      13.43356 |        $27,209|       $38,372 |
|================|-------------|---------------|-----------------|---------------|---------------| ==============|
|      19        |   $     0   |   $       0   |      $31,000    |      13.43356 |        $27,209|       $38,372 |
|================|=============|===============|=================|===============|===============| ==============|
|      20        |   $     0   |   $       0   |      $31,000    |      13.97090 |        $28,297|       $38,372 |
|================|=============|===============|=================|===============|===============| ==============|

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Securities and Exchange Commission
          Registration Fees (Approximate)                            $ 20,000
         Printing and engraving                                      $ 75,000
         Accounting fees and expenses                                $ 65,000
         Legal fees and expenses                                     $150,000
         Miscellaneous                                               $ 15,000
                  Total Expenses (Approximate)                       $325,000



ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The registrant has no officers, directors or employees. The depositor and the registrant do not indemnify the officers, directors or employees of the depositor. CNA-Financial Corporation, ("CNAFC") a parent of the depositor, indemnifies the depositor's officers, directors and employees in their capacity as such. Most of the depositor's officers, directors and employees are also officers, directors and/or employees of CNAFC.

         CNAFC indemnifies any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of CNAFC) by reason of the fact that he is or was a director, officer, employee or agent of CNAFC, or was serving at the request of CNAFC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of CNAFC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         CNAFC indemnifies any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of CNAFC to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of CNAFC, or was serving at the request of CNAFC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of CNAFC. No indemnification is made, however, in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to CNAFC unless and only to the extent that a court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

         To the extent that any person referred to above is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, CNAFC will indemnify such person against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith. CNAFC may advance to such a person, expenses incurred in defending a civil or criminal action, suit or proceeding as authorized by CNAFC's board of directors upon receipt of an undertaking by (or on behalf of) such person to repay the amount advanced unless it is ultimately determined that he is entitled to be indemnified.

         Indemnification and advancement of expenses described above (unless pursuant to a court order) is only made as authorized in the specific case upon a determination that such indemnification or advancement of expenses is proper in the circumstances because he has met the applicable standard of conduct. Such determination must be made by a majority vote of a quorum of CNAFC's board of directors who are not parties to the action, suit or proceeding or by independent legal counsel in a written opinion or by CNAFC's stockholders.

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

         Not applicable

ITEM 16. EXHIBITS

                  1. Form of Underwriting Agreement between Valley Forge Life Insurance Company (the "Company") and CNA Investor Services, Inc.****
                  3(i). Articles of Incorporation of Valley Forge Life Insurance Company.*
                   (ii).   By-Laws of Valley Forge Life Insurance Company.*

4.                         (a)      Form of Flexible Premium Deferred Variable
                                    Annuity Contract.**
                           (b)      Form of Qualified Plan Endorsement.**
                           (c)      Form of IRA Endorsement.**
                           (d)      Form of Nursing Home Confinement, Terminal
                                    Medical Condition, Total Disability
                                    Endorsement.**
                           (e)      Policy Application.*****
                  5.       Opinion regarding legality.

                  10.      (a)     Form of Participation Agreement between the
                                   Company and Insurance Series.***
                           (b)     Form of Participation Agreement between the
                                   Company and Variable Insurance Products
                                   Fund.***
                           (c)     Form of Participation Agreement between the
                                   Company and The Alger American Fund.***
                           (d)     Form of Participation Agreement between the
                                   Company and MFS Variable Insurance
                                   Trust.***
                           (e)     Form of Participation Agreement between the
                                   Company and SoGen Variable Funds, Inc.***
                           (f)     Form of Participation Agreement between
                                   the Company and Van Eck Worldwide Insurance
                                   Trust.***
                           (g)     CNA Inter-Company Expense Agreement
                           (h)     Amendment to the CNA Inter-Company Expense
                                   Agreement
                           (i)     Reinsurance Pooling Agreement
                           (j)     Amendment to the Reinsurance Pooling
                                   Agreement
                  23.      (a)     Consent of Sutherland, Asbill & Brennan
                           (b)     Consent of Deloitte & Touche LLP.
                  27.      Financial Data Schedule.
_____________________
*        Incorporated  herein by reference to exhibit number 6 to the Form N-4EL
         Registration   Statement   filed  with  the   Securities  and  Exchange
         Commission on February 20, 1996 (File 333-1087).

**       Incorporated  herein by reference to exhibit number 4 to the Form N-4EL
         Registration   Statement   filed  with  the   Securities  and  Exchange
         Commission on February 20, 1996 (File 333-1087).

***     Incorporated herein by reference to exhibit number 8 to the Form N-4EL/A
         Registration   Statement   filed  with  the   Securities and Exchange
         Commission on August 30, 1996 (File 333-1087).

****     Incorporated herein by reference to exhibit number 3 to the Form
         N-4EL/A  Registration   Statement   filed  with  the   Securities  and
         Exhange Commission on August 30, 1996 (File 333-1087).

*****    Incorporated herein by reference  to exhibit number 5 to the Form N-4EL
         Registration   Statement   filed  with  the   Securities  and  Exchange
         Commission on February 20, 1996 (File 333-1087).

ITEM 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused pre-effective amendment no. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 4th day of September, 1996.

                                             VALLEY FORGE LIFE INSURANCE COMPANY
                                                      (Registrant)

         S/DONALD M. LOWRY                        S/PETER E. JOKIEL
Attest:  ________________                    By:  ____________________________
          Donald M. Lowry                         Peter E. Jokiel
          Senior Vice President,                  Senior Vice President,
          Secretary and General                   Chief Financial Officer,
          Counsel                                 Director

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                        Title                                Date
_____________________________    _________________________________   _________________

S/DENNIS H. CHOOKAZIAN
_____________________________    Chairman of the Board,               September 4, 1996
Dennis H. Chookaszian            Chief Executive Officer, Director

S/PHILIP L. ENGEL
_____________________________    President, Director                  September 4, 1996
Philip L. Engel

S/WILLIAM J. ADAMSON JR.
_____________________________    Senior Vice President                September 4, 1996
William J. Adamson Jr.

S/JAMES P. FLOOD
_____________________________    Senior Vice President                September 4, 1996
James P. Flood

S/MICHAEL C. GARNER
_____________________________    Senior Vice President                September 4, 1996
Michael C. Garner

S/BERNARD L. HENGESBAUGH
_____________________________    Senior Vice President                September 4, 1996
Bernard L. Hengesbaugh

S/PETER E. JOKIEL
_____________________________    Senior Vice President,
Peter E. Jokiel                  Chief Financial Officer, Director    September 4, 1996

S/JACK KETTLER
_____________________________    Senior Vice President                September 4, 1996
Jack Kettler

                              SIGNATURES CONTINUED


S/DONALD M. LOWRY
_____________________________    Senior Vice President,               September 4, 1996
Donald M. Lowry                  General Counsel & Secretary


                                 Director
S/CAROLYN L. MURPHY
_____________________________    Senior Vice President                September 4, 1996
Carolyn L. Murphy


S/DONALD C. RYCROFT
_____________________________    Senior Vice President,               September 4, 1996
Donald C. Rycroft                Treasurer, Director

S/WILLIAM H. SHARKEY, JR.
_____________________________    Senior Vice President,               September 4, 1996
William H. Sharkey, Jr.          Director

S/WAYNE R. SMITH, III
_____________________________    Senior Vice President                September 4, 1996
Wayne R. Smith, III

S/ADRIAN M. TOCKLIN
_____________________________    Senior Vice President                September 4, 1996
Adrian M. Tocklin

S/JAE L. WITTLICH
_____________________________    Senior Vice President                September 4, 1996
Jae L. Wittlich

S/DAVID W. WROE
_____________________________    Senior Vice President                September 4, 1996
David W. Wroe
